UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-00595
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule §240.14a-12

CARNIVAL CORPORATION       CARNIVAL PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 21, 2006

MICKY ARISON
Chairman of the Boards
Chief Executive Officer

To our Shareholders:

On behalf of the boards of directors of each of Carnival Corporation and Carnival plc, it is my pleasure to invite you to attend our joint annual meetings of shareholders. The annual meetings will be held at The Biltmore Hotel, 1200 Anastasia Avenue, Coral Gables, Florida on Thursday, April 20, 2006. The meetings will commence at 10:00 a.m. (Miami time), and although technically two separate meetings (the Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa. As we have shareholders in both the United Kingdom and the United States, we plan to continue to rotate the location of the annual meetings between the United States and the United Kingdom each year in order to accommodate shareholders on both sides of the Atlantic.

We are also offering an audio web cast of the annual meetings. If you choose to listen to the web cast, go to our website at www.carnivalcorp.com or www.carnivalplc.com, shortly before the start of the meetings and follow the instructions provided. We will also be hosting an audio broadcast of the annual meetings at our P&O Cruises’ headquarters located at Richmond House, Terminus Terrace, Southampton, Hampshire, United Kingdom. Although shareholders will not be able to vote in Southampton (they must submit a proxy to vote), they will be able to submit questions to the directors in Florida.

You will find information regarding the matters to be voted on in the attached notices of annual meetings of shareholders and proxy statement. The Carnival Corporation Notice of Annual Meeting begins on page 1 and the Carnival plc Notice of Annual General Meeting begins on page 3. Because of the DLC structure, all voting will take place on a poll (or ballot).

We are also pleased to offer most Carnival Corporation and all Carnival plc shareholders the opportunity to electronically receive future proxy statements and annual reports over the internet. By using these services, you are not only accessing these materials more quickly than ever before, but you will also help us reduce printing and postage costs associated with their distribution as well as help preserve the earth’s valuable resources.

Your vote is important. Whether or not you plan to attend the annual meetings in person, please submit your vote using one of the voting methods described in the attached materials. Submitting your voting instructions by any of these methods will not affect your right to attend the meetings in person should you so choose.

The boards of directors consider Carnival Corporation Proposals 1-8 (being Carnival plc Resolutions 1-21) to be in the best interests of Carnival Corporation & plc and the shareholders as a whole. Accordingly, the boards of directors unanimously recommend that you cast your vote “FOR” Carnival Corporation Proposals 1-8 (being Carnival plc Resolutions 1-21).

Thank you for your ongoing support of, and continued interest in, Carnival Corporation & plc.

Sincerely,

Micky Arison

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS	1
NOTICE OF ANNUAL GENERAL MEETING OF CARNIVAL PLC SHAREHOLDERS	3
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETINGS	8
QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL CORPORATION	12
QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL PLC	15
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23
PROPOSAL 1 (RESOLUTIONS 1-14) RE-ELECTION OF DIRECTORS	23
PROPOSALS 2 & 3 (RESOLUTIONS 15 & 16) RE-APPOINTMENT AND REMUNERATION OF INDEPENDENT AUDITORS FOR CARNIVAL PLC AND RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR CARNIVAL CORPORATION	25
PROPOSAL 4 (RESOLUTION 17) RECEIPT OF ACCOUNTS AND REPORTS OF CARNIVAL PLC	25
PROPOSAL 5 (RESOLUTION 18) APPROVAL OF DIRECTORS’ REMUNERATION REPORT	26
PROPOSALS 6 & 7 (RESOLUTIONS 19 & 20) APPROVAL OF LIMITS ON THE AUTHORITY TO ALLOT CARNIVAL PLC SHARES AND THE DISAPPLICATION OF PRE-EMPTION RIGHTS FOR CARNIVAL PLC	26
PROPOSAL 8 (RESOLUTION 21)	27
BOARD STRUCTURE AND COMMITTEE MEETINGS	29
DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES	32
EXECUTIVE COMPENSATION	34
EQUITY COMPENSATION PLANS	40
DEFINED BENEFIT AND OTHER PLANS	41
REPORT OF THE COMPENSATION COMMITTEES	43
STOCK PERFORMANCE GRAPHS	45
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM	47
REPORT OF THE AUDIT COMMITTEES	48
TRANSACTIONS OF MANAGEMENT AND DIRECTORS	49

Annex A	Carnival plc Directors’ Report and UK GAAP Summary Financial Information
Annex B	Carnival plc Directors’ Remuneration Report
Annex C	Carnival plc Corporate Governance Report

3655 N.W. 87th Avenue
Miami, Florida 33178-2428

NOTICE OF ANNUAL MEETING OF CARNIVAL CORPORATION SHAREHOLDERS

DATE	Thursday, April 20, 2006

TIME	10:00 a.m. (Miami time), being 3:00 p.m. (UK time) The Carnival Corporation annual meeting will start directly following the annual general meeting of Carnival plc.

PLACE	The Biltmore Hotel 1200 Anastasia Avenue Coral Gables, Florida 33134 United States of America

WEBCAST	www.carnivalcorp.com or www.carnivalplc.com

ITEMS OF BUSINESS	1. To re-elect 14 directors to the boards of each of Carnival Corporation and Carnival plc;

2. To re-appoint the independent auditors for Carnival plc and to ratify the selection of the independent registered certified public accounting firm for Carnival Corporation;

3. To authorize the Audit Committee of Carnival plc to agree the remuneration of the independent auditors;

4. To receive the UK accounts and reports for Carnival plc for the financial year ended November 30, 2005 (in accordance with legal requirements applicable to UK companies);

5. To approve the directors’ remuneration report of Carnival plc (in accordance with legal requirements applicable to UK companies);

6. To approve limits on the authority to allot shares by Carnival plc (in accordance with customary practice for UK companies);

7. To approve the disapplication of pre-emption rights for Carnival plc shares (in accordance with customary practice for UK companies);

8.   To approve a general authority for Carnival plc to buy back Carnival plc ordinary shares in the open market (in accordance with legal requirements applicable to UK companies desiring to implement share buy back programs); and

9. To transact such other business as may properly come before the meeting.

RECORD DATE	You are entitled to vote your Carnival Corporation shares if you were a shareholder at the close of business on February 21, 2006.

MEETING ADMISSION
Attendance at the meeting is limited to shareholders. Each Carnival Corporation shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding shares in brokerage accounts (“under a street name”) will need to bring a copy of a brokerage statement reflecting share ownership as of the record date.

VOTING BY PROXY
Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers beginning on page 8 of this proxy statement and the instructions on your proxy card.

On behalf of the Board of Directors

ARNALDO PEREZ
Senior Vice President,
General Counsel & Secretary

A proxy statement and proxy card are enclosed. All Carnival Corporation shareholders are urged to follow the instructions attached to the proxy card and complete, sign, date and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder attending the meeting in Coral Gables, Florida may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

This proxy statement and accompanying proxy card are being distributed on or about March 10, 2006.

THIS NOTICE OF ANNUAL GENERAL MEETING IS IMPORTANT. IF YOU ARE IN ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU IMMEDIATELY SHOULD CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER AUTHORIZED UNDER THE UK FINANCIAL SERVICES AND MARKETS ACT 2000.

IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED ALL YOUR SHARES IN CARNIVAL PLC, PLEASE SEND THIS DOCUMENT AND THE ACCOMPANYING DOCUMENTS TO THE PURCHASER OR TRANSFEREE OR TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.

Carnival House
5 Gainsford Street
London SE1 2NE
United Kingdom

NOTICE OF ANNUAL GENERAL MEETING OF CARNIVAL PLC SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an ANNUAL GENERAL MEETING of Carnival plc will be held at The Biltmore Hotel, 1200 Anastasia Avenue, Coral Gables, Florida on Thursday, April 20, 2006 at 10:00 a.m. (Miami time), being 3:00 p.m. (UK time), for the purpose of considering and, if thought fit, passing the resolutions described below:

•	Resolutions 1 through 19 will be proposed as ordinary resolutions. For ordinary resolutions, the required majority is more than 50% of the combined votes cast at this meeting and Carnival Corporation’s annual meeting.

•	Resolution 20 and 21 will be proposed as special resolutions. For special resolutions, the required majority is not less than 75% of the combined votes cast at this meeting and Carnival Corporation’s annual meeting.

To consider the following resolutions as ordinary resolutions:

Re-election of directors

1.	To re-elect Micky Arison as a director of Carnival Corporation and as a director of Carnival plc.

2.	To re-elect Ambassador Richard G. Capen, Jr. as a director of Carnival Corporation and as a director of Carnival plc.

3.	To re-elect Robert H. Dickinson as a director of Carnival Corporation and as a director of Carnival plc.

4.	To re-elect Arnold W. Donald as a director of Carnival Corporation and as a director of Carnival plc.

5.	To re-elect Pier Luigi Foschi as a director of Carnival Corporation and as a director of Carnival plc.

6.	To re-elect Howard S. Frank as a director of Carnival Corporation and as a director of Carnival plc.

7.	To re-elect Richard J. Glasier as a director of Carnival Corporation and as a director of Carnival plc.

8.	To re-elect Baroness Hogg as a director of Carnival Corporation and as a director of Carnival plc.

9.	To re-elect A. Kirk Lanterman as a director of Carnival Corporation and as a director of Carnival plc.

10.	To re-elect Modesto A. Maidique as a director of Carnival Corporation and as a director of Carnival plc.

11.	To re-elect Sir John Parker as a director of Carnival Corporation and as a director of Carnival plc.

12.	To re-elect Peter G. Ratcliffe as a director of Carnival Corporation and as a director of Carnival plc.

13.	To re-elect Stuart Subotnick as a director of Carnival Corporation and as a director of Carnival plc.

14.	To re-elect Uzi Zucker as a director of Carnival Corporation and as a director of Carnival plc.

Re-appointment and remuneration of Carnival plc auditors and ratification of Carnival
Corporation auditors

15.	To re-appoint the UK firm of PricewaterhouseCoopers LLP as independent auditors of Carnival plc for the period commencing upon the conclusion of the meeting until the conclusion of the next general meeting at which the accounts of Carnival plc are laid and to ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered certified public accounting firm of Carnival Corporation for the period commencing upon the conclusion of the meeting until the conclusion of the next annual meeting of Carnival Corporation after the date on which this resolution is passed.

16.	To authorize the Audit Committee of the board of directors of Carnival plc to agree the remuneration of the independent auditors.

Accounts and Reports

17.	To receive the UK accounts and the reports of the directors and auditors of Carnival plc for the financial year ended November 30, 2005.

Directors’ remuneration report

18.	To approve the directors’ remuneration report of Carnival plc as set out in the annual report for the financial year ended November 30, 2005.

Allotment of shares

19.	THAT the authority and power conferred on the directors by Article 30 of Carnival plc’s articles of association be renewed for a period commencing at the end of the meeting and expiring at the end of the next annual general meeting of Carnival plc after the date on which this resolution is passed and for that period the Section 80 amount shall be $21,977,399.

To consider the following resolutions as special resolutions:

Disapplication of pre-emption rights

20.	THAT subject to passing ordinary resolution 19 set out in the notice, the power conferred on the directors by Article 31 of Carnival plc’s articles of association be renewed for a period commencing at the end of the meeting and expiring at the end of the next annual general meeting of Carnival plc after the date on which this resolution is passed and for that period the Section 89 amount shall be $17,651,130.

General authority to buy back Carnival plc ordinary shares

21.	THAT Carnival plc be and is generally and unconditionally authorized to make market purchases (within the meaning of Section 163(3) of the UK Companies Act 1985 (the “Companies Act”)) of ordinary shares of $1.66 each in the capital of Carnival plc provided that:

(i)	the maximum number of ordinary shares authorized to be acquired is 10,633,211;

(ii)	the minimum price (exclusive of expenses) which may be paid for an ordinary share is $1.66;

(iii)	the maximum price which may be paid for an ordinary share is an amount (exclusive of expenses) equal to 105% of the average middle market quotation for an ordinary share, as derived from the London Stock Exchange (“LSE”) Daily Official List, for the five business days immediately preceding the day on which such ordinary share is contracted to be purchased; and

(iv)	this authority shall expire on the earlier of (i) the conclusion of the annual general meeting of Carnival plc to be held in 2007 and (ii) 18 months from the date of this resolution (except in relation to the purchase of ordinary shares, the contract of which was entered into before the expiry of such authority).

By Order of the Board Arnaldo Perez Company Secretary February 21, 2006	Registered Office: Carnival House 5 Gainsford Street London SE1 2NE United Kingdom

Registered Number 4039524

Voting Arrangements for Carnival plc Shareholders

Carnival plc shareholders can vote in either of two ways:

•	by attending the meeting and voting in person or by attorney or, in the case of corporate shareholders, by corporate representatives; or

•	by appointing a proxy to attend and vote on their behalf, using the proxy form enclosed with this notice of annual general meeting.

Voting in person (or by attorney)

If you come to the annual general meeting, please bring the attendance card (attached to the enclosed proxy form) with you. This will mean you can register more quickly. If you appoint an attorney to attend instead of you, he or she should bring an original or certified copy of the power of attorney under which you have authorized them to attend and vote.

In order to attend and vote at the annual general meeting, a corporate shareholder may appoint an individual to act as its representative. The appointment must comply with the requirements of the Companies Act. The representative should bring evidence of their appointment, including any authority under which it is signed, to the meeting. If you are a corporation and considering appointing a corporate representative to represent you and vote your shareholding in Carnival plc at the annual general meeting you are strongly encouraged to pre-register your corporate representative to make registration on the day of the meeting more efficient. In order to pre-register, you would need to fax your Letter of Representation to Carnival plc’s registrar, Lloyds TSB Registrars, on 01903 833168 from within the UK or +44 1903 833168 from elsewhere.

Please note that there will be a live audio broadcast of the Carnival plc annual general meeting and the Carnival Corporation annual meeting at P&O Cruises’ headquarters located at Richmond House, Terminus Terrace, Southampton, Hampshire, United Kingdom, from 3:00 p.m. (UK time). All Carnival plc and Carnival Corporation shareholders and their guests are welcome to attend the live audio broadcast, although only Carnival plc and Carnival Corporation shareholders will be able to submit questions to the directors from Southampton. Please note further that only shareholders attending the meetings to be held in Florida will be able to vote in person. Accordingly, Carnival plc shareholders attending the audio broadcast of the meetings in Southampton will need to submit a proxy (see below) to make their vote count.

Voting by proxy

A shareholder entitled to attend and vote at the meeting is entitled to appoint one or more proxies to attend and (on a poll) vote in his or her stead. A proxy need not be a shareholder of Carnival plc.

To be effective, a duly completed proxy form and the authority (if any) under which it is signed, or a notarially certified copy of such authority, must be deposited (whether delivered personally or by post) at the offices of Carnival plc’s registrars, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex, BN99 6AN, UK as soon as possible and in any event no later than 3:00 p.m. (UK time) on April 18, 2006. Alternatively, a proxy vote may be submitted via the internet in accordance with the instructions set out on the proxy form.

In the case of joint registered holders, the signature of one holder on a proxy card will be accepted and the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which names stand on the register of members of Carnival plc in respect of the relevant joint holding.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with CRESTCo’s specifications and must contain the information required for such instructions, as described in the CREST Manual. The message, regardless of whether it constitutes the appointment of a proxy or an amendment to the instruction given to a previously appointed proxy must, in order to be valid, be transmitted so as to be received by the issuer’s agent (ID 7RA01) by the latest time(s) for receipt of proxy appointments specified in the notice of meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that CRESTCo does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

Carnival plc may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

Shareholders who are entitled to vote

Carnival plc, pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, specifies that only those shareholders registered in the register of members of Carnival plc at 11:00 p.m. on April 18, 2006 shall be entitled to attend or vote at the meeting in respect of the number of shares registered in their name at that time. Changes to the entries on the register of members after 11:00 p.m. on April 18, 2006 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

Documents available for inspection

Copies of the following documents will be available for inspection during normal business hours on any weekday (public holidays excluded) at the registered office of Carnival plc from the date of this notice until and including the date of the meeting and at the place of the meeting for at least 15 minutes prior to and during the meeting:

•	the register of interests of directors in the share capital of Carnival plc; and

•	copies of all service agreements (including letters of appointment) between each director and Carnival plc.

* * *

There are 21 Resolutions that require shareholder approval at the annual meeting this year. The directors unanimously recommend that you vote in favor of Resolutions 1-21 (inclusive), and encourage you to submit your vote using one of the voting methods described herein. Submitting your voting instructions by any of these methods will not affect your right to attend the meeting in person should you so choose.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETINGS

Q:	Why am I receiving these materials?

A:	The board of directors of each of Carnival Corporation and Carnival plc (together, “Carnival Corporation & plc,” “we” or “us”) is providing these proxy materials to you in connection with our joint annual meetings of shareholders on Thursday, April 20 2006. The annual meetings will be held at The Biltmore Hotel, 1200 Anastasia Avenue, Coral Gables, Florida, United States of America. The meetings will commence at 10:00 a.m. (Miami time), and although technically two separate meetings (the Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa. For our UK shareholders, we will be hosting a live audio broadcast of the annual meeting at P&O Cruises’ headquarters located at Richmond House, Terminus Terrace, Southampton, Hampshire, United Kingdom. Shareholders in Southampton will be able to submit questions to the directors in Florida, but will not be able to vote at that meeting.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the meetings, the voting process, the compensation of directors and our most highly paid executive officers and certain other information required by U.S. Securities and Exchange Commission rules applicable to both companies. We have attached as Annexes A, B and C to this proxy statement information that Carnival plc is required to provide to its shareholders under applicable UK rules.

Q:	What proposals will be voted on at each of the meetings?

A:	The proposals to be voted on at each of the meetings are set out in the notices of meetings starting on pages 1 and 3 of this proxy statement.

Q:	What is the voting recommendation of the boards of directors?

A:	Your boards of directors recommend that you vote “FOR” all of the proposals described in this proxy statement.

Q:	How does the DLC structure affect my voting rights?

A:	On most matters that affect all of the shareholders of Carnival Corporation and Carnival plc, the shareholders of both companies effectively vote together as a single decision-making body. These matters are called “joint electorate actions.” Combined voting is accomplished through the special voting shares that have been issued by each company. Certain matters specified in the organizational documents of Carnival Corporation and Carnival plc where the interests of the two shareholder bodies may diverge are called “class rights actions.” These class rights actions are voted on separately by the shareholders of each company. If either group of shareholders does not approve a class rights action, that action generally cannot be taken by either company. All of the proposals to be voted on at these annual meetings are joint electorate actions, and there are no class rights actions.

Q:	Generally, what actions are joint electorate actions?

A:	Any resolution to approve an action other than a class rights action or a procedural resolution (described below) is designated as a joint electorate action. The actions designated as joint electorate actions include:

•	the appointment, removal or re-election of any director of either or both companies;

•	if required by law, the receipt or adoption of the annual accounts of both companies;

•	the appointment or removal of the independent auditors of either company;

•	a change of name by either or both companies; or

•	the implementation of a mandatory exchange of Carnival plc shares for Carnival Corporation shares based on a change in tax laws, rules or regulations.

The relative voting rights of Carnival plc shares and Carnival Corporation shares are equalized based on a ratio which we refer to as the “equalization ratio.” Based on the current equalization ratio of 1:1, each Carnival Corporation share has the same voting rights as one Carnival plc share on joint electorate actions.

Q:	How are joint electorate actions voted on?

A:	Joint electorate actions are voted on as follows:

•	Carnival plc shareholders vote at the annual general meeting of Carnival plc (whether in person or by proxy). Voting is on a poll (or ballot) which remains open for sufficient time to allow the vote at the Carnival Corporation meeting to be held and reflected in the Carnival plc meeting through the mechanism of the special voting share. An equivalent vote is cast at the subsequent Carnival Corporation meeting on each of the corresponding resolutions through a special voting share issued by Carnival Corporation; and

•	Carnival Corporation shareholders vote at the Carnival Corporation annual meeting (whether in person or by proxy). Voting is by ballot (or on a poll) which remains open for sufficient time to allow the vote at the Carnival plc meeting to be held and reflected in the Carnival Corporation meeting through the mechanism of the special voting share. An equivalent vote is cast on the corresponding resolutions at the Carnival plc meeting through a special voting share issued by Carnival plc.

A joint electorate action is approved if it is approved by:

•	a simple majority of the votes cast in the case of an ordinary resolution (or not less than 75% of the votes cast in the case of a special resolution if required by applicable law and regulations or Carnival plc’s articles) by the holders of Carnival plc’s shares and the holder of the Carnival plc special voting share as a single class at a meeting at which a quorum was present and acting;

•	a simple majority of the votes cast (or other majority if required by applicable law and regulations or the Carnival Corporation articles and by-laws) by the holders of Carnival Corporation shares and the holder of the Carnival Corporation special voting share, voting as a single class at a meeting which a quorum was present and acting; and

•	a minimum of one-third of the total votes available to be voted by the combined shareholders must be cast on each resolution for it to be effective. Formal abstentions (or votes withheld) by a shareholder on a resolution will be counted as having been “cast” for this purpose.

Q:	How are the directors of each company re-elected?

A:	Resolutions relating to the re-election of directors are considered as joint electorate actions. No person may be a member of the board of directors of Carnival Corporation or Carnival plc without also being a member of the board of directors of the other company. There are 14 nominees for re-election to the board of directors of each company this year. Each nominee currently serves as a director of Carnival Corporation and Carnival plc. All directors are to be re-elected to serve until the next annual meetings and until their successors are elected.

Q:	What votes are required to elect directors or approve the other proposals?

A:	Carnival Corporation Proposals 7 and 8 (being Carnival plc Resolutions 20 and 21) are required to be approved by 75% of the combined votes cast at both meetings.

Each of the other proposals, including the re-election of directors, requires the approval of a majority of the combined votes cast at both meetings. Abstentions (including votes withheld, except in the case of the election of directors by Carnival Corporation shareholders as discussed below) and broker non-votes are not deemed votes cast for purposes of calculating the vote, but do count for the purpose of determining whether a quorum is present. In the election of directors by Carnival Corporation shareholders, votes withheld in respect of one or more nominees count for the purpose of determining whether a quorum is present and are deemed votes cast against such nominee or nominees.

If you are a beneficial owner of Carnival Corporation shares and do not provide the shareholder of record with a signed voting instruction card, your shares may constitute broker non-votes, as described in “How is the quorum determined?” In tabulating the voting result for any particular proposal, shares which constitute broker non-votes are not deemed cast for purposes of calculating the vote.

Q:	Generally, what are procedural resolutions?

A:	Procedural resolutions are resolutions of a procedural or technical nature that do not adversely affect the shareholders of the other company in any material respect and are put to the shareholders at a meeting. The special voting shares do not represent any votes on “procedural resolutions.” The chairman of each of the meetings will determine whether a resolution is a procedural resolution.

To the extent that such matters require the approval of the shareholders of either company, any of the following will be procedural resolutions:

•	that certain people be allowed to attend or be excluded from attending the meeting;

•	that discussion be closed and the question put to the vote (provided no amendments have been raised);

•	that the question under discussion not be put to the vote (where a shareholder feels the original motion should not be put to the meeting at all, if such original motion was brought during the course of that meeting);

•	to proceed with matters in an order other than that set out in the notice of the meeting;

•	to adjourn the debate (for example, to a subsequent meeting); and

•	to adjourn the meeting.

Q:	Where can I find the voting results of the meeting?

A:	The voting results will be announced to the media and the relevant stock exchanges and posted on our website at www.carnivalcorp.com and www.carnivalplc.com, after both shareholder meetings have closed. The results will also be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2006 ending May 31, 2006.

Q:	What is the quorum requirement for the meetings?

A:	The quorum requirement for holding the meetings and transacting business at the meetings is one-third of the total votes of all shareholders of both companies entitled to be voted. Shareholders may be present in person (or by attorney) or represented by proxy at the meetings.

Q:	How is the quorum determined?

A:	For purposes of determining a quorum with respect to joint electorate actions, the special voting shares have the maximum number of votes attached to them as were cast on such joint electorate actions, either for, against or abstained, at the parallel shareholder meeting of the other company, and such maximum number of votes (including abstentions) constitutes shares entitled to vote and present for purposes of determining whether a quorum exists at such meeting.

In order for a quorum to be validly constituted with respect to meetings of shareholders convened to consider a joint electorate action or class rights action, the special voting entities must be present.

Abstentions (including votes withheld) and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote or (3) to facilitate a successful proxy solicitation by our boards of directors. Occasionally, shareholders provide written comments on their proxy card which are then forwarded to management.

Q:	Who will bear the cost of soliciting votes for the meetings?

A:	We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes for the meetings. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders.

Q:	Can I view the proxy materials electronically?

A:	This proxy statement will be posted on our website at www.carnivalcorp.com or www.carnivalplc.com. We encourage you to take advantage of the convenience of accessing these materials through the internet as it is simple and fast to use, saves time and money, and is environmentally friendly.

Q:	What reports are filed by Carnival Corporation and Carnival plc with the U.S. Securities and Exchange Commission and how can I obtain copies?

A:	We file joint annual reports on Form 10-K, joint quarterly reports on Form 10-Q and joint current reports on Form 8-K with the U.S. Securities and Exchange Commission. Copies of the Carnival Corporation & plc joint annual report on Form 10-K for the year ended November 30, 2005 (not including documents incorporated by reference), as well as any joint quarterly reports on Form 10-Q or joint current reports on Form 8-K, as filed with the U.S. Securities and Exchange Commission can be viewed or obtained without charge through the U.S. Securities and Exchange Commission’s website at www.sec.gov (under Carnival Corporation or Carnival plc) or at www.carnivalcorp.com or www.carnivalplc.com. Copies will also be provided to shareholders without charge upon written request to Investor Relations, Carnival Corporation, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428 or Carnival plc, Carnival House, 5 Gainsford Street, London SE1 2NE, United Kingdom. We encourage you to take advantage of the convenience of accessing these materials through the internet as it is simple and fast to use, saves time and money, and is environmentally friendly.

Q:	May I propose actions for consideration at next year’s annual meetings?

A:	Carnival Corporation shareholders and Carnival plc shareholders (to the extent permitted under Carnival plc’s governing documents and UK law) may submit proposals for consideration at future shareholder meetings, including director nominations. In order for shareholder proposals to be considered for inclusion in our proxy statement for next year’s annual meetings, the written proposals must be received by our Secretary no later than November 10, 2006. Such proposals also will need to comply with U.S. Securities and Exchange Commission regulations and UK corporate law requirements regarding the inclusion of shareholder proposals in company sponsored proxy materials. Any proposal of shareholders to be considered at next year’s meetings, but not included in our proxy statement, must be submitted in writing by January 24, 2007.

Q:	May I nominate individuals to serve as directors?

A:	You may propose director candidates for consideration by our board’s Nominating & Governance Committee. In order to have a nominee considered by the Nominating & Governance Committee for election at the 2007 annual meetings you must submit your recommendation in writing to the attention of our Secretary at our headquarters not later than November 10, 2006. Any such recommendation must include:

•	the name and address of the candidate;

•	a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the factors referred to below in “Board Structure and Committee Meetings—Nominations of Directors”; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL CORPORATION

Carnival plc shareholders should refer to the “Questions Specific to Shareholders of Carnival plc” beginning on page 15.

Q:	What Carnival Corporation shares owned by me can be voted?

A:	All Carnival Corporation shares owned by you as of February 21, 2006, the record date, may be voted by you. These shares include those (1) held directly in your name as the shareholder of record, including shares purchased through Carnival Corporation’s Dividend Reinvestment Plan and its Employee Stock Purchase Plan and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	Will I be asked to vote at the Carnival plc annual meeting?

A:	No. Your vote at the Carnival Corporation annual meeting, for purposes of determining the outcome of combined voting, is automatically reflected as appropriate at the parallel annual meeting of Carnival plc through the mechanism of the special voting share issued by Carnival plc.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most of the shareholders of Carnival Corporation hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Carnival Corporation’s transfer agent, SunTrust Bank, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to the persons named in the proxy or to vote in person at the meeting. Carnival Corporation has enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:	How can I vote my Carnival Corporation shares in person at the meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting in Florida. If you choose to do so, please bring the enclosed proxy card or proof of identification.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares. Please refer to the voting instruction card included by your broker or nominee.

Q:	How can I vote my Carnival Corporation shares without attending the meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. For shareholders of record, you may do this by signing your proxy card and mailing it in the enclosed envelope. If you provided specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in

“How are votes counted?” Where your shares are held in street name, in most instances you will be able to do this over the internet at www.proxyvote.com, by telephone or by mail. Please refer to the voting instruction card included by your broker or nominee.

We are also offering an audio web cast of the annual meetings. If you choose to listen to the web cast, go to our website at www.carnivalcorp.com or www.carnivalplc.com shortly before the start of the meetings and follow the instructions provided.

Q:	Can I change my vote?

A:	You may change your proxy instruction at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares owned beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions on each proxy or voting card you receive and mail each, as directed.

Q:	Who can attend the Carnival Corporation meeting?

A:	All Carnival Corporation shareholders of record as of February 21, 2006, or their duly appointed proxies, may attend and vote at the meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport.

If you hold your shares through a stockbroker or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of February 21, 2006 together with proof of identification. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Q:	What class of shares are entitled to be voted at the Carnival Corporation meeting?

A:	Carnival Corporation has only one class of common stock outstanding. Each share of Carnival Corporation common stock outstanding as of the close of business on February 21, 2006, the record date, is entitled to one vote at the annual meeting. As of January 31, 2006, Carnival Corporation had 638,462,631 shares of common stock issued and outstanding. The trust shares of beneficial interest in the P&O Princess Special Voting Trust that are paired with your shares of common stock do not give you separate voting rights.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or you may “WITHHOLD” your vote with respect to one or more of the nominees. In the election of directors, a vote “withheld” on the Carnival Corporation proxy card has the same effect as a vote against the indicated nominee or nominees. You may vote “FOR,” “AGAINST” or “ABSTAIN” for each of the other proposals. If you “ABSTAIN,” it has no effect on the outcome of the votes, although abstentions will be counted for purposes of determining if a quorum is present for joint electorate actions. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the boards of directors.

Q:	What happens if additional proposals are presented at the meeting?

A:	Other than the proposals described in this proxy statement, Carnival Corporation does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Micky Arison, Carnival Corporation’s Chairman of the Board and Chief Executive Officer, and Arnaldo Perez, Carnival Corporation’s Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is unable to accept nomination or election (which is not anticipated), the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the boards of directors.

Q:	Who will count the vote?

A:	A representative of SunTrust Bank, our transfer agent, will tabulate the votes and act as the inspector of elections.

QUESTIONS SPECIFIC TO SHAREHOLDERS OF CARNIVAL PLC

Carnival Corporation shareholders should refer to “Questions Specific to Shareholders of Carnival Corporation” beginning on page 12.

Q:	Who is entitled to attend and vote at the annual general meeting of Carnival plc?

A:	If you are a Carnival plc shareholder registered in the register of members of Carnival plc at 11:00 p.m. (UK time) on April 18, 2006, you will be entitled to attend in person and vote at the annual general meeting to be held in Coral Gables, Florida in respect of the number of Carnival plc shares registered in your name at that time. You may also appoint one or more proxies to attend and (on a poll) vote instead of you. If you are a corporation you may appoint a corporate representative to represent you and vote your shareholding in Carnival plc at the annual general meeting to be held in Coral Gables, Florida. For further details regarding appointing a proxy or corporate representative please see below.

We are also offering an audio web cast of the annual meetings. If you choose to listen to the web cast, go to our website at www.carnivalcorp.com or www.carnivalplc.com shortly before the start of the meetings and follow the instructions provided. For your convenience, we will also be hosting a live audio broadcast of the Carnival plc annual general meeting and the Carnival Corporation annual meeting, at P&O Cruises’ headquarters located at Richmond House, Terminus Terrace, Southampton, Hampshire, United Kingdom, from 3:00 p.m. (UK time). All Carnival plc and Carnival Corporation shareholders and their guests are welcome to attend the live audio broadcast, although only Carnival plc and Carnival Corporation shareholders will be able to submit questions to the directors from Southampton. Please note further that only shareholders attending the meetings to be held in Florida will be able to vote in person. Accordingly, Carnival plc shareholders attending the audio broadcast of the meetings in Southampton will need to submit a proxy to make their vote count.

Q:	Will I be asked to vote at the Carnival Corporation annual meeting?

A:	No. Your vote at the Carnival plc annual general meeting, for purposes of determining the outcome of combined voting, will automatically be reflected as appropriate at the parallel annual meeting of Carnival Corporation through the mechanism of a special voting share issued by Carnival Corporation.

Q:	How do I vote my Carnival plc shares without attending the annual general meeting?

A:	You may vote your Carnival plc shares at the annual general meeting by completing and signing the enclosed form of proxy in accordance with the instructions set out on the form and returning it as soon as possible, but in any event so as to be received by Carnival plc’s registrar, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex, BN99 6AN, by not later than 3:00 p.m. (UK time) on April 18, 2006. Alternatively, a proxy vote may be submitted via the internet in accordance with the instructions set out in the proxy form. It is also possible to appoint a proxy via the CREST system, please see the Carnival plc Notice of Annual General Meeting for further details. Voting by proxy does not preclude you from attending the annual general meeting and voting in person should you wish to do so.

If you are a corporation you can vote your Carnival plc shares at the annual general meeting by appointing a corporate representative. You are strongly encouraged to pre-register your corporate representative to make registration on the day of the annual meeting more efficient. In order to pre-register you would need to fax your Letter of Representation to Carnival plc’s registrar, Lloyds TSB Registrars, on 01903 833168 from within the UK or +44 1903 833168 from elsewhere.

Corporate representatives themselves are urged to arrive at least two hours before commencement of the annual general meeting to assist Carnival plc’s registrar with the appropriate registration formalities. Whether or not you intend to appoint a corporate representative, you are strongly encouraged to return the enclosed form of proxy to Carnival plc’s registrar.

Q:	Can I change my vote given by proxy or by my corporate representative?

A:	Yes, in certain circumstances. You may change your proxy vote by either completing, signing and dating a new form of proxy in accordance with its instructions and returning it to Carnival plc’s registrars by no later than 3:00 p.m. (UK time) on April 18, 2006, or by attending and voting in person at the annual general meeting. If you do not attend and vote in person at the annual general meeting and wish to revoke the appointment of your proxy or corporate representative you must do so by delivering a notice of such revocation to Carnival plc’s registrars at least three hours before the start of the annual general meeting.

Q:	What class of shares are entitled to be voted at the Carnival plc meeting?

A:	Carnival plc has only one class of ordinary shares in issue. Each Carnival plc ordinary share in issue as of the close of business on April 18, 2006, is (on a poll) entitled to one vote at the annual general meeting.

Q:	How are votes counted?

A:	You may vote “FOR,” “AGAINST” or “WITHHOLD” your vote for each of the resolutions. If you “WITHHOLD,” it has no effect on the outcome of the votes, although withheld votes will be counted for purposes of determining if a quorum is present for joint electorate actions.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information concerning the share ownership of (1) all persons known by us to be the beneficial owners of 5% or more of the 638,462,631 shares of Carnival Corporation common stock and trust shares of beneficial interest in the P&O Princess Special Voting Trust outstanding as of January 31, 2006, (2) all persons known by us to be the beneficial owners of 5% or more of the 212,664,217 ordinary shares of Carnival plc outstanding as of January 31, 2006 (41,679,877 of which are indirectly owned by Carnival Corporation and have no voting rights), (3) each of our executive officers named in the Executive Compensation Table which appears elsewhere in this proxy statement, (4) each of our other directors and (5) all directors and executive officers as a group.

Micky Arison, Chairman of the board and Chief Executive Officer of each of Carnival Corporation and Carnival plc, certain other members of the Arison family and trusts for their benefit (collectively, the “Principal Shareholders”), beneficially own shares representing approximately 36.1% of the voting power of Carnival Corporation and approximately 28.5% of the combined voting power of Carnival Corporation & plc and have informed us that they intend to cause all such shares to be voted in favor of the 14 nominees to the boards of directors named in this proxy statement and in favor of Proposals 2 through 8 listed in the accompanying Carnival Corporation Notice of Meeting. The table begins with ownership of the Principal Shareholders.

The number of shares beneficially owned by each entity, person, director, nominee or executive officer is determined under rules of the U.S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shares voting power or investment power and also any shares which the individual would have the right to acquire as of April 1, 2006 (being 60 days after January 31, 2006) through the exercise of any stock option (“Vested Options”).

Beneficial Ownership Table

Name and Address of Beneficial Owners or Identity of Group(1)	Amount and Nature of Beneficial Ownership of Carnival Corporation Shares and Trust Shares*		Percent of Carnival Corporation Common Stock	Amount and Nature of Beneficial Ownership of Carnival plc Ordinary Shares	Percent of Carnival plc Ordinary Shares	Percent of Combined Voting Power**
Micky Arison	188,054,943	(2)(3)(4)	29.4%	0	0	23.2%

Shari Arison c/o SAFO LLC 10800 Biscayne Boulevard Miami, FL 33161	5,103,90	(2)(3)(5)	***	0	0	***

MA 1994 B Shares, L.P.	106,114,284	(2)(6)	16.6%	0	0	13.1%

MA 1994 B Shares, Inc.	106,114,284	(2)(6)	16.6%	0	0	13.1%

Nickel 1994 “B” Trust	106,114,284	(2)(6)	16.6%	0	0	13.1%

MA 1997 Holdings, L.P.	2,659,265	(2)(7)	***	0	0	***

MA 1997 Holdings, Inc.	2,659,265	(2)(7)	***	0	0	***

Nickel 2003 Revocable Trust	2,659,265	(2)(7)	***	0	0	***

Artsfare 1992 Irrevocable Trust c/o SunTrust Delaware Trust Company 1011 Centre Road, Suite 108 Wilmington, DE 19805	2,571,428	(2)(8)(13)	***	0	0	***

Name and Address of Beneficial Owners or Identity of Group(1)	Amount and Nature of Beneficial Ownership of Carnival Corporation Shares and Trust Shares*		Percent of Carnival Corporation Common Stock	Amount and Nature of Beneficial Ownership of Carnival plc Ordinary Shares	Percent of Carnival plc Ordinary Shares	Percent of Combined Voting Power**
Artsfare 2005 Trust No. 2 c/o SunTrust Delaware Trust Company 1011 Centre Road, Suite 108 Wilmington, DE 19805	38,574,402	(2)(8)(13)	6.0%	0	0	4.8%

Eternity One Trust 500 Stanton Christiana Road Newark, DE 19713	5,102,708	(2)(9)	***	0	0	***

JPMorgan Trust Company of Delaware	8,861,718	(2)(9)	1.4%	0	0	1.1%

JMD-LMA Protector, Inc.	41,145,830	(2)(8)	6.4%	0	0	5.1%

Nickel 2003 GRAT	3,622,922	(2)	***	0	0	***

Nickel Continued Irrevocable Trust	2,124,560	(2)	***	0	0	***

Eternity Two Trust	3,759,010	(2)(3)(9)(14)	***	0	0	***

Jafasa Continued Irrevocable Trust	1,759,010	(2)(3)	***	0	0	***

MBA I, L.P.	1,432,440	(2)(3)(10)	***	0	0	***

Artsfare 2003 Trust	1,432,440	(2)(3)(10)	***	0	0	***

TAMMS Investment Company, Limited Partnership	3,653,168	(2)(3)	***	0	0	***

TAMMS Management Corporation	3,653,168	(2)(3)	***	0	0	***

James M. Dubin c/o Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019	115,632,297	(2)(3)(11)	18.1%	0	0	14.3%

John J. O’Neil c/o Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019	65,546,535	(2)(3)(12)(14)	10.3%	0	0	8.1%

SunTrust Delaware Trust Company 1011 Centre Road, Suite 108 Wilmington, DE 19805	41,145,830	(2)(13)	6.4%	0	0	5.1%

JMD Delaware, Inc.	7,506,492	(2)(6)	1.2%	0	0	***

Knight Protector, Inc.	65,546,535	(2)(3)(14)	10.3%	0	0	8.1%

Citigroup Inc. 399 Park Avenue New York, NY 10043	64,132,382	(15)	10.0%	0	0	7.9%

Name and Address of Beneficial Owners or Identity of Group(1)	Amount and Nature of Beneficial Ownership of Carnival Corporation Shares and Trust Shares*		Percent of Carnival Corporation Common Stock	Amount and Nature of Beneficial Ownership of Carnival plc Ordinary Shares		Percent of Carnival plc Ordinary Shares	Percent of Combined Voting Power**
Citigroup Institutional Trust Company 824 Market Street Wilmington, DE 19801	61,813,925	(15)	9.7%	0		0	7.6%

Robert H. Dickinson	632,000	(16)	***	0		0	***

Pier Luigi Foschi c/o Costa Crociere S.p.A. Via XII Ottobre, 2 16121 Genoa Italy	0		***	100,000	(17)	***	***

Howard S. Frank	569,737	(18)	***	0		0	***

Peter G. Ratcliffe c/o Princess Cruise Lines 24305 Town Center Drive Santa Clarita, CA 91355	27,974	(19)	***	26,608	(20)	***	***

Ambassador Richard G. Capen, Jr. 6077 San Elijo Rancho Santa Fe, CA 92067	45,402	(21)	***	0		0	***

Arnold W. Donald c/o Merisant Company 1 North Brentwood Blvd., Suite 510 Clayton, MO 63105	20,650	(22)	***	0		0	***

Richard J. Glasier 122 Crystal Canyon Drive Carbondale, CO 81623	5,000	(23)	***	0		0	***

Baroness Hogg c/o 3i Group plc 91 Waterloo Road London SE1 8XP United Kingdom	2,500		***	1,874		***	***

A. Kirk Lanterman c/o Holland America Line Inc. 300 Elliott Avenue West Seattle, WA 98119	166,716	(24)	***	0		0	***

Modesto A. Maidique c/o Florida International University Office of the President University Park Campus 107th Avenue and S.W. 8th Street Miami, FL 33199	31,600	(25)	***	0		0	***

Name and Address of Beneficial Owners or Identity of Group(1)	Amount and Nature of Beneficial Ownership of Carnival Corporation Shares and Trust Shares*		Percent of Carnival Corporation Common Stock	Amount and Nature of Beneficial Ownership of Carnival plc Ordinary Shares		Percent of Carnival plc Ordinary Shares	Percent of Combined Voting Power**
Sir John Parker c/o National Grid plc 1-3 Strand London WC2N 5EH United Kingdom	2,500		***	5,004	(26)	***	***

Stuart Subotnick c/o Metromedia Company 810 7th Avenue, 29th Floor New York, NY 10019	21,100	(27)	***	0		0	***

Uzi Zucker 870 5th Avenue New York, NY 10021	66,800	(28)	***	0		0	***

Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	57,332,700	(29)	9.0%	0		0	7.1%

The Capital Group Companies, Inc. and their affiliates 333 South Hope Street Los Angeles, CA 90071	0		0	8,669,178	(30)	5.1%	1.1%

FMR Corp. and Fidelity International Limited and their direct and indirect subsidiaries 82 Devonshire Street Boston, MA 02109	0		0	9,286,349	(30)	5.4%	1.1%

Legal & General Group plc and/or its subsidiaries Temple Court 11 Queen Victoria Street London EC4N 4SB United Kingdom	0		0	8,545,069	(30)	5.0%	1.1%

All directors and executive officers as a group (22 persons)	190,115,930	(31)	29.8%	154,022	(32)	***	23.5%

*	As part of the establishment of the DLC structure, Carnival plc issued a special voting share to Carnival Corporation, which transferred such share to the trustee of the P&O Princess Special Voting Trust (the “Trust”), a trust established under the laws of the Cayman Islands. Trust shares of beneficial interest in the Trust were transferred to Carnival Corporation. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following the transfer, Carnival Corporation distributed such trust shares by way of a dividend to holders of shares of common stock of Carnival Corporation. Under a pairing agreement, the trust shares of beneficial interest in the Trust are paired with, and evidenced by, certificates representing shares of Carnival Corporation common stock on a one-for-one basis. In addition, under the pairing agreement, when a share of Carnival Corporation common stock is issued to a person after the implementation of the DLC structure, a paired trust share will be issued at the same time to such person. Each share of Carnival Corporation common stock and the paired trust share may not be transferred separately. The Carnival Corporation common stock and the trust shares (including the beneficial interest in the Carnival plc special voting share) are listed and trade together on the New York Stock Exchange (“NYSE”) under the ticker symbol “CCL.” Accordingly, each holder of Carnival Corporation common stock is also deemed to be the beneficial owner of an equivalent number of trust shares.

**	As a result of the DLC structure, on most matters that affect all of the shareholders of Carnival Corporation and Carnival plc, the shareholders of both companies effectively vote together as a single decision-making body. Combined voting is accomplished through the special voting shares that have been issued by each company.

***	Less than one percent.

(1)	The address of each natural person named, unless otherwise noted, is 3655 N.W. 87 Avenue, Miami, Florida 33178-2428. The address of all other entities, unless otherwise noted, is 1201 North Market Street, Wilmington, Delaware 19899.

(2)	The Principal Shareholders and others have filed a joint statement on Schedule 13D with respect to the shares of Carnival Corporation common stock held by such persons.

(3)	TAMMS Investment Company Limited Partnership (“TAMMS”) owns 3,653,168 shares of common stock. TAMMS’ general partner is TAMMS Management Corporation (“TAMMS Corp.”), which is wholly-owned by MBA I, L.P. (“MBA I”). TAMMS’ limited partners are various trusts established for the benefit of certain members of Mr. Arison’s family (the “Family Trusts”). By virtue of the limited partnership agreement of TAMMS, TAMMS Corp. may also be deemed to beneficially own such 3,653,168 shares of common stock. By virtue of its interest in TAMMS, JMD Delaware, Inc. and JPMorgan Trust Company of Delaware as trustees of certain of the Family Trusts, may be deemed to beneficially own the portion of the 3,653,168 shares of common stock held by TAMMS which corresponds to their partnership interest in TAMMS. Such amounts are included in the number of shares set forth next to its name in the table above. Because of authority granted under the trust instrument for the Artsfare 2003 Trust, Mr. Arison may be deemed to beneficially own the 1,032,440 shares held by the Artsfare 2003 Trust by virtue of the limited partnership interest of MBA I in TAMMS.

(4)	Includes (i) 840,000 Vested Options, (ii) 2,659,265 shares of common stock held by the MA 1997 Holdings, L.P., (iii) 106,114,284 shares of common stock held by the MA 1994 B Shares, L.P., (iv) 73,386,032 shares of common stock held by the Artsfare 1992 Irrevocable Trust, Artsfare 2005 Trust No. 2, Eternity Four Trust and the Nickel 1997 Irrevocable Trust by virtue of the authority granted to Mr. Arison under the last will of Ted Arison and (v) 1,432,440 shares of common stock held by the Artsfare 2003 Trust by virtue of authority granted under the trust instrument all of which may be deemed to be beneficially owned by Mr. Arison.

(5)	Under the terms governing the Eternity One Trust, Shari Arison has the sole right to vote and shares the right to direct the sale of the 4,000,000 shares of common stock held directly by such trust and the 1,102,708 shares of common stock held by TAMMS which corresponds to such trust’s respective ownership interest in TAMMS. In addition, the shares described above include 1,200 shares of common stock owned by Shari Arison’s children. Shari Arison disclaims beneficial ownership of the shares owned by her children.

(6)	MA 1994 B Shares, L.P. (“MA 1994, L.P.”) owns 106,114,284 shares of common stock. The general partner of MA 1994, L.P. is MA 1994 B Shares, Inc. (“MA 1994, Inc.”), which is wholly-owned by the Nickel 1994 “B” Trust, a trust established for the benefit of Mr. Arison and his heirs (the “B Trust”). The sole limited partner of MA 1994, L.P. is the B Trust. Under the terms of the instrument governing the B Trust, Mr. Arison has the sole right to vote and direct the sale of the common stock indirectly held by the B Trust. By virtue of the limited partnership agreement of MA 1994, L.P., MA 1994, Inc. may be deemed to beneficially own all such 106,114,284 shares of common stock. By virtue of Mr. Arison’s interest in the B Trust and the B Trust’s interest in MA 1994, L.P., Mr. Arison may be deemed to beneficially own all such 106,114,284 shares of common stock. The trustee of the B Trust is JMD Delaware, Inc., a corporation wholly-owned by James M. Dubin.

(7)	MA 1997 Holdings, L.P. (“MA 1997, L.P.”) owns 2,599,265 shares of common stock. The general partner of MA 1997, L.P. is MA 1997 Holdings, Inc. (“MA 1997, Inc.”), which is wholly-owned by the Nickel 2003 Revocable Trust, a trust established for the benefit of Mr. Arison and his heirs (the “Nickel 2003 Trust”). The sole limited partner of MA 1997, L.P. is the Nickel 2003 Trust. By virtue of the limited partnership agreement of MA 1997, L.P., MA 1997, Inc. may be deemed to beneficially own all of such 2,599,265 shares of common stock. By virtue of Nickel 2003 Trust’s interest in MA 1997, L.P., the Nickel 2003 Trust may be deemed to beneficially own all such 2,599,265 shares of common stock. Under the terms of the instrument governing the Nickel 2003 Trust, Mr. Arison has the sole right to vote and direct the sale of the common stock indirectly held by the Nickel 2003 Trust. The trustee of the Nickel 2003 Trust is JMD Delaware, Inc., a corporation wholly-owned by James M. Dubin.

(8)	JMD-LMA Protector, Inc., a Delaware corporation, is the protector of the Artsfare 1992 Irrevocable Trust and Artsfare 2005 Trust No. 2. JMD-LMA Protector, Inc. has shared voting and dispositive power with respect to the shares of common stock held by Artsfare 1992 Irrevocable Trust and Artsfare 2005 Trust No. 2.

(9)	JPMorgan Trust Company of Delaware acts as trustee for Eternity One Trust and Eternity Two Trust. As trustee of Eternity One Trust, JPMorgan Trust Company of Delaware has shared dispositive power with respect to the 4,000,000 shares of common stock directly held by Eternity One Trust and 1,102,708 shares of common stock held by TAMMS. As Trustee of Eternity Two Trust, JPMorgan Trust Company of Delaware has shared voting and dispositive power with respect to 3,000,000 shares of common stock held by Eternity Two Trust and shared dispositive power with respect to 759,010 shares of common stock beneficially owned by Eternity Two Trust by virtue of its interest in TAMMS. JPMorgan Trust Company of Delaware disclaims beneficial ownership of the common stock held by Eternity One Trust and Eternity Two Trust.

(10)	MBA I owns 400,000 shares of common stock and a limited partnership interest in TAMMS (See Note 3 above). MBA I may be deemed to own 1,032,440 shares of common stock held by TAMMS which corresponds to its respective partnership interest in TAMMS and TAMMS Corp. The Artsfare 2003 Trust owns a controlling interest in MBA I; therefore, the Artsfare 2003 Trust be deemed to beneficially own all such 1,432,440 shares of common stock.

(11)	By virtue of being the sole shareholder of JMD Delaware, Inc. and JMD-LMA Protector, Inc., a fifty-percent shareholder of Knight Protector, Inc., and the sole trustee of the Artsfare 2003 Trust, Mr. Dubin may be deemed to own the aggregate of 115,631,297 shares of common stock beneficially owned by such entities, as to which he disclaims beneficial ownership. Mr. Dubin beneficially owns 1,000 shares of common stock held directly.

(12)	By virtue of being a fifty percent shareholder of Knight Protector, Inc., Mr. O’Neil may be deemed to own the aggregate of 65,546,535 shares of common stock beneficially owned by such entity, as to which he disclaims beneficial ownership.

(13)	SunTrust Delaware Trust Company acts as trustee for the Artsfare 1992 Irrevocable Trust and Artsfare 2005 Trust No. 2.

(14)	Knight Protector, Inc. acts as protector of the Eternity Four Trust, and has shared dispositive power with respect to all 61,787,525 shares of common stock held by Eternity Four Trust, shared voting power with respect to 31,701,809 shares of common stock held by Eternity Four Trust and sole voting power with respect to 30,085,716 shares of common stock held by Eternity Four Trust, Knight Protector, Inc. acts as protector of the Eternity Two Trust, and has shared voting and dispositive power with respect to 3,000,000 shares of common stock held by Eternity Two Trust and shared dispositive power with respect to 759,010 shares of common stock beneficially owned by Eternity Two Trust by virtue of its interest in TAMMS.

(15)	Citigroup Institutional Trust Company acts as trustee for the Eternity Four Trust. According to Amendment No. 2 to Schedule 13G filed on February 8, 2006 by Citigroup Inc. and Citigroup Institutional Trust Company (formerly known as Smith Barney Corporate Trust Company), as of December 31, 2005 Citigroup Institutional Trust Company (of which Citigroup Inc. is the sole member) has shared voting power over 26,400 shares of common stock and shared dispositive power over 61,813,925 shares of common stock (61,787,525 shares of which are shares held by the Eternity Four Trust), and Citigroup Inc. has shared voting power over 1,456,082 shares of common stock and shared dispositive power over 64,132,382 shares of common stock (61,787,525 shares of which are shares held by the Eternity Four Trust).

(16)	Includes (i) 336,000 Vested Options and (ii) 296,000 shares of common stock owned by Dickinson Enterprises Limited Partnership (the “Dickinson Partnership”). The general partner of the Dickinson Partnership is Dickinson Enterprises, Inc., which is wholly owned by a revocable trust established for the benefit of Mr. Dickinson and his heirs (the “Dickinson Trust”). Under the terms of the instrument governing the Dickinson Trust, Mr. Dickinson has the sole right to vote and direct the sale of the common stock indirectly held by the Dickinson Trust.

(17)	Includes 100,000 Vested Options.

(18)	Includes (i) 260,000 Vested Options and (ii) 4,000 shares of common stock owned by the Jackson S. Woolworth Irrevocable Trust and the Cassidy B. Woolworth Trust (Mr. Frank is trustee), as to which Mr. Frank disclaims beneficial ownership.

(19)	Includes (i) 10,000 Vested Options and (ii) 13,892 shares held by Mr. Ratcliffe’s wife. Does not include Mr. Ratcliffe’s conditional right to receive 10,000 restricted stock units and 10,000 shares of common stock pursuant to the Carnival Corporation 2002 Stock Plan after a five-year retention period, during which Mr. Ratcliffe does not have the right to vote or direct the sale of those shares.

(20)	Does not include Mr. Ratcliffe’s conditional right to receive 23,675 share awards under the Carnival plc Deferred Bonus and Co-Investment Matching Plan after a three-year retention period, during which Mr. Ratcliffe does not have the right to vote or direct the sale of those shares.

(21)	Includes (i) 37,600 Vested Options, (ii) 7,000 shares owned by the Capen Trust, of which Mr. Capen is co-trustee, and (iii) 802 shares of common stock owned by Mr. Capen’s wife as to which he disclaims beneficial ownership.

(22)	Includes (i) 17,600 Vested Options and (ii) 1,800 shares owned by The Arnold and Hazel Donald Charitable Trust (Mrs. Donald is trustee).

(23)	Includes 2,000 Vested Options.

(24)	Includes 8,000 shares of common stock held by the Helen K. Lanterman Trust (Mr. Lanterman is trustee).

(25)	Includes 31,600 Vested Options.

(26)	Includes 2,000 shares held by Roy Nominees Limited on behalf of GHM Trustees Limited, the trustee for Sir John’s Fixed Unapproved Restricted Retirement Scheme.

(27)	Includes 17,600 Vested Options.

(28)	Includes 6,900 Vested Options.

(29)	As reflected in Amendment No. 5 to Schedule 13G, dated February 10, 2006, as filed with the U.S. Securities and Exchange Commission.

(30)	Based on notifications to Carnival plc of interests of 3% or more in the share capital of Carnival plc as required by the Companies Act.

(31)	Includes 1,981,294 Vested Options.

(32)	Includes 120,413 Vested Options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of Forms 3 and 4 and amendments thereto furnished to Carnival Corporation and Carnival plc during and with respect to their most recent fiscal year and upon written representations from persons known to Carnival to be subject to Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “reporting person”) that no Form 5 is required to be filed for such reporting person, all reporting persons filed on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended November 30, 2005, with the exception of one late report filed by Richard J. Glasier.

PROPOSAL 1 (Resolutions 1-14)
RE-ELECTION OF DIRECTORS

The DLC structure requires the boards of Carnival plc and Carnival Corporation to be identical. Shareholders are required to approve the re-election of directors to each board. There are 14 nominees for re-election to each board of directors. Each nominee currently serves as a director of both companies. All directors are to be re-elected to serve until the next annual meeting and until their successors are elected.

With respect to each nominee set forth below, the information presented includes such person’s age, the month and year in which such person first became a director, any other position held with Carnival Corporation and Carnival plc, such person’s principal occupations during at least the past five years and any directorships held by such nominee in public or certain other companies.

The Nominating & Governance Committees conducted performance evaluations on the members of our boards of directors and reported the results to the boards. The boards determined that each director was an effective member of the boards and, therefore, that each director should be proposed for re-election.

Accordingly, the boards of directors unanimously recommend a vote FOR the re-election of each of the following nominees:

Micky Arison, age 56, has been Chairman of the board of directors of Carnival Corporation since October 1990 and a director since June 1987. He became a director and Chairman of the board of directors of Carnival plc in April 2003. He has been Chief Executive Officer of Carnival Corporation since 1979 and became Chief Executive Officer of Carnival plc in April 2003.

Ambassador Richard G. Capen, Jr., age 71, has been a director of Carnival Corporation since April 1994 and a director of Carnival plc since April 2003. He is currently a corporate director, author and business consultant. From 1992 to 1993, Ambassador Capen served as United States Ambassador to Spain. From 1989 to 1991, Ambassador Capen served as Vice Chairman of Knight-Ridder, Inc. Ambassador Capen was the Chairman and Publisher of the Miami Herald from 1983 to 1989. Ambassador Capen is a member of the board of directors of the Fixed Income Funds of The Capital Group, the New Economy Fund and Smallcap World Fund.

Robert H. Dickinson, age 63, has been a director of Carnival Corporation since June 1987 and a director of Carnival plc since April 2003. Since May 2003, Mr. Dickinson has served as President and Chief Executive Officer of the Carnival Cruise Lines division of Carnival Corporation. From May 1993 through May 2003, Mr. Dickinson was President and Chief Operating Officer of Carnival Cruise Lines. He is a member of the board of directors of Watsco, Inc.

Arnold W. Donald, age 51, has been a director of Carnival Corporation since January 2001 and a director of Carnival plc since April 2003. Since January 2006, Mr. Donald has served as President and Chief Executive Officer of Juvenile Diabetes Research Foundation International. From March 2000 to November 2005, Mr. Donald was the Chairman of the Board of Merisant Company, a manufacturer and marketer of tabletop sweetener products, including the Equal® and Canderel® brands. From March 2000 to March 2003, he was also the Chief Executive Officer of Merisant Company. From January 1998 to March 2000 he was Senior Vice-President of Monsanto Company, a company which develops agricultural products and consumer goods, and president of its nutrition and consumer sector. Prior to that he was President of Monsanto Company’s agricultural sector. He is a member of the board of directors of Crown Cork & Seal Company, Inc., The Laclede Group, Oil-Dri Corporation of America, Russell Corporation and The Scotts Company.

Pier Luigi Foschi, age 59, has been a director of Carnival Corporation and of Carnival plc since April 2003. He has been Chief Executive Officer of Costa Crociere S.p.A. (“Costa”), a subsidiary of Carnival plc and chairman of its board since January 2000.

Howard S. Frank, age 65, has been Vice Chairman of the board of directors of Carnival Corporation since October 1993 and a director since April 1992. He has been a director, Vice Chairman of the board of directors and Chief Operating Officer of Carnival plc since April 2003. He has served as Chief Operating Officer of Carnival Corporation since January 1998.

Richard J. Glasier, age 60, has been a director of Carnival Corporation and Carnival plc since July 2004. From July 2002 to May 2005, Mr. Glasier was President of Argosy Gaming Company, an owner and operator of casinos, and its Chief Executive Officer from May 2003 until October 2005. From November 1995 to July 2002, Mr. Glasier was Executive Vice President and Chief Financial Officer of Royal Caribbean Cruises Ltd.

Baroness Hogg, age 59, has been a director of Carnival Corporation since April 2003 and a director of Carnival plc since October 2000. She is Chairman of 3i Group Plc and Frontier Economics Ltd. and Deputy Chairman of GKN plc. She is also a member of the board of directors of BG Group plc and a member of the Financial Reporting Counsel. Sarah Hogg was Head of the Prime Minister’s Policy Unit, with the rank of Second Permanent Secretary, from 1990-1995 and served as a non-executive director of The Peninsular and Oriental Steam Navigation Company (“P&O”) between 1999 and October 2000.

A. Kirk Lanterman, age 74, has been a director of Carnival Corporation since April 1992 and a director of Carnival plc since April 2003. He has been non-executive Chairman of the Board of Holland America Line Inc. (“HAL”), a subsidiary of Carnival plc, since December 2004. He was Chairman of the Board and Chief Executive Officer of HAL from November 2003 to November 2004. From August 1999 to November 2003, he was Chairman of the Board, President and Chief Executive Officer of HAL.

Modesto A. Maidique, age 66, has been a director of Carnival Corporation since April 1994 and a director of Carnival plc since April 2003. He has been President of Florida International University (“FIU”) since 1986. Prior to assuming the presidency of FIU, Dr. Maidique taught at the Massachusetts Institute of Technology, Harvard University and Stanford University. Dr. Maidique has also served as Vice President and General Manager of the Semiconductor Division of Analog Devices, Inc. which he co-founded in 1969, as President and Chief Executive Officer of Gerome Therapeutics Collaborative Research, Inc., a genetics engineering firm, and as General Partner of Hambrecht & Quist, a venture capital firm. Dr. Maidique is a director of National Semiconductor, Inc.

Sir John Parker, age 63, has been a director of Carnival Corporation since April 2003 and a non-executive director of Carnival plc since October 2000. He was Deputy Chairman of Carnival plc from September 2002 to April 2003. He is the non-executive Chairman of National Grid plc and Chairman of P&O. He is also Senior Non-executive Director of the Court of the Bank of England. He was formerly a non-executive director of Brambles Industries plc, Chairman of Babcock International Group plc, Chairman of RMC Group plc and a President of the Royal Institution of Naval Architects. Sir John Parker has been a member of the General Committee of Lloyds Register of Shipping since 1983 and was Chairman of its Technical Committee from 1993 until 2002.

Peter G. Ratcliffe, age 57, has been a director of Carnival Corporation since April 2003 and a director of Carnival plc since October 2000. He was Carnival plc’s Chief Executive Officer until April 2003. He is now Chief Executive Officer of P&O Princess Cruises International comprised of Cunard Line, Ocean Village, P&O Cruises, P&O Cruises (Australia), P&O Travel, Princess Cruises, Princess Tours and Swan Hellenic.

Stuart Subotnick, age 64, has been a director of Carnival Corporation since July 1987 and a director of Carnival plc since April 2003. Mr. Subotnick has been a general partner and the Executive Vice President of Metromedia Company since July 1986. He is a director of Abovenet Inc., Big City Radio Inc. and Metromedia International Group, Inc.

Uzi Zucker, age 70, has been a director of Carnival Corporation since July 1987 and a director of Carnival plc since April 2003. Mr. Zucker was a Senior Managing Director of Bear, Stearns & Co. until he retired in December 2002. Mr. Zucker is now a private investor.

PROPOSALS 2 & 3 (Resolutions 15 & 16)
RE-APPOINTMENT AND REMUNERATION OF INDEPENDENT AUDITORS FOR
CARNIVAL PLC AND RATIFICATION OF INDEPENDENT REGISTERED
CERTIFIED PUBLIC ACCOUNTING FIRM FOR CARNIVAL CORPORATION

The Audit Committee of the board of directors of Carnival plc has selected the UK firm of PricewaterhouseCoopers LLP as Carnival plc’s independent auditors for the year ending November 30, 2006, subject to approval of our shareholders. The Audit Committee of the board of directors of Carnival Corporation has selected the U.S. firm of PricewaterhouseCoopers LLP as Carnival Corporation’s independent registered certified public accounting firm for the year ending November 30, 2006. Representatives of both the U.S. and UK firms of PricewaterhouseCoopers LLP will be present at the annual meetings and will have an opportunity to make a statement if they desire to do so. The PricewaterhouseCoopers LLP representatives will be available to respond to appropriate questions from shareholders.

This resolution would re-appoint PricewaterhouseCoopers LLP as the independent auditors of Carnival plc until the conclusion of the next general meeting at which accounts are laid. It is a requirement of Section 385(2) of the Companies Act that Carnival plc appoint its independent auditors at a general meeting at which accounts are laid. You are also being asked to authorize the Audit Committee of Carnival plc to determine the remuneration of PricewaterhouseCoopers LLP as independent auditors of Carnival plc.

Although ratification by our shareholders of the appointment of independent certified public accountants for Carnival Corporation is not legally required, our boards of directors believe that such action is desirable. If our shareholders do not approve Proposal 2, the Audit Committees will consider the selection of another accounting firm for 2006 and future years.

The boards of directors unanimously recommend a vote FOR the re-appointment of the UK firm of PricewaterhouseCoopers LLP as Carnival plc’s independent auditors for the 2006 fiscal year, the authorization of the Audit Committee of Carnival plc to agree the remuneration of PricewaterhouseCoopers LLP and the ratification of the selection of the U.S. firm of PricewaterhouseCoopers LLP as Carnival Corporation’s independent registered certified public accounting firm for the 2006 fiscal year.

PROPOSAL 4 (Resolution 17)
RECEIPT OF ACCOUNTS AND REPORTS OF CARNIVAL PLC

The directors of Carnival plc are required by the Companies Act to present the financial statements, the UK statutory Directors’ Report and the auditors’ report relating to those accounts to the Carnival plc shareholders. Accordingly, the directors of Carnival plc lay before the annual meetings the Carnival plc accounts and the reports of the directors and auditors for the financial year ended November 30, 2005, which have been approved by and signed on behalf of Carnival plc’s board of directors and will be delivered to Companies House in the UK following the annual meetings. Shareholders are voting to approve receipt of these documents, as UK law does not require shareholder approval of the substance and content of these documents. The UK statutory Directors’ Report and the UK GAAP summary financial information for the financial year ended November 30, 2005 are attached to this proxy statement as Annex A. The full accounts and reports of Carnival plc will be available for inspection prior to and during the annual meetings.

The boards of directors unanimously recommend a vote FOR the receipt of the accounts and reports of Carnival plc for the financial year ended November 30, 2005.

PROPOSAL 5 (Resolution 18)
APPROVAL OF DIRECTORS’ REMUNERATION REPORT

The UK Directors’ Remuneration Report Regulations 2002 (the “Regulations”) require companies listed on the Official List of the UK Listing Authority to prepare a directors’ remuneration report, which must be put to a shareholder vote. Shareholders are voting to approve adoption of the Directors’ Remuneration Report, which is attached to this proxy statement as Annex B. UK law does not require shareholder approval of the substance and content of the Directors’ Remuneration Report. Accordingly, disapproval of the Directors’ Remuneration Report will not require us to amend the report although under applicable UK guidelines the boards and Compensation Committees are expected to take into account both the voting result and the views of our shareholders in their application, development and implementation of remuneration policies and schemes.

The Directors’ Remuneration Report sets out the board’s remuneration policy for the next and subsequent financial years and other details required by the Regulations and the Combined Code appended to the Listing Rules of the UK Listing Authority (the “UK Combined Code”).

No action is required in respect of the Report of the Compensation Committees of Carnival Corporation and Carnival plc included in this proxy statement as it is responsive to the rules of the U.S. Securities and Exchange Commission.

The boards of directors unanimously recommend a vote FOR the approval of the Carnival plc Directors’ Remuneration Report.

PROPOSALS 6 & 7 (Resolutions 19 & 20)
APPROVAL OF LIMITS ON THE AUTHORITY TO ALLOT CARNIVAL PLC SHARES
AND THE DISAPPLICATION OF PRE-EMPTION RIGHTS FOR CARNIVAL PLC

At the last Carnival plc annual general meeting, the shareholders of Carnival plc approved appropriate limits on the authority and power granted to directors by Carnival plc’s articles of association to allot ordinary shares of Carnival plc and to allot shares for cash without making a pre-emptive offer to existing shareholders. These prior authorizations lapse at the upcoming annual general meeting.

Under Article 30 of Carnival plc’s articles of association, the directors have, for a “prescribed period,” unconditional authority to allot ordinary shares in Carnival plc up to an aggregate nominal amount known as the “Section 80 amount.” The prescribed period and the Section 80 amount are approved by shareholders passing an ordinary resolution. By passing an ordinary resolution, shareholders are authorizing the board of Carnival plc to issue, during the prescribed period, up to an amount of shares having an aggregate nominal value equal to the Section 80 amount, without further shareholder approval. In the absence of such approval, the issuance of any additional shares would require shareholder approval.

Under Article 31, the directors have, for the same prescribed period, power to allot ordinary shares for cash without making a pre-emptive offer to existing shareholders up to an aggregate nominal amount known as the “Section 89 amount.” The Section 89 amount is approved by shareholders passing a special resolution. By passing a special resolution, shareholders are authorizing the board of Carnival plc to issue, during the same prescribed period, an amount of shares having an aggregate nominal value equal to the Section 89 amount, for cash without first offering them to existing shareholders of Carnival plc.

Carnival Corporation’s articles of incorporation do not contain provisions similar to Articles 30 and 31 of Carnival plc’s articles of association and holders of Carnival Corporation shares do not have pre-emption rights. Accordingly, no action is required in respect of Carnival Corporation’s authority to allot shares or to disapply pre-emption rights.

In common with many UK companies, resolutions to renew the prescribed period and re-establish the Section 80 amount and the Section 89 amount are normally proposed each year as the directors believe occasions may arise from time to time when it would be beneficial for shares to be allotted and for shares to be allotted for cash without making a pre-emptive offer. This is the purpose of Resolution 19 (an ordinary resolution) and Resolution 20 (a special resolution). As usual, the prescribed period is the period from the passing of the resolutions until the next annual general meeting.

Guidelines issued by the Association of British Insurers, whose member insurance companies are some of the largest institutional investors in UK listed companies, require the Section 80 amount to be limited to the lesser of (a) the authorized but unissued ordinary share capital and (b) one-third of the issued ordinary share capital. By reference to Carnival plc’s issued ordinary share capital on January 31, 2006, the maximum Section 80 amount is $21,977,399 which is the nominal value of the authorized but unissued ordinary share capital of Carnival plc and is equivalent to approximately 6.23% of Carnival plc’s issued share capital.

Guidelines issued by the Pre-emption Group, a group comprising representatives of UK listed companies, investment institutions and corporate finance practitioners and formed under the support of the LSE to monitor the operation of the Guidelines, recommend that a resolution to disapply Section 89 of the Companies Act should be limited to an amount of equity securities not exceeding 5% of the nominal value of the company’s issued ordinary share capital. By reference to Carnival plc’s issued ordinary share capital on January 31, 2006, the maximum Section 89 amount is $17,651,130.

The directors have no commitment or plans to allot additional shares of Carnival plc.

Carnival plc’s authorized share capital is $375 million and £100,002 divided into 225,903,614 ordinary shares of $1.66 each, two subscriber shares of £1 each, 99,998 preference shares of £1 each, a special voting share of £1 and an equalization share of £1. As of January 31, 2006, there were 212,664,217 ordinary shares allotted and issued. The proposals you are voting on do not increase the authorized share capital of Carnival plc.

The boards of directors unanimously recommend a vote FOR the approval of limits on the authority to allot Carnival plc shares and the disapplication of pre-emption rights for Carnival plc.

PROPOSAL 8 (Resolution 21)
GENERAL AUTHORITY TO BUY BACK CARNIVAL PLC ORDINARY SHARES

In October 2004, Carnival Corporation and Carnival plc announced that their boards of directors had authorized the repurchase of up to an aggregate of $1 billion of Carnival Corporation and Carnival plc shares. Shareholder approval is not required for us to buy back shares of Carnival Corporation, but is required under the Companies Act for us to buy back shares of Carnival plc. Accordingly, last year Carnival Corporation and Carnival plc sought and obtained shareholder approval to effect market purchases (within the meaning of Section 163(3) of the Companies Act) of up to 10,610,900 ordinary shares of Carnival plc (being approximately 5% of Carnival plc’s ordinary shares in issue). That approval expires at the conclusion of Carnival plc’s 2006 annual general meeting. As a result, shareholder approval to effect market purchases of up to 10,633,211 ordinary shares of Carnival plc (being approximately 5% of Carnival plc’s ordinary shares in issue) is being sought. Under the terms of the Equalization and Governance Agreement entered into between Carnival Corporation and Carnival plc on formation of the DLC structure, Carnival plc is restricted from repurchasing more than 5% of its shares in any 12 month period from April 17, 2005 until April 17, 2008.

As of January 31, 2006, Carnival Corporation has purchased 8,002,049 shares of Carnival Corporation for $385.7 million, but neither Carnival Corporation nor Carnival plc has purchased any Carnival plc shares. The boards of directors confirm that the authority to purchase Carnival plc’s shares will only be exercised after careful consideration of prevailing market conditions and the position of Carnival plc. In particular the program will only proceed if we believe that it is in the best interests of Carnival Corporation, Carnival plc and their shareholders generally. The boards of directors are making no recommendation as to whether shareholders should sell any shares in Carnival plc and/or Carnival Corporation.

If the boards of directors exercise the authority conferred by Proposal 8 (Resolution 21), we would have the option of holding the shares in treasury, or canceling them. Shares held in treasury can be re-sold for cash, used for employee share schemes or later cancelled. The boards of directors think it prudent to maintain discretion as to dealing with the purchased shares.

The boards of directors considers that any buy back of Carnival plc may include the purchase of its American Depositary Receipts with a subsequent cancellation of the underlying ADSs. If the underlying ADSs are so cancelled, Carnival plc will either cancel or hold in treasury the ordinary share represented by such ADSs.

The minimum price (exclusive of expenses) which may be paid for each Carnival plc ordinary share is $1.66, and the maximum price which may be paid is an amount (exclusive of expenses) equal to the higher of: (i) 105% of the average middle market quotations for an ordinary share, as derived from the LSE Daily Official List, for the five business days immediately preceding the day on which such ordinary share is contracted to be purchased; and (ii) that stipulated by Article 5 of Commission Regulation (EC) of 22 December 2003 (No. 2273/2003).

As of January 31, 2006, there are options outstanding to subscribe for 3,173,637 ordinary shares, which represent approximately 1.5% of Carnival plc’s issued share capital. If 10,633,211 ordinary shares of Carnival plc were purchased, these options would represent approximately 1.6% of Carnival plc’s issued share capital.

The authority to purchase Carnival plc ordinary shares will expire at the conclusion of the Carnival plc annual general meeting in 2007 or on October 20, 2007, whichever is earlier (except in relation to any purchases of shares the contract for which was entered before the expiry of such authority).

The boards of directors unanimously recommend a vote FOR the general authority to buy back Carnival plc ordinary shares.

BOARD STRUCTURE AND COMMITTEE MEETINGS

Independence of Board Members

The boards of directors have determined that each of the following directors is an “independent director” in accordance with the corporate governance rules of the NYSE as a result of having no material relationship with Carnival Corporation & plc other than (1) serving as a director and board committee member, (2) receiving related fees as disclosed in this proxy statement and (3) having beneficial ownership of Carnival Corporation and/or Carnival plc securities as disclosed in the section of this proxy statement entitled “Stock Ownership of Certain Beneficial Owners and Management”: Ambassador Richard G. Capen, Jr., Arnold W. Donald, Richard J. Glasier, Baroness Hogg, Modesto A. Maidique, Sir John Parker, Stuart Subotnick and Uzi Zucker.

Board Meetings

During the year ended November 30, 2005, the board of directors of each of Carnival Corporation and Carnival plc held a total of eight meetings and each Carnival Corporation director and each Carnival plc director attended either telephonically or in person at least 75% of all Carnival Corporation board of directors and applicable committee meetings.

Our corporate governance guidelines provide that our non-management directors will meet privately in executive session at least quarterly. Since A. Kirk Lanterman continues to serve as our consultant, he does not participate in the executive sessions. All of our other non-management directors (each of whom satisfy the independence requirements of the NYSE), acting in executive session, elected Stuart Subotnick as the Presiding Director to preside at these meetings. Mr. Subotnick also acts as the senior independent director under the UK Combined Code.

All board members are expected to attend our annual meetings of shareholders. At the 2005 annual meetings, all of the current board members of each company were in attendance.

Board Committees

The board of directors of each of Carnival Corporation and Carnival plc has established standing Audit, Nominating & Governance, Compensation and Executive Committees, which are comprised of the same directors for each company. A majority of the directors of each company and all of the members of the Audit Committee, Nominating & Governance Committee and Compensation Committee of each company are independent (as defined by the listing standards of the NYSE and the UK Combined Code).

The membership and function of each committee is described below and a copy of the charter of each of the Audit, Nominating & Governance and Compensation Committees is available on our website at www.carnivalcorp.com or www.carnivalplc.com and is available in print to any shareholder who requests it. Each committee will periodically review its charter in light of new developments in applicable regulations and may make additional recommendations to the boards to reflect evolving best practices.

Additional information with respect to Carnival plc’s corporate governance practices during the 2005 financial year is included in the Carnival plc Corporate Governance Report attached to this proxy statement as Annex C.

Name of Committee and Members	Functions of the Committee			Number of Meetings/ Consent Actions in Fiscal 2005
AUDIT: Stuart Subotnick, Chair Richard G. Capen, Jr. Arnold W. Donald Richard J. Glasier Sir John Parker	•	Inspects the work and written reports of our internal audit department		12
	•	Reviews submissions from independent auditors
	•	Selects independent auditors and approves fees for audit and non-audit services
	•	Assists board oversight of:
		—	the integrity of our financial statements;
		—	our compliance with legal and regulatory requirements;
		—	the independent auditors’ qualifications and independence; and
		—	the performance of the internal audit function and the independent auditors
	•		Prepares the report of the Audit Committee to be included in our proxy statement

NOMINATING & GOVERNANCE: Uzi Zucker, Chair Baroness Hogg Stuart Subotnick	•	Develops and recommends to the boards Corporate Governance Guidelines reflecting the requirements applicable to companies listed for trading on the NYSE and the LSE		5
	•	Identifies individuals qualified to become board members
	•	Recommends to the boards the director nominees for the next annual meetings of shareholders
	•	Recommends to the boards director nominees for each committee
	•	Assists the boards with such other matters as may be set forth in its charter from time to time

COMPENSATION: Modesto A. Maidique, Chair Richard J. Glasier Sir John Parker	•	Discharges the board’s responsibilities relating to the compensation of independent directors and executive officers		8
	•	Administers stock incentive plans
	•	Approves grants of stock and option awards
	•	Prepares the annual report on executive compensation to be included in our proxy statement
	•	Makes recommendations to the board with respect to incentive compensation and equity-based plans

EXECUTIVE: Micky Arison, Chair Howard S. Frank Uzi Zucker	•	Exercises the authority of the full board of directors in between board meetings		4

Corporate Governance Guidelines

Our Corporate Governance Guidelines address various governance issues and principles, including director qualifications and responsibilities, access to management personnel, director compensation, director orientation and continuing education and annual performance evaluations of the boards and directors. Our Corporate Governance Guidelines are posted on our website at www.carnivalcorp.com or www.carnivalplc.com.

Nominations of Directors

Carnival Corporation and Carnival plc are two separate legal entities and, therefore, each has a separate board of directors, each of which in turn has its own Nominating & Governance Committee. As the DLC structure requires that there be identical boards of directors, the Committees make one set of determinations in relation to both companies.

The Nominating & Governance Committees actively seek individuals qualified to become board members and recommend to the boards the nominees to stand for election as directors at the annual meetings of shareholders or, if applicable, at a special meeting of shareholders.

When evaluating prospective candidates for director, regardless of the source of the nomination, the Nominating & Governance Committees will consider, in accordance with their charter, such factors, as they deem appropriate, including:

•	the candidate’s judgment;

•	the candidate’s skill;

•	diversity considerations;

•	the candidate’s experience with businesses and other organizations of comparable size;

•	the interplay of the candidate’s experience with the experience of other board members; and

•	the extent to which the candidate would be a desirable addition to the boards and any committees of the boards.

The Nominating & Governance Committees will also use their best efforts to seek to ensure that the composition of the boards at all times adheres to the independence requirements applicable to companies listed for trading on the NYSE and the LSE. The Nominating & Governance Committees may consider candidates proposed by management, but is not required to do so. Other than the foregoing, there are no stated minimum criteria for director nominees.

The Nominating & Governance Committees identify nominees by first evaluating the current members of the boards willing to continue in service. Current members of the boards with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the boards with that of obtaining a new perspective. If any member of the boards does not wish to continue in service or if the Nominating & Governance Committees or the boards decide not to re-nominate a member for re-election, the Nominating & Governance Committees identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating & Governance Committees and the boards are polled for suggestions as to individuals meeting the criteria of the Nominating & Governance Committees. The Nominating and Governance Committees may engage a third party search firm to identify or evaluate or assist in identifying potential nominees.

Procedures Regarding Director Candidates Recommended by Shareholders

The Nominating & Governance Committees will also consider shareholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures below. In order to have a nominee considered by the Nominating & Governance Committees for election at the 2007 annual meetings, a shareholder must submit its recommendation in writing to the attention of our Secretary at our headquarters not later than November 10, 2006. Any such recommendation must include:

•	the name and address of the candidate;

•	a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

Once we receive the recommendation, we will deliver to the candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the Nominating & Governance Committees in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Committees.

Communications between Shareholders and the Boards

Shareholders who wish to communicate with the boards should address their communications to the attention of the Secretary of Carnival Corporation and Carnival plc at 3655 N.W. 87th Avenue, Miami, Florida 33178-2428. The Secretary will maintain a log of all such communications, promptly forward to the Presiding Director those which the Secretary believes require immediate attention, and also periodically provide the Presiding Director with a summary of all such communications and any responsive actions taken. The Presiding Director will notify the boards or the chairs of the relevant board committees as to those matters that he believes are appropriate for further action or discussion.

Communications between Interested Parties and the Presiding Director

Interested parties who wish to communicate with the Presiding Director should address their communications to the attention of Stuart Subotnick at 3655 N.W. 87th Avenue, Miami, Florida 33178-2428. The Presiding Director will notify the boards or the chairs of the relevant board committees as to those matters that he believes are appropriate for further action or discussion.

Code of Business Conduct and Ethics

Carnival Corporation and Carnival plc’s Code of Business Conduct and Ethics applies to all employees and members of the boards of Carnival Corporation and Carnival plc. Our Code of Business Conduct and Ethics is posted on our website at www.carnivalcorp.com or www.carnivalplc.com and is available in print to any shareholder who requests it. The Code of Business Conduct and Ethics may be amended periodically to remain in line with best practices.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Our non-employee directors are entitled to receive an annual retainer of $40,000 per year, an attendance fee per board meeting of $5,000 ($2,000 if meeting attended by telephone), equity compensation in the form of options to acquire shares of Carnival Corporation common stock, restricted stock or restricted stock units, as further described below, and reimbursement for travel, meals and accommodation expenses attendant to their board membership. In certain circumstances, we request that the directors’ spouses attend a special event and we reimburse the directors for travel expenses incurred. In addition, non-employee directors receive additional compensation for serving as chairman or a member of a board committee, as follows:

	Retainer		Attendance Fee
	Chair	Member	In Person	By Telephone
Audit Committees	$15,000	$7,500	$3,000	$1,500
All other Committees	$7,500	$3,750	$2,500	$1,250

For purposes of calculating fees, a board or committee meeting of Carnival Corporation and a concurrent or related board or committee meeting of Carnival plc constitute a single meeting. Directors who are employed by us or our subsidiaries or acting as our consultants do not receive any additional compensation for their board activities.

During fiscal 2005, with the exception of A. Kirk Lanterman who elected not to participate, each non-executive director received an award representing 10,000 “points” under the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan. Each option to purchase one share of Carnival Corporation common stock represents one point and each share of Carnival Corporation restricted stock represents four points. At the discretion of the Compensation Committee, an award may be composed of options, restricted stock, restricted stock units or a combination thereof. During fiscal 2005, the following awards were made to non-executive directors:

Non-Executive Director	Number of Options	Number of Restricted Shares
Richard G. Capen, Jr.	10,000	—
Arnold W. Donald	5,000	1,250
Richard J. Glasier	10,000	—
Baroness Hogg	—	2,500
Modesto A. Maidique	10,000	—
Sir John Parker	—	2,500
Stuart Subotnick	—	2,500
Uzi Zucker	10,000	—

The exercise price for the options is $46.61, being the average of the high and low market prices of Carnival Corporation common stock on the date of grant. The options and restricted stock vest ratably over a five year period. The options and restricted stock shall also vest in full upon the death or disability of the director, and shall continue to vest in accordance with the original five-year vesting schedule and are not forfeited if a director ceases to be a director for any other reason after serving as a director for at least one year. The options expire on the 10th anniversary of the grant date.

Until October 2005, Baroness Hogg and Sir John Parker also received an additional $5,000 for each board meeting held outside the UK attended in person as part compensation for not previously accepting stock options. Following the grant of awards under the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan in October 2005 when Baroness Hogg and Sir John Parker received their first awards under that plan, this additional compensation was discontinued.

The following policies also apply to our non-executive directors:

•	Stock Ownership Guidelines. All non-executive directors should own at least 5,000 shares of either Carnival Corporation common stock or Carnival plc ordinary shares. The board has mandated that this guideline be achieved by October 2007.

•	Product Familiarization. All non-executive directors are encouraged to take a cruise for up to 14 days per year for product familiarization and pay a fare of $35 per day for such cruises. Guests traveling with the non-executive director in the same stateroom will each be charged a fare of $35 per day. All other charges associated with the cruise (e.g., air fares, government fees and taxes, gratuities, ground transfers, tours, etc.) are the responsibility of the non-executive director.

Carnival plc

Additional information with respect to Carnival plc’s compensation and reimbursement practices during fiscal 2005 for non-employee directors is included in the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

EXECUTIVE COMPENSATION

Although Carnival Corporation and Carnival plc are two separate entities with separate officers, our business is run by a single management team. The following table sets forth all compensation awarded to, earned by, or paid to our Chief Executive Officer and our four other most highly compensated executive officers (each of whom are also members of our boards of directors) for the years ended November 30, 2005, 2004 and 2003.

Summary Compensation Table

		Annual Compensation					Long Term Compensation Awards				Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)*		Other Annual Compensation ($)(1)	Restricted Stock Awards ($)(2)(3)(4)		Number of Securities Underlying Options (#)(3)(4)		LTIP Payouts ($)		All other Compensation ($)
Micky Arison	2005	800,000		2,900,000	(5)	423,600	3,218,400		120,000		—		—
Chairman and	2004	700,000		2,400,000	(5)	389,500	3,475,200		120,000		—		—
CEO	2003	500,000		1,675,000		101,200	2,654,000		120,000		—		—

Howard S. Frank	2005	700,000		2,800,000		198,300	2,682,000		100,000		—		—
Vice Chairman	2004	600,000		2,300,000		193,400	2,896,000		100,000		—		—
and COO	2003	400,000		1,645,000		198,100	4,913,650		100,000		—		—

Robert H. Dickinson	2005	741,000		1,594,400	(6)	160,100	2,070,400		80,000		—		—
President and CEO	2004	400,000		1,393,200	(6)	137,600	1,849,200		80,000		—		—
of Carnival Cruise	2003	400,000		1,256,200	(6)	98,900	5,688,400		80,000		—		—
Lines

Peter G. Ratcliffe	2005	1,100,000		902,000	(8)	56,900	1,420,300	(9)	50,000		—		67,000	(12)
CEO of P&O	2004	1,100,000		814,000	(8)	60,500	1,393,200	(9)	50,000		—		66,700	(12)
Princess Cruises	2003	996,833	(7)	419,800	(8)	57,800	864,900	(9)	51,188	(10)	3,130,000	(11)	61,300	(12)
International

Pier Luigi Foschi	2005	1,097,000	(13)	979,400	(14)	237,100	543,600	(15)	50,000	(16)	—		—
Chairman and	2004	981,000	(13)	1,033,000	(14)	150,000	—		(16)		—		—
CEO of Costa	2003	885,000	(13)	490,000	(14)	75,000	(16)		(16)		—		—

*	The cash bonuses payable to the named executive officers were approved by the Compensation Committees on February 21, 2006.

(1)	This column includes our aggregate incremental cost of providing perquisites and personal benefits to the named executive officers. The amounts of personal benefits shown in this column for fiscal 2005 that represent more than 25% of the applicable executive’s total Other Annual Compensation include: personal use of sporting event tickets of $159,804 to Mr. Arison; personal use of the Carnival Corporation aircraft of $215,536 to Mr. Arison and $101,889 to Mr. Frank; personal air travel of $90,119 to Mr. Dickinson; private club membership of $18,614 and automobile lease of $16,337 to Mr. Ratcliffe; and living accommodations of $99,382 and driver and security services of $76,562 to Mr. Foschi.

(2)	Represents the value, based on the closing market price of Carnival Corporation common stock on the NYSE on the date of grant. As of November 30, 2005, Messrs. Arison, Frank and Dickinson held 300,000 shares, 310,000 shares and 296,000 shares of restricted Carnival Corporation common stock, respectively. As of November 30, 2005, Mr. Ratcliffe held 10,000 shares of restricted Carnival Corporation common stock and 10,000 restricted stock units (“RSUs”). The restricted shares owned by Messrs. Frank and Dickinson include a special one-time grant in April 2003 of 100,000 restricted shares of Carnival Corporation common stock to Mr. Frank in recognition of Mr. Frank’s additional role and responsibilities during the period leading up to competition clearance of the P&O Princess acquisition and the completion of the DLC transaction and 160,000 restricted shares of Carnival Corporation common stock to Mr. Dickinson in recognition of his continuing services as the President and Chief Executive Officer of Carnival Cruise Lines. As of November 30, 2005, Mr. Foschi did not own any shares of restricted Carnival Corporation common stock or RSUs. At November 30, 2005, based on the closing price of Carnival Corporation common stock on such date of $54.49 per share, such restricted shares of common stock and RSUs owned by Messrs. Arison, Frank, Dickinson and Ratcliffe had a value of $16,347,000, $16,891,900, $16,129,040, and $1,089,800, respectively. Generally, the restricted shares will continue to vest following retirement after a certain age. Except for the restricted shares owned by Mr. Ratcliffe, the restricted shares of Carnival Corporation common stock held by such executive officers have the same rights with respect to dividends and other distributions as all other outstanding shares of Carnival Corporation common stock.

(3)	Except as otherwise indicated, represents shares or options in respect of Carnival Corporation common stock. No stock appreciation rights were granted to any of the named executive officers.

(4)	In certain instances, shares and options are granted to executive officers during the subsequent fiscal year in recognition of services rendered during the prior fiscal year.

(5)	Pursuant to Mr. Arison’s request, Carnival Corporation donated $2.5 million of Mr. Arison’s 2005 bonus to the Partnership for Recovery, Inc., Florida Hurricane Relief Fund, Save the Children and My Key West Emergency Relief Fund established by the Community Foundation of the Florida Keys to aid in hurricane relief efforts. The entire amount of Mr. Arison’s 2004 bonus was donated to the American Red Cross International Response Fund, the U.S. Fund for UNICEF and Save the Children Asia Earthquake/Tsunami Relief Fund to aid in the tsunami relief efforts in Asia and Africa.

(6)	Represents amounts payable to Mr. Dickinson pursuant to the Carnival Cruise Lines Management Incentive Plan (or its predecessors, as applicable) pursuant to which key management employees of Carnival Cruise Lines participate in a bonus pool primarily based on Carnival Cruise Lines’ return on invested capital.

(7)	Represents Mr. Ratcliffe’s compensation for the fiscal year ended November 30, 2003 (including for the period through April 16, 2003, as Chief Executive Officer of P&O Princess Cruises plc).

(8)	Represents cash amounts payable to Mr. Ratcliffe under his employment agreement pursuant to which he receives a bonus contingent upon the net income of certain specified cruise and tour brands, consisting of Cunard Line, Ocean Village, P&O Cruises, P&O Cruises (Australia), P&O Travel, Princess Cruises, Princess Tours and Swan Hellenic units. The cash amount represents 50% of Mr. Ratcliffe’s bonus, the other 50% of which is payable in shares of Carnival plc pursuant to the Deferred Bonus Plan described in note (9) below.

(9)	Represents (a) the value of 10,000 shares of restricted Carnival Corporation common stock or RSUs, based on the closing market price of Carnival Corporation common stock on the NYSE on the date of grant, and (b) the value of awards over shares in Carnival plc in respect of 50% of Mr. Ratcliffe’s annual bonus described in note (8) above. Pursuant to the terms of Carnival plc Deferred Bonus and Co-Investment Matching Plan (the “Deferred Bonus Plan”), 50% of Mr. Ratcliffe’s bonus is payable in the form of a conditional right to receive Carnival plc shares after a three-year retention period. As of November 30, 2005, Mr. Ratcliffe held 36,979 share awards under the Deferred Bonus Plan, which were granted in respect of his 2002, 2003 and 2004 bonuses. At November 30, 2005, based on the closing price of Carnival plc ordinary shares on such date of £32.41, such 36,979 restricted shares had a value of £1,198,489 (or $2,073,386 based on the November 30, 2005 exchange rate of $1.73:£1), which shares have the right to dividends during the retention period.

(10)	Represents options to purchase ordinary shares of Carnival plc granted to Mr. Ratcliffe on April 15, 2003.

(11)	Represents the value of 128,473 Carnival plc ordinary shares at the April 15, 2003 share price of $24.37 (based on an exchange rate of $1.5748:£1) acquired by Mr. Ratcliffe on April 15, 2003 through the acceleration resulting from the DLC transaction of LTIP options, LTIP awards, share awards and matching awards, granted to him by P&O Princess Cruises plc in his capacity as Chief Executive Officer of P&O Princess Cruises plc.

(12)	Represents employer contributions made on behalf of Mr. Ratcliffe under the Princess Cruises Retirement Savings Plan in the amount of $12,000, $12,300 and $12,600 in fiscal 2003, 2004 and 2005, respectively, and employee contributions made by Carnival plc on behalf of Mr. Ratcliffe under the P&O Princess Cruises Pension Scheme in the amount of $49,300, $54,400 and $54,400 in fiscal 2003, 2004 and 2005, respectively.

(13)	Mr. Foschi’s compensation was payable in euro. His base salary has been translated into U.S. dollars at the average exchange rate of the dollar for the 2003 fiscal year of $1.114=E1, 2004 fiscal year of $1.235=E1 and 2005 fiscal year of $1.258=E1. His 2005 bonus has been translated into U.S. dollars at the exchange rate of $1.22=E1.

(14)	Represents amounts payable to Mr. Foschi under an agreement pursuant to which he receives a base bonus (which was E669,000 in 2005 and was E440,000 in 2004 and 2003) plus additional amounts based on the percentage increase in consolidated net income of Costa.

(15)	Represents the value of RSUs granted to Mr. Foschi based on the closing price of Carnival plc ordinary shares on the LSE on the date of grant translated into U.S. dollars at the exchange rate of $1.74=£1.

(16)	In October 2003, the Compensation Committees approved a grant to Mr. Foschi of 50,000 options to purchase Carnival Corporation common stock pursuant to the terms of the Carnival Corporation 2002 Stock Plan. Following the legal transfer of Costa from Carnival Corporation to Carnival plc in December 2003, the Costa employees participating in the Carnival Corporation 2002 Stock Plan and Carnival Corporation would have faced significant negative tax consequences under Italian law if the employees retained their options. Accordingly, in February 2004, the Compensation Committees accelerated the vesting of all Carnival Corporation options granted to Costa employees and approved a general exceptional grant of share options under Carnival plc’s Executive Share Option Plan to replace the Carnival Corporation options. Mr. Foschi received options over 200,000 Carnival plc ordinary shares as part of this general exceptional grant, being the number of Carnival Corporation stock options he had outstanding at the time of the transfer of Costa.
In October 2004, Mr. Foschi received an option over 58,264 Carnival plc ordinary shares which replaced the value of a grant of 10,000 restricted shares of Carnival Corporation originally granted on January 30, 2004. The restricted shares were rescinded because of significant negative tax consequences under Italian law if Mr. Foschi retained shares. Mr. Foschi was also granted an option over 28,800 Carnival plc ordinary shares as part of a wider grant of options to Costa employees. Due to limitations under Carnival plc’s Executive Share Option Plan, we were unable to grant Mr. Foschi the 50,000 annual grant of options that were historically granted to him. Accordingly, when our shareholders approved the adoption of the Carnival plc 2005 Employee Share Plan in April 2005, the Compensation Committees granted Mr. Foschi an additional option over 21,200 Carnival plc ordinary shares.
In October 2005, the Compensation Committees granted Mr. Foschi an option over 40,000 Carnival plc ordinary shares to Mr. Foschi in lieu of the 10,000 shares of restricted stock he historically would have received in 2004.

Additional information with respect to Carnival plc’s compensation and reimbursement practices during fiscal 2005 for non-employee (or non-executive) directors is included in the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

Option Grants in Last Fiscal Year

The following table sets forth all stock options granted to our Chief Executive Officer and our four other most highly compensated executive officers during fiscal 2005.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)(2)	Percent of Total Options Granted to Employees in Fiscal Year(3)	Exercise or Base Price ($/Sh)(4)	Expiration Date	Grant Date Present Value ($)(5)
Micky Arison	120,000	2.70%	46.610	10/18/2012	1,326,000
Howard S. Frank	100,000	2.25%	46.610	10/18/2012	1,105,000
Robert H. Dickinson	80,000	1.80%	52.185	08/01/2015	1,052,000
Peter G. Ratcliffe	50,000	1.12%	50.225	04/14/2015	676,500
Pier Luigi Foschi	21,200	0.48%	55.434	04/14/2015	305,492
	40,000	0.90%	50.453	10/18/2015	516,400

(1)	Represents options granted in respect of Carnival Corporation common stock, except for options granted to Mr. Foschi which are in respect of Carnival plc ordinary shares. No stock appreciation rights were granted to the executive officers in fiscal 2005.

(2)	Subject to accelerated vesting upon the death or disability of the option holder, each option is exercisable in amounts equal to twenty percent of the aggregate number of shares underlying the option, on the first through fifth anniversaries of the grant date, except for the options granted to Mr. Foschi on April 14, 2005, all of which vest on the third anniversary of the grant date. Generally, the options will continue to vest and are not forfeited following retirement after a certain age.

(3)	Represents the percent of the aggregate of Carnival Corporation and Carnival plc options granted.

(4)	Except in the case of options granted to Mr. Foschi, represents fair market value of Carnival Corporation common stock at date of grant. In the case of options granted to Mr. Foschi, represents the middle market quotation of Carnival plc ordinary shares on the date of grant. The exercise price for the Carnival plc options granted on April 14, 2005 is £29.33 and October 18, 2005 is £28.83. These amounts have been converted to U.S. dollars based on the grant date exchange rates of $1.89:£1 and $1.75:£1, respectively.

(5)	The Black-Scholes option pricing model was chosen to estimate the Grant Date Present Value set forth in this table of (a) the Carnival Corporation options at $13.53 per share at April 14, 2005, $13.15 per share at August 1, 2005 and $11.05 per share at October 18, 2005 and (b) the Carnival plc options at $14.41 per share at April 14, 2005 and $12.91 per share at October 18, 2005. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price. Several factors impact the expected option life, including the vesting schedule of the options. All of the options described above lapse on the tenth anniversary of the grant date with the exception of the Carnival Corporation options granted on October 18, 2005 which lapse on the seventh anniversary of the grant date. In addition, all of the options described above vest ratably over five years with the exception of the Carnival plc options granted on April 14, 2005 which cliff vest on the third anniversary of the grant date. Accordingly, the Grant Date Present Values presented in the table were determined in part using the following assumptions:

	Carnival Corporation						Carnival plc
	April 14, 2005		August 1, 2005		October 18, 2005		April 14, 2005		October 18, 2005
Expected volatility	27.00%		27.00%		27.00%		27.00%		27.00%
Risk free interest rate	4.08%		4.17%		4.30%		4.61%		4.36%
Expected dividend yield	1.92%		2.47%		2.42%		1.82%		2.48%
Expected option life	5.75	years	5.75	years	4.75	years	4.75	years	5.75	years

The real value of the options in this table depends upon the actual performance of Carnival Corporation common stock and Carnival plc ordinary shares, as applicable, during the applicable period and upon when they are exercised. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values(1)

The following table provides information on the values of the exercised and unexercised options held by our Chief Executive Officer and our four other most highly compensated executive officers at November 30, 2005.

			Number of Securities Underlying Unexercised Options at Fiscal Year End(#)				Value of Unexercised In-the-Money Options at Fiscal Year End ($)
Name	Shares Acquired on Exercise (#)(1)	Value Realized ($)	Exercisable		Unexercisable		Exercisable		Unexercisable
Micky Arison	—	—	768,000		432,000		16,042,710	(2)	6,828,240	(2)
Howard S. Frank	—	—	640,000		360,000		13,368,925	(2)	5,690,200	(2)
Robert H. Dickinson	96,000	3,250,840	320,000		240,000		5,647,880	(2)	2,963,400	(2)
Peter G. Ratcliffe	—	—	10,000		90,000		110,050	(2)	659,700	(2)
	—	—	0		51,188	(3)	0		1,622,670	(4)
Pier Luigi Foschi	—	—	50,000	(3)	298,264	(3)	599,500	(4)	2,747,649	(4)

(1)	Except as otherwise indicated, represents options granted in respect of Carnival Corporation common stock. No stock appreciation rights are held by any of the named executive officers.

(2)	The value of the unexercised options is based upon the difference between the exercise price and the average of the high and low market prices of Carnival Corporation common stock on November 30, 2005 of $54.615.

(3)	Represents stock options granted in respect of Carnival plc ordinary shares.

(4)	The value of the unexercised options is based upon the difference between the exercise price and the mid-market price of Carnival plc ordinary shares on November 30, 2005 of £32.41 (or $56.07 based on an exchange rate of $1.73:£1).

Additional information with respect to option values for the directors of Carnival plc for the financial year ended November 30, 2005 is included in the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

Policy on Use of Carnival Corporation & plc Aircraft

On February 21, 2006, the Compensation Committees of Carnival Corporation & plc approved a policy to establish procedures and controls as to the authorized use of aircraft owned or chartered by Carnival Corporation & plc (the “Aircraft”). According to the policy, the Aircraft can only be used for business purposes, except our chairman and vice chairman (with the authorization of the chairman) are authorized to use the Aircraft for personal travel. Personal use of the Aircraft is required to be reported in our public filings and may be taxable, as appropriate.

Compensation Agreements

2006 Salaries

On February 21, 2006, the Compensation Committee approved the annual base salaries payable to the named executive officers effective as of January 1, 2006 as follows:

Name	2006 Base Salary
Micky Arison	$850,000
Howard S. Frank	$750,000
Robert H. Dickinson	$763,000
Peter G. Ratcliffe	$1,150,000
Pier Luigi Foschi	$1,116,000	(1)

(1)	Mr. Foschi’s compensation is payable in euro. His base salary as been translated into U.S. dollars at the exchange rate of $1.22=E1.

Executive Long-Term Compensation Agreements

Carnival Corporation has entered into Executive Long-Term Compensation Agreements (the “Compensation Agreements”) with Micky Arison, its Chairman of the Board and Chief Executive Officer, Howard S. Frank, its Vice Chairman of the Board and Chief Operating Officer, and Robert H. Dickinson, President and Chief Executive Officer of Carnival Cruise Lines (each an “Officer”). The Compensation Agreements provide that during the term of such Officer’s employment, Carnival Corporation will provide long-term compensation (in addition to his annual compensation consisting of a base salary and annual bonus, which in the case of Mr. Dickinson is awarded under the Carnival Cruise Lines Management Incentive Plan) in the form of annual grants to each Officer, contingent upon satisfactory performance, as follows: Mr. Arison, 60,000 restricted shares of common stock and 120,000 options to purchase common stock; Mr. Frank, 50,000 restricted shares of common stock and 100,000 options to purchase common stock; and Mr. Dickinson, 40,000 restricted shares of common stock and 80,000 options to purchase common stock.

The options vest in five equal annual installments beginning one year from the date of grant and the restricted shares of common stock vest five years from the date of grant. Unvested options and restricted shares of common stock are forfeited if an Officer’s employment is terminated for cause, if he engages in competition with Carnival Corporation or if he violates the nondisclosure provisions of the Compensation Agreement, or by the Officer prior to attaining a specified age other than as a result of a terminal medical condition.

Employment Agreement

Peter G. Ratcliffe has entered into an employment agreement under which he acts as Chief Executive Officer of P&O Princess Cruises International responsible for the Cunard Line, Ocean Village, P&O Cruises, P&O Cruises (Australia), P&O Travel, Princess Cruises, Princess Tours and Swan Hellenic units (the “Covered Operations”). Mr. Ratcliffe’s minimum base salary is $1.1 million with an annual bonus based on a specified percentage of the adjusted net income from the Covered Operations. Fifty percent of the annual bonus is payable in cash with the remaining fifty percent payable in the form of a right to receive shares in Carnival plc (“share awards”) after a retention period of three years pursuant to the terms of the Deferred Bonus Plan. The employment agreement provides that Carnival Corporation will provide an annual grant of options to purchase 50,000 shares of Carnival Corporation common stock, contingent upon satisfactory performance. The options vest in five equal annual installments beginning one year from the date of grant. Unvested options are forfeited if Mr. Ratcliffe’s employment is terminated for cause or because he is in material violation of the non-competition, non-disclosure or intellectual property provisions of his employment agreement, or by Mr. Ratcliffe prior to the age of 60 other than as a result of a terminal medical condition or for good reason as defined in his employment agreement.

Mr. Ratcliffe is also entitled to certain fringe benefits available to other senior executives as well as participation in the P&O Princess Cruises Pension Scheme.

If Mr. Ratcliffe’s employment agreement is terminated by Carnival plc without “cause” or is terminated by Mr. Ratcliffe with “good reason” (as such terms are defined in the employment agreement), Mr. Ratcliffe is entitled to compensation of base salary, a bonus equal to the bonus paid the year prior to termination and certain other benefits unless Mr. Ratcliffe becomes eligible for similar benefits from another employer prior to expiration of 12 months from the date of termination. If Mr. Ratcliffe’s employment is terminated for cause, Mr. Ratcliffe terminates the employment agreement without good reason or Mr. Ratcliffe materially breaches the non-disclosure or intellectual property provisions of the employment agreement, no additional compensation is due. In the event of termination for reasons other than for cause Mr. Ratcliffe retains his share awards and matching awards for the full retention period, subject to certain exceptions.

Service Agreement

In February 2005, Costa entered into a service agreement with Mr. Foschi under which he acts as its chairman and chief executive officer. The agreement provides that during its term Mr. Foschi is entitled to an annual base salary of E757,000 per year (which may be subject to increases upon renewal of the agreement), a base bonus (which was E669,000 in 2005) plus additional amounts based on the percentage increase in consolidated net income of Costa, non-competition compensation of E115,000 per year and certain fringe benefits (including a company car and living accommodations). The employment agreement also contains confidentiality provisions.

The agreement is automatically renewed for an additional year unless either party provides the other with 60 days notice of an intention not to renew. If the agreement is terminated by Costa for reasons other than Mr. Foschi’s breach of his obligations under the agreement or because Mr. Foschi is revoked as a director of Costa for cause, or if Mr. Foschi resigns with cause under Italian law or as a result of a change of control of Costa, Mr. Foschi is entitled to a termination payment equal to his annual base salary, the annual non-competition compensation and a bonus equal to the bonus paid the year prior to termination (unless in the case of a change of control an alternative contractual arrangement is entered into with the new controlling group).

Additional long-term compensation information for the directors of Carnival plc for the financial year ended November 30, 2005 is included in the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

EQUITY COMPENSATION PLANS

Carnival Corporation

Set forth below is a table that summarizes compensation plans (including individual compensation arrangements) under which Carnival Corporation equity securities are authorized for issuance as of November 30, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	16,872,865 (1)	$39.32	30,562,296	(2)(3)
Equity compensation plans not approved by security holders	0	0	0
Total	16,872,865	$39.32	30,562,296

(1)	Includes outstanding options to purchase Carnival Corporation common stock under the Carnival Cruise Lines, Inc. 1987 Stock Option Plan, Carnival Corporation 1992 Stock Option Plan, Carnival Corporation 2002 Stock Plan, Carnival Corporation 1993 Outside Directors’ Stock Option Plan and Carnival Corporation 2001 Outside Director Stock Plan. Also includes 50,998 restricted stock units outstanding under the Carnival Corporation 2002 Stock Plan.

(2)	Includes Carnival Corporation common stock available for issuance as of November 30, 2005 as follows: 2,706,772 under the Carnival Corporation Employee Stock Purchase Plan, 27,369,274 under the Carnival Corporation 2002 Stock Plan and 486,250 under the Carnival Corporation 2001 Outside Director Stock Plan. This figure excludes securities reflected in column (a).

(3)	In addition to options, the Carnival Corporation 2002 Stock Plan and the Carnival Corporation 2001 Outside Director Stock Plan provide for the award of restricted stock without limitation on the number of shares than can be awarded in either form.

Carnival plc

Set forth below is a table that summarizes compensation plans (including individual compensation arrangements) under which Carnival plc equity securities are authorized for issuance as of November 30, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,236,385 (2)	$38.28	13,482,407 (3)
Equity compensation plans not approved by security holders	0	0	0
Total	3,236,385	$38.28	13,482,407

(1)	Converted from sterling, if applicable, using the November 30, 2005 exchange rate of $1.73:£1.

(2)	Includes outstanding options to purchase Carnival plc ordinary shares under the Carnival plc Executive Share Option Plan and Carnival plc 2005 Employee Share Plan.

(3)	In addition to options, the Carnival plc 2005 Employee Share Plan provides for the award of restricted stock without limitation on the number of shares that can be awarded in either form.

DEFINED BENEFIT AND OTHER PLANS

Carnival Corporation

The following table sets forth the combined estimated pension benefits payable at age 65 (the “Normal Retirement Date”), pursuant to Carnival Corporation’s Supplemental Executive Retirement Plan (the “SERP”) and Nonqualified Retirement Plan for Highly Compensated Employees (the “Carnival Corporation Retirement Plan”).

	Years of Service
Pay	15	20	25	30	35
$1,750,000	$501,507	$676,507	$851,507	$851,507	$851,507
$2,000,000	$576,507	$776,507	$976,507	$976,507	$976,507
$2,250,000	$651,507	$876,507	$1,101,507	$1,101,507	$1,101,507
$2,500,000	$726,507	$976,507	$1,226,507	$1,226,507	$1,226,507
$2,750,000	$801,507	$1,076,507	$1,351,507	$1,351,507	$1,351,507
$3,000,000	$876,507	$1,176,507	$1,476,507	$1,476,507	$1,476,507
$3,250,000	$951,507	$1,276,507	$1,601,507	$1,601,507	$1,601,507
$3,500,000	$1,026,507	$1,376,507	$1,726,507	$1,726,507	$1,726,507

Carnival Corporation established the SERP to provide benefits to a select group of management or highly compensated employees. Currently, only Robert H. Dickinson and Howard S. Frank are eligible to participate. The SERP provides a benefit equal to 50% of cash compensation (as defined in the SERP) reduced proportionately for each year of service less than 25. Mr. Dickinson and Mr. Frank have already satisfied the 25-year service requirement. The SERP provides an early retirement benefit at age 55 after completion of 15 years of service, subject to a reduction of 0.25% for each month that distribution of benefits precedes the participant’s Normal Retirement Date. The SERP benefit is offset for any benefit payable under the Carnival Corporation Retirement Plan and for Social Security benefits. The form of payment is either a lump-sum, life annuity (with either a 5-year or 10-year certain benefit) or a joint and survivor annuity for married participants.

A participant’s benefits under the Carnival Corporation Retirement Plan are calculated based on an employee’s length of service with Carnival Corporation and the average of the participant’s five highest consecutive years of compensation (including base pay, overtime, bonuses and commissions) out of the last ten years of service. The eligible compensation with respect to the individuals named in the Summary Compensation Table includes base salary and cash bonuses. The Carnival Corporation Retirement Plan provides an early retirement benefit at age 55 after completion of 15 years of service, subject to a reduction of 0.5% for each month that distribution of benefits precedes the participant’s Normal Retirement Date.

The normal form of payment is a straight life annuity with benefits ceasing at the later of the death of the participant or five years from the date of first payment. If the employee is married, pension benefits are presumptively payable on a reduced 50% joint and survivor annuity basis with the employee’s spouse as the contingent annuitant. If the employee is not married, pension benefits are paid as a lump sum to the participant’s beneficiary or estate, as applicable. For retired or terminated employees, other forms of distribution are available under the Carnival Corporation Retirement Plan.

Credited service for benefit calculation purposes under the Carnival Corporation Retirement Plan is limited to 30 years. As of December 31, 2005, Micky Arison, Robert H. Dickinson and Howard S. Frank each have at least 30 years of credited service. Pier Luigi Foschi and Peter G. Ratcliffe are not eligible for participation in the Carnival Corporation Retirement Plan.

Carnival Corporation has a benefit limitation policy for the Carnival Corporation Retirement Plan consistent with Section 415 of the Internal Revenue Code of 1986 (the “Code”) applicable only to Mr. Arison. The annual compensation covered by the Carnival Corporation Retirement Plan for the calendar year 2004 for Mr. Arison is limited to $310,054 (as may be indexed) pursuant to Section 401(a)(17) of the Code. Based on Mr. Arison’s level of compensation and his 30 credited years of service, the estimated benefits payable to Mr. Arison at the Normal Retirement Date pursuant to the Carnival Corporation Retirement Plan is $136,642, currently being the maximum benefit under the plan. The Carnival Corporation Retirement

Plan does not reduce benefits on account of Social Security (or any other benefit), other than as reflected in the benefit formula which is integrated with Social Security.

Carnival plc

Pursuant to the P&O Princess Cruises Pension Scheme (the “UK Scheme”), a UK Inland Revenue approved defined-benefit scheme, participants generally accrue pension rights at a rate of up to 1/60th of final salary for each year of service, although the accrual rate varies by employee. For this purpose, final salary is generally defined as the basic salary received in the final 12 months of service, subject to certain adjustments. Normal retirement age is 63 for general employees and 60 for sea staff and certain senior executives. Additional cash supplements are paid depending on the number of years of pensionable service.

Peter G. Ratcliffe, our only named executive officer who is eligible for pension benefits from Carnival plc, has 34 years of credited service under the UK Scheme. Under the UK Scheme, in the event of compulsory early retirement, or voluntary early retirement after the age of 55, Mr. Ratcliffe would receive a minimum pension of two-thirds of his final salary subject to UK Inland Revenue limits. The estimated annual benefits payable upon retirement to Mr. Ratcliffe under the UK Scheme at the normal retirement age of 60 is $802,933 based on unchanged basic salary.

Additional information with respect to pension plan arrangements for Carnival plc for the financial year ended November 30, 2005 is included in the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

REPORT OF THE COMPENSATION COMMITTEES

Carnival Corporation and Carnival plc are two separate legal entities and, therefore, each has a separate board of directors, each of which in turn has its own Compensation Committee. As there is a single management team, the Compensation Committees (which have three identical members), make one set of determinations in relation to both companies.

This report of the Compensation Committees sets out the compensation policies of the Compensation Committee with respect to the Chief Executive Officer and the four other most highly compensated executive officers for the year ended November 30, 2005, details of whose compensation is set forth under “Executive Compensation” in accordance with U.S. Securities and Exchange Commission requirements. Further information on our compensation policies as required under applicable UK law is set out in the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to this proxy statement.

The Compensation Committees are responsible for annually approving the cash compensation, including annual performance-related bonuses, payable to the executive officers and for the administration of the Carnival Corporation and Carnival plc equity-based incentive plans.

The Compensation Committee for each of Carnival Corporation and Carnival plc is currently comprised of Modesto A. Maidique, Richard J. Glasier and Sir John Parker, each of whom is independent as defined by the listing standards of the NYSE and the UK Combined Code.

Compensation Philosophy

The key components of the compensation of the Chief Executive Officer and the other executive officers are base salary, annual performance-related bonus and equity-based incentives. The overall objective is to position the total potential compensation, if performance warrants, at approximately the 75th percentile of a comparable group of U.S. companies (being companies of similar size in the entertainment, hospitality and media industries) (the “Comparative Group”), as well as to provide both short-term rewards and long-term incentives for positive individual and corporate performance.

Carnival Corporation & plc is a global entity with executives working and living in different parts of the world with a majority of senior employees located in the U.S., and most of the remainder in the UK and Italy. As a global entity, it is challenging to establish consistent compensation practices across geographic and corporate lines that satisfy the particular requirements of all jurisdictions. Since the largest presence of executives is in the U.S., U.S. compensation practice shapes our compensation policy. However, the Compensation Committees seek to incorporate UK compensation principles, including those contained in the UK Combined Code, as far as practicable, unless the application of those principles would be uncompetitive in the U.S. or other markets, would result in substantial inconsistencies within the Carnival Corporation & plc group, or would restrict the Carnival Corporation & plc group’s ability to transfer executives between brands. The overall remuneration objective is to pay high rewards for the continued delivery of high performance from a moderate base salary.

The various components of executive compensation are discussed below.

Base Salaries

Overall, the base salaries of the executive officers, including the base salary of the Chief Executive Officer, are set at a level the Compensation Committees believe to be at approximately the 50th percentile of the Comparative Group. The objective is to emphasize the performance-related annual bonus as the most important cash compensation feature of executive compensation as a reward for contributions made towards achieving Carnival Corporation & plc’s goals, including profitability.

Bonuses

The bonuses for each of the Chief Executive Officer and the Chief Operating Officer were determined by the Compensation Committees after taking into account the net income of Carnival Corporation & plc, the individual performance of such executives and Carnival Corporation & plc’s return on invested capital.

The annual bonuses to the heads of our operating companies are based on the financial performance of their respective operating units. The annual bonus to Robert H. Dickinson is based on the financial performance of Carnival Cruise Lines and determined pursuant to the terms of the Carnival Cruise Lines Management Incentive Plan (the “CCL Plan“). The annual bonus for Peter G. Ratcliffe is based on the financial performance of the brands for which he was responsible during the fiscal year (for 2005 being Cunard Line, Ocean Village, P&O Cruises, P&O Cruises (Australia), P&O Travel, Princess Cruises, Princess Tours and Swan Hellenic). The annual bonus for Pier Luigi Foschi is based on the financial performance of Costa.

Equity-Based Incentives

The third component of Carnival Corporation & plc’s executive compensation is comprised of stock-based incentive plans. Whereas the cash bonus payments are intended to reward positive short-term individual and corporate performance, grants under the equity-based plans are intended to provide executives with longer-term incentives, which appreciate in value with the continued favorable future stock price performance of Carnival Corporation & plc. The Compensation Committees approved individual compensation agreements that provide for grants of stock options and/or restricted stock pursuant to the 2002 Stock Plan, the Carnival plc Employee Share Plan and the other equity-based incentive plans described elsewhere in this proxy statement based on the individual performance and responsibilities of the executive officers, taking into account the following:

•	The overall financial performance of Carnival Corporation & plc in the previous fiscal year; and

•	The personal contribution that each executive has made to the:

•	development of a strategy to deliver future growth;

•	ongoing creation of a competitive cost structure; and

•	overall corporate success of Carnival Corporation & plc through the spread of best practices.

Annual grants of stock options or restricted shares pursuant to individual compensation agreements are subject to a determination of satisfactory performance by the Compensation Committees.

Other Compensation

Carnival Corporation and Carnival plc have entered into various compensation-related agreements with each of the executive directors and certain individual officers. See “Executive Compensation—Executive Long-Term Compensation Agreements,” “Executive Compensation—Employment Agreement ” and “Executive Compensation—Service Agreement.” Such agreements include stock compensation agreements, employment agreements and service agreements. The Compensation Committees and the boards of directors will continue to consider such arrangements in the future in connection with circumstances that warrant an individualized compensation arrangement.

In fiscal 2005, some of Carnival Corporation’s executive officers also participated in Carnival Corporation’s nonqualified defined benefit pension plan and all were able to participate in Carnival Corporation’s nonqualified 401(k)/profit sharing plan. In addition, two of Carnival Corporation’s executive officers participated in Carnival Corporation’s supplemental executive retirement plan and Peter G. Ratcliffe participated in the Princess Cruises Retirement Savings Plan and the UK Scheme.

Advisors

The Compensation Committees engaged an outside compensation consultant, Watson Wyatt Worldwide, to conduct a review of executive remuneration within the Carnival Corporation & plc group. The review provided the Compensation Committees with benchmark data on awards within the Comparative Group on the basis of which the Compensation Committees were able to frame a more definitive compensation policy.

The Compensation Committee of Carnival Corporation	The Compensation Committee of Carnival plc
Modesto A. Maidique, Chairman	Modesto A. Maidique, Chairman
Richard J. Glasier	Richard J. Glasier
Sir John Parker	Sir John Parker

STOCK PERFORMANCE GRAPHS

Carnival Corporation

The following graph compares the Price Performance of $100 if invested in Carnival Corporation common stock with the Price Performance of $100 if invested in each of the S&P 500 Index, the Dow Jones Industry Group REQ (recreational product and services index) and the FTSE 100 Index. The Price Performance, as used in the Performance Graph, is calculated by assuming $100 is invested at the beginning of the period in Carnival Corporation common stock at a price equal to the market value. At the end of each fiscal year the total value of the investment is computed by taking the number of shares owned, assuming Carnival Corporation dividends are reinvested on an annual basis, times the market price of the shares at the end of each fiscal year.

ASSUMES $100 INVESTED ON DEC. 1, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDED NOVEMBER 30

	2000	2001	2002	2003	2004	2005
Carnival Corporation	$100	$117	128	$163	$248	$259
Dow Jones Industry Group/REQ	$100	$90	$81	$110	$131	$140
S&P 500 Index	$100	$88	$73	$84	$95	$103
FTSE 100 Index	$100	$85	$68	$71	$77	$88

Carnival plc

The following graph compares the Price Performance of $100 invested in Carnival plc ADSs, each representing one ordinary share of Carnival plc (prior to April 17, 2003 each ADS represented four ordinary shares of Carnival plc), with the Price Performance of $100 invested in each of the S&P 500 Index, the Dow Jones Industry Group REQ (recreational product and services index) and the FTSE 100 Index. The Price Performance, as used in the Performance Graph, is calculated by assuming $100 was invested at the beginning of the period in Carnival plc ADSs. The total value of the investment at the end of each subsequent fiscal year is computed by taking the number of ADSs owned, assuming Carnival plc dividends are reinvested on an annual basis, times the market price of ADSs at the end of each fiscal year.

ASSUMES $100 INVESTED ON DEC. 1, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDED NOVEMBER 30

	2000	2001	2002	2003	2004	2005
Carnival Corporation	$100	$151	$210	$291	$470	$477
Dow Jones Industry Group/REQ	$100	$90	$81	$110	$131	$140
S&P 500 Index	$100	$88	$73	$84	$95	$103
FTSE 100 Index	$100	$85	$68	$71	$77	$88

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees

PricewaterhouseCoopers LLP were the auditors of Carnival Corporation & plc during 2005 and 2004. Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the years ended November 30, 2005 and 2004 are set forth below:

	Carnival Corporation & plc 2005 (in millions)		Carnival Corporation & plc 2004 (in millions)
Audit Fees	$3.7		$4.3
Audit-Related Fees	0.0	(1)	0.0	(1)
Tax Fees	0.2		0.5
All Other Fees	0.1		0.2
Total	$4.0		$5.0

(1)	Audit-Related Fees were less than $50,000.

Audit Fees for 2005 and 2004 were for professional services rendered for the audits of the Carnival Corporation & plc joint Annual Report on Form 10-K, including our consolidated financial statements, quarterly reviews of our joint Quarterly Reports on Form 10-Q, which include the audits of the Carnival plc UK GAAP annual financial statements, consents, opinions on management’s assessment of our effectiveness of internal control over financial reporting in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002, comfort letters, registration statements, statutory audits of various international subsidiaries and other agreed upon procedures. The 2004 audit fees were increased by approximately $400,000 from what was reported last year because these fees were approved after the 2004 proxy statement was filed.

Audit-Related Fees for 2004 and 2005 were mostly for employee benefit plan audits.

Tax Fees for 2005 and 2004 were for services related to tax compliance and tax planning.

All Other Fees for 2005 and 2004 were primarily for actuarial services and employee benefit plan consulting and Immigration and Naturalization Service certifications.

All of the services described above were approved by the Audit Committees, and in doing so, the Audit Committees did not rely on the de minimis exception set forth in Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Certified Public Accounting Firm

In December 2003, the Audit Committees adopted Key Policies and Procedures which address, among other matters, pre-approval of audit and permissible non-audit services provided by the independent registered certified public accounting firm. The Key Policies and Procedures require that all services to be provided by the independent registered certified public accounting firm must be approved by the Audit Committees. The Audit Committees consider whether the services requested are consistent with the rules of the U.S. Securities and Exchange Commission on auditor independence.

REPORT OF THE AUDIT COMMITTEES

Carnival Corporation and Carnival plc are two separate legal entities and, therefore, each has a separate board of directors, each of which in turn has its own Audit Committee. In accordance with their charter, each Audit Committee assists the relevant board of directors in carrying out its oversight of:

•	the integrity of the relevant financial statements;

•	the company’s compliance with legal and regulatory requirements;

•	the auditors’ qualifications and independence; and

•	the performance of the company’s internal audit functions and independent auditors.

Both Audit Committees are subject to the audit committee independence requirements under the corporate governance standards of the NYSE and relevant U.S. Securities and Exchange Commission rules, and the Audit Committee of Carnival plc is also subject to the requirements of the UK Combined Code. The two Audit Committees have identical members and each currently consists of five independent (as defined by the listing standards of the NYSE currently in effect and the UK Combined Code), non-employee directors. Each board of directors has determined that Stuart Subotnick is both “independent” and an “audit committee financial expert,” as defined by SEC rules. In addition, the board of Carnival plc has determined that Stuart Subotnick has “recent and relevant financial experience” for purposes of the UK Combined Code.

Management has primary responsibility for Carnival Corporation & plc’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements. Carnival Corporation & plc’s independent auditors are responsible for performing an independent audit of those financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committees are responsible for monitoring and overseeing the financial reporting process and the preparation of consolidated financial statements and for supervising the relationship between Carnival Corporation & plc and its independent auditors, as well as reviewing the group’s systems of internal controls and compliance with the group Code of Business Conduct and Ethics. The Audit Committees have met and held discussions with management of Carnival Corporation & plc and the independent auditors. In this context, management represented to the Audit Committees that Carnival Corporation & plc’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committees (i) reviewed and discussed Carnival Corporation & plc’s audited consolidated financial statements for the year ended November 30, 2005 with Carnival Corporation & plc’s management and with Carnival Corporation & plc’s independent auditors; (ii) discussed with Carnival Corporation & plc’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and (iii) received the written disclosures and the letter from Carnival Corporation & plc’s independent accountants required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees) and discussed with Carnival Corporation & plc’s independent auditors the independent auditor’s independence. The Audit Committees also considered whether the provision to the relevant entity by the independent auditors of non-audit services was compatible with maintaining the independence of the independent auditors. Based on the reviews and discussions described above, the Audit Committees recommended to the boards of directors that the audited consolidated financial statements of Carnival Corporation & plc be included in Carnival Corporation & plc’s Annual Report on Form 10-K for the year ended November 30, 2005 for filing with the U.S. Securities and Exchange Commission.

The Audit Committee of Carnival Corporation	The Audit Committee of Carnival plc
Stuart Subotnick, Chairman	Stuart Subotnick, Chairman
Richard G. Capen, Jr.	Richard G. Capen, Jr.
Arnold W. Donald	Arnold W. Donald
Richard J. Glasier	Richard J. Glasier
Sir John Parker	Sir John Parker

TRANSACTIONS OF MANAGEMENT AND DIRECTORS

Transactions with Micky Arison.  Micky Arison, our Chairman and Chief Executive Officer is also the Chairman, President and the indirect sole shareholder of FBA II, Inc., the sole general partner of Miami Heat Limited Partnership (“MHLP”), the owner of the Miami Heat, a professional basketball team. He is also the indirect sole shareholder of Basketball Properties, Inc., the sole general partner of Basketball Properties, Ltd. (“BPL”), the manager and operator of AmericanAirlines Arena. Pursuant to a five-year advertising and promotion agreement between Carnival Cruise Lines, MHLP and BPL effective July 2004, Carnival Cruise Lines paid an aggregate of $264,000 in fiscal 2005 for the advertising and promotion of Carnival Cruise Lines during Miami Heat games and other events held at the AmericanAirlines Arena, located in Miami, Florida.

Carnival Cruise Lines also agreed to become the title sponsor of a Hurricane Katrina Relief Benefit Game between the Miami Heat and the San Antonio Spurs held at the AmericanAirlines Arena in October 2005. In becoming the title sponsor of the game, Carnival Cruise Lines agreed to purchase all of the tickets that remained unsold six days prior to the event. Carnival’s ticket purchase guaranteed that the game was sold out, ensuring that the donation to the Hurricane Katrina relief efforts topped the $1 million mark. As a result of this sponsorship, Carnival Cruise Lines received substantial promotional benefits associated with the event and related media coverage. Ultimately, Carnival Cruise Lines purchased approximately 7,600 tickets to the event for $499,977. The tickets were distributed to Carnival Cruise Lines employees and several local community groups, schools and other organizations. The Miami Heat donated 100% of the proceeds from the game, both the ticket and concession revenue, to hurricane relief charities, including the American Red Cross.

In addition, in October 2004 Carnival Corporation entered into a seven-year agreement with BPL for the use of six courtside lounge seats at the Miami Heat games played at the AmericanAirlines Arena and other public events at the arena. Under the agreement, Carnival Corporation agreed to pay $180,000 per year for the first five years, plus taxes, subject to a 5% increase in years six and seven.

Transactions with the Ted Arison Family Foundation USA, Inc.  Shari Arison (Micky Arison’s sister) is the Chairman of the Board of Trustees and President of the Ted Arison Family Foundation USA, Inc. (the “Foundation”), a charitable foundation established by Carnival Corporation’s founder, Ted Arison. Carnival Corporation leases approximately 100 square feet of office space to the Foundation and employs one of its employees. During fiscal 2005, Carnival Corporation received approximately $132,000 from the Foundation for both lease payments and for all costs incurred by Carnival Corporation related to this employee. It is expected that Carnival Corporation will continue these arrangements with the Foundation in the future.

Registration Rights.  Pursuant to a letter agreement (the “Trust Registration Rights Agreement”) dated July 11, 1989, Carnival Corporation granted to the Ted Arison Irrevocable Trust (the “Irrevocable Trust”) and the Arison Children’s Irrevocable Trust (the “Children’s Trust,” and together with the Irrevocable Trust, the “Trusts”) certain registration rights with respect to certain shares of Carnival Corporation common stock held for investment by the Trusts (the “Shares”). The beneficiaries of the Trusts included the children of Ted Arison, including Micky Arison, our Chairman of the boards and Chief Executive Officer, and Shari Arison, a major shareholder. Effective December 26, 1991, the Children’s Trust was divided into three separate continued trusts, including continued trusts for Micky Arison, Shari Arison and Michael Arison.

Under the Trust Registration Rights Agreement, Carnival Corporation has granted the Trusts demand and piggyback registration rights. Carnival Corporation is not required to effect any demand registration unless all of the Shares owned by either of the Trusts are included in the demand. Carnival Corporation has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for the Trusts, selling costs, underwriting discounts and applicable filing fees.

Under a registration rights agreement dated June 14, 1991 (the “Arison Registration Rights Agreement”), Carnival Corporation granted certain registration rights to Ted Arison with respect to certain shares of common stock beneficially owned by him (the “Arison Shares”) in consideration for $10,000. The registration rights were held by the Estate of Ted Arison. The Estate of Ted Arison subsequently transferred the Arison Shares to the Nickel 1997 Irrevocable Trust (formerly known as The 1997 Irrevocable Trust of Micky Arison), the Artsfare 1992 Irrevocable Trust (formerly known as the Ted Arison 1992 Irrevocable Trust for Lin No. 2) and the Eternity Four Trust (formerly known as the Ted Arison 1994 Irrevocable Trust for Shari No. 1) (collectively, the “Family Trusts”). The Arison Registration Rights Agreement provides for demand and piggyback registration rights. Carnival Corporation has agreed to bear all expenses relating to such demand and piggyback registrations, except for fees and disbursements of counsel for the Family Trusts, selling costs, underwriting discounts and applicable filing fees.

Agreements with Kirk Lanterman.  On December 1, 2004, HAL entered into a letter agreement with Mr. Lanterman regarding the terms of his employment for the month of December 2004 (the “December Employment Agreement”). Pursuant to the December Employment Agreement, Mr. Lanterman was paid $62,500, less applicable taxes and other standard deductions, including, but not limited to, medical insurance premiums and previously authorized 401(k) contributions, if any. In accordance with the December Employment Agreement, Mr. Lanterman resigned as a HAL employee effective December 31, 2004.

In 1999 and years prior thereto, A. Kirk Lanterman deferred receipt of a portion of his annual bonus. In exchange, Carnival Corporation and Mr. Lanterman entered into a Retirement and Consulting Agreement, which provides that Carnival Corporation will pay him the deferred bonus amounts plus interest in monthly installments over the 15 years following his retirement. During fiscal 2005, Carnival Corporation paid Mr. Lanterman approximately $1.8 million under the terms of his Retirement and Consulting Agreement.

HAL entered into an 11-month Consulting Agreement (the “Consulting Agreement”) with Mr. Lanterman. The initial term of the Consulting Agreement was from January 1, 2005 through November 30, 2005, and was automatically renewed for one additional year. Under the terms of the Consulting Agreement, Mr. Lanterman will have the title of “Chairman” of HAL, which shall be a non-executive title. During the term of the Consulting Agreement, Mr. Lanterman will provide such consulting services and other assistance as may be required by HAL’s President on strategic, financial and historical analyses and other various services that are specified by HAL’s President, up to a maximum of 1,000 hours annually.

During fiscal 2005, Mr. Lanterman received compensation of approximately $722,000 under the terms of the Consulting Agreement. He does not participate in any incentive compensation plans offered by HAL or any affiliate of HAL, but is eligible for medical and dental insurance and certain other benefits. The Consulting Agreement contains confidentiality and indemnification provisions and may be terminated by HAL for good cause or upon the death or disability of Mr. Lanterman. HAL has also agreed to indemnify Mr. Lanterman from any losses arising from his provision of the consulting services subject to the Consulting Agreement, subject to customary exceptions. At the end of the term of the Consulting Agreement, no further severance or other payments shall be provided to Mr. Lanterman, except as set forth in the Retirement and Consulting Agreement between Mr. Lanterman and HAL as discussed above.

Transactions with Cruise Specialists.  Until January 2005, Janet Olczak Lanterman, the wife of A. Kirk Lanterman, one of our directors and a former executive officer, was the owner of a travel agency located in Seattle, Washington, named Cruise Specialists. Under the laws of the State of Washington, Ms. Lanterman’s ownership interest in Cruise Specialists was her separate property and, accordingly, Mr. Lanterman did not have any ownership interest in the agency. Cruise Specialists sells cruises and other similar products for various travel providers, including us, under arrangements that are common throughout the travel industry, whereby Cruise Specialists receives a commission based on sales generated. From December 1, 2004 to December 31, 2004, Cruise Specialists generated approximately $1.14 million of gross revenues for Carnival Corporation & plc. In connection with such revenues, Cruise Specialists received from Carnival Corporation & plc approximately $293,000 in commissions and other marketing incentives. Carnival Corporation and Carnival plc believe that the terms and conditions of the agreement with Cruise Specialists were no less favorable to Carnival Corporation & plc than those terms and conditions available for comparable transactions with unaffiliated persons.

Brother of Robert H. Dickinson.  Carnival Cruise Lines entered into an agreement with Waste Management National Services, Inc. (“WMNS”) for the analytical, management, collection, transportation, disposal and recycling services for certain wastes generated or accumulated by its vessels in U.S. and foreign ports. We have been advised that John Dickinson, the brother of Robert H. Dickinson (President and Chief Executive Officer of Carnival Cruise Lines and a member of our boards of directors), served as a consultant to WMNS in connection with the negotiation of this agreement and receives fees based on Carnival Cruise Lines’ usage of WMNS under the agreement. During fiscal 2005, Carnival Cruise Lines paid approximately $3.3 million to WMNS for their services. John Dickinson advised us that he received approximately $37,000 during fiscal 2005 from WMNS.

Son of Pier Luigi Foschi.  The son of Pier Luigi Foschi, one of our executive officers and a director, is a minority partner in Studio Biscozzi-Nobili, an Italian tax consulting firm, which is retained from time to time to provide tax advice to Costa, one of Carnival plc’s subsidiaries. During fiscal 2005, Costa paid approximately $184,000 to Studio Biscozzi-Nobili for providing such services to Costa.

Transactions with Affiliated Entities.  Carnival Corporation & plc has adopted a policy of dealing with affiliated entities on an arm’s-length basis and Carnival Corporation & plc may not engage in business transactions with any affiliate on terms and conditions less favorable to Carnival Corporation & plc than terms and conditions available at the time for comparable transactions with unaffiliated persons. All contracts between us and an entity in which a director or senior employee of Carnival Corporation & plc has an interest must be approved by the boards of directors.

Annex A

CARNIVAL PLC DIRECTORS’ REPORT AND UK GAAP SUMMARY FINANCIAL INFORMATION

Directors’ Report

Carnival plc and Carnival Corporation are separate legal entities (together referred to in this report as “Carnival Corporation & plc”) and each company has its own board of directors and committees of the board. However, as is required by the agreements governing the dual listed company (“DLC”) structure, there is a single management team and the boards of directors and members of the committees of the boards are identical.

Principal activities

Carnival Corporation & plc is the largest cruise vacation group in the world, with a portfolio of 12 cruise brands in North America, Europe and Australia. Together, these brands operate 79 ships totaling 137,000 lower berths with 16 new ships scheduled to enter service between February 22, 2006 and September 2009. Carnival has a multi-brand strategy, which provides products and services appealing to the widest possible target audience across all major sectors of the vacation industry.

Business review and future developments

A review of the Carnival Corporation & plc’s group activities during the year and likely future developments is provided in the Chairman’s statement and the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the Carnival Corporation & plc 2005 Annual Report, which accompanies the proxy statement.

On December 14, 2005 Carnival plc entered into an agreement to sell the Pacific Sky. In addition on January 1, 2005 Carnival plc acquired the business assets of Cunard Line Limited, its wholly owned subsidiary. The purchase price was based on the book values of the assets held by Cunard Line Ltd. Further details of movements in group and company fixed assets are provided in the notes to the audited consolidated financial statements of Carnival plc (the “Carnival plc Accounts”).

Dividends

During the year ended November 30, 2005, Carnival Corporation and Carnival plc paid four quarterly dividends totalling 70 U.S. cents per ordinary share (2004—50 U.S. cents). In April 2005 the boards approved an increase in the quarterly dividend from 15 to 20 U.S. cents per share and in October 2005 approved a further increase in the quarterly dividend to 25 U.S. cents per share.

Although the dividend is declared in U.S. cents, it is paid in sterling to the holders of ordinary shares in Carnival plc unless they elect to receive their dividends in U.S. dollars. The dividend will be converted into sterling at an exchange rate set approximately 10 days prior to the actual payment.

Holders of the Carnival plc’s American Depositary Shares (“ADSs”) are paid their dividend in U.S. dollars.

On September 21,2004, Bedell Trustees Limited, the trustee for the Carnival plc Deferred Bonus and Co-Investment Matching Plan, waived its right to all dividends payable by Carnival plc. The amount waived during the year was £66,238.60.

Share capital

Changes in Carnival plc’s share capital during the year are given in note 16 to the Carnival plc Accounts.

The preference shares of Carnival plc, which have been allotted but not issued, are entitled, in priority to the holders of any other class of shares in Carnival plc’s share capital, to a cumulative fixed dividend of 8% per annum. The preference shares carry no voting rights and rank behind the ordinary shares in relation to a winding-up and certain types of return of capital. The Carnival plc subscriber shares have no dividend rights nor voting rights nor any rights to payment of capital upon a distribution of assets by Carnival plc. The preference shares and subscriber shares are unlisted.

Details of options over ordinary shares granted to employees are given in note 19 to the Carnival plc Accounts.

In October 2004, Carnival Corporation and Carnival plc announced that their boards of directors had authorised the repurchase of up to an aggregate of $1 billion of Carnival Corporation and Carnival plc shares. Shareholder approval is not required to buy back shares of Carnival Corporation, but is required under the Companies Act to buy back shares of Carnival plc. Accordingly, at the annual general meetings held on April 13, 2005, the authority for Carnival plc to buy back its own shares was approved. This authority enabled Carnival plc to buy back up to 10,610,900 ordinary shares of Carnival plc (being approximately 5% of Carnival plc’s ordinary shares in issue). That approval expires at the conclusion of Carnival plc’s 2006 annual general meeting. As of January 31, 2006, Carnival Corporation has purchased 8,002,049 shares of Carnival Corporation for $385.7 million, but neither Carnival Corporation nor Carnival plc has purchased any Carnival plc shares.

Directors

The names of the persons, who served as directors of Carnival Corporation and Carnival plc during the financial year, and biographical notes about each of the directors, including the period for which they held office during the 2005 financial year, are contained in the proxy statement to which this report is annexed. Details of the directors’ membership on board committees are set out in the Carnival plc Corporate Governance Report attached as Annex C to the proxy statement.

All directors retire at the forthcoming annual general meeting and, being eligible, offer themselves for re-election.

Details of the directors’ remuneration and their interests in the shares of Carnival Corporation and Carnival plc are set out in the Carnival plc Directors’ Remuneration Report attached as Annex B to the proxy statement.

Substantial shareholdings

As at the date of this report, Carnival plc has been notified of the following material interests of 3% or more in Carnival plc’s issued ordinary share capital:

	No. of shares	Percentage of issued capital
Carnival Investments Ltd.	41,679,877	19.60%	(1)
Fidelity Investments	9,286,349	4.37%	(2)
Legal & General Group plc	8,545,069	4.02%	(3)
The Capital Group Companies, Inc.	8,669,178	4.08%	(4)

(1)	These shares carry no voting rights or rights on liquidation unless Carnival Corporation owns over 90% of all the Carnival plc shares.

(2)	FMR Corp. and its direct and indirect subsidiaries and Fidelity International Limited and its direct and indirect subsidiaries have a non-beneficial interest in these shares.

(3)	Legal & General Group plc and/or its subsidiaries have an interest in these shares.

(4)	Interests of The Capital Group of Companies, Inc. and its affiliates Capital Research and Management Company, Capital International S.A., Capital International Limited and Capital Guardian Trust Company.

Save for the above, no person has reported any material interest of 3% or more or any non-material interest exceeding 10% of the issued ordinary share capital of Carnival plc.

Corporate Governance

A report on corporate governance and compliance with the Combined Code appended to the UK Listing Authority’s Listing Rules is contained in the Carnival plc Corporate Governance Report attached as Annex C to the proxy statement. The Carnival plc Directors’ Remuneration Report is attached as Annex B to the proxy statement.

Corporate and Social Responsibility

Health, safety and the environment

There are corporate policies for Health & Safety and the Environment that are reviewed annually.

The boards recognise that Carnival Corporation & plc need to ensure there is a consistent standard of operation throughout its fleet in keeping with its leading position in the cruise industry. In this regard, the Carnival Corporation & plc Corporate Maritime Affairs Department has worked with the operating companies in developing corporate-wide health and safety and security standards in order to provide fleet-wide consistency.

Similarly, in conjunction with the Carnival Corporation & plc Corporate Environmental Compliance Department, appropriate standards have been developed on policy matters regarding environmental issues. All vessels operate to a common Environmental Compliance Plan (“ECP”) issued in April 2002 and augmented by the additional policies issued and being developed. Carnival Corporation & plc is actively pursuing external certification of its environmental management system to ISO 14001 standards.

Monitoring of compliance with corporate policies, and corporate standards is maintained by annual audit under the direction of the Carnival Corporation & plc Audit Services Department and Corporate Environmental Compliance Department, each of which reports to the Audit Committees.

Carnival Corporation & plc’s Environmental Policy and Environmental Report are available on the website at www.carnivalcorp.com or www.carnivalplc.com.

Employees

Carnival Corporation & plc is comprised of 12 cruise brands in North America, Europe and Australia. Individual brands employ a variety of methods, such as intranet sites, management briefings, newsletters and reward programmes to keep employees informed of the performance, development and progress of Carnival Corporation & plc.

Senior employees within Carnival Corporation & plc are eligible to participate in either the Carnival plc 2005 Employee Share Plan or the Carnival Corporation 2002 Stock Plan, further details of which are provided in Carnival plc’s Directors’ Remuneration Report attached as Annex B to the proxy statement. These schemes reinforce the philosophy of encouraging senior employees to contribute directly to the achievement of Carnival Corporation & plc’s goals and of rewarding individual and collective success.

It is the policy of Carnival Corporation & plc that disabled persons should receive full and fair consideration for all job vacancies for which they are suitable applicants and training and career development is encouraged as for all other employees. It is the policy of Carnival Corporation & plc to seek to retain employees who become disabled whilst in its service wherever possible and to provide specialist training where appropriate.

Charitable donations

Carnival Corporation & plc provides support to charities by way of donations in cash and/or gifts in kind. Carnival Corporation has established the Carnival Foundation (the “Foundation”), which assists it in its commitment to enrich and better the lives of communities where it does business and/or where its employees live and work. The Foundation considers applications for charitable support from individuals and organisations and, according to an assessment of the merits of each application, determines whether it is appropriate to support particular causes or projects. Its primary funding interests include human and social needs, art and culture, health services and education.

Pursuant to Mr. Arison’s request, Carnival Corporation donated $2.5 million of Mr. Arison’s 2005 bonus to the Partnership for Recovery, Inc., Florida Hurricane Relief Fund, Save the Children and My Key West Emergency Relief Fund established by the Community Foundation of the Florida Keys to aid in hurricane relief efforts.

During the financial year ended November 30, 2005, the Carnival plc group made charitable donations totalling $1.4 million (2004—$1.0 million) of which $1.1 million (2003—$0.8 million) was in respect of charitable organisations in the United States.

Creditor payment policy

It is Carnival plc’s policy that payments to suppliers are made in accordance with those terms and conditions agreed between the company and its suppliers, provided that all trading terms and conditions have been complied with. At November 30, 2005, the company had an average of 22 days purchases outstanding in trade creditors.

Political contributions

Carnival plc did not make any political contributions to any European Union (“EU”) political organisation during the year ended November 30, 2005 (2004—nil). Carnival plc subsidiaries made political contributions to organisations outside the EU of $0.1 million (2003—$0.5 million).

International Financial Reporting Standards (“IFRS”)

Carnival plc will be required to adopt IFRS in its consolidated standalone financial statements, from December 1, 2005. The information included in the November 30, 2005 financial statements has been prepared under UK GAAP, however, the Carnival plc Interim Report for 2006 will include Carnival plc standalone financial information prepared under IFRS. A detailed announcement providing the reconciliation of the UK GAAP 2005 financial information to the equivalent reports prepared applying IFRS will be issued prior to the publication of the Carnival plc 2006 Interim Report. We expect the most significant changes to the Carnival plc group’s future reported results to arise from the expensing of share based payments, the recording of derivatives at fair values on the Carnival plc balance sheet, the measurement of pension assets and liabilities and the timing of Carnival plc’s dividend recognition.

Auditors

The independent auditors, PricewaterhouseCoopers LLP, have indicated their willingness to continue in office and a resolution that they be re-appointed will be proposed at the annual general meeting.

By order of the board

Arnaldo Perez
Company Secretary
February 21, 2006

Statement of directors’ responsibilities

UK company law requires the directors of Carnival plc to prepare financial statements for each financial year that give a true and fair view of the state of affairs of the Carnival plc group and of the profit or loss of the group for that period.

In preparing those financial statements the directors are required to:

•	Select suitable accounting policies and then apply them consistently;

•	Make judgements and estimates that are reasonable and prudent; and

•	State whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements.

The directors confirm that they have complied with the above requirements in preparing the financial statements. The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of Carnival plc and the group and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of Carnival plc and the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

By order of the board

Arnaldo Perez
Company Secretary
February 21, 2006

Carnival plc UK GAAP Summary Financial Information

The Summary Financial Information does not give all the information needed to gain as full an understanding of the results and state of affairs of the Carnival plc group (being Carnival plc and its subsidiary undertakings) as the full UK Annual Report and Accounts. To receive a free copy of the full UK Annual Report and Accounts which consists of the proxy statement (which includes the Directors’ Report and Directors’ Remuneration Report), the Carnival Corporation & plc 2005 Annual Report and the Carnival plc 2005 financial statements for this or future years, please contact our registrar, details of which can be found on page 48 of the Carnival Corporation & plc 2005 Annual Report. The Carnival plc group standalone financial information excludes the results of Carnival Corporation and is prepared under UK GAAP, whereas the Carnival Corporation & plc financial statements include the results of Carnival Corporation and Carnival plc prepared under U.S. GAAP.

Summarised Group profit and loss account

	Twelve months to Nov. 30, 2005	Twelve months to Nov. 30, 2004
	U.S.$m	U.S.$m
Turnover	4,352.2	3,901.3

Cost of sales	(3,023.8)	(2,632.3)
Administrative expenses	(616.2)	(609.0)
Operating costs	(3,640.0)	(3,241.3)
Group operating profit	712.2	660.0
Loss on disposal of ships (note 2)	(32.0)	—
Profit on ordinary activities before interest	680.2	660.0
Net interest payable and similar items	(120.0)	(110.3)
Profit on ordinary activities before taxation	560.2	549.7
Taxation	(23.9)	(27.6)
Profit on ordinary activities after taxation	536.3	522.1
Dividends	(191.1)	(116.5)
Retained profit for the financial year	345.2	405.6
Carnival plc standalone earnings per share (in U.S. dollars)
Basic earnings per share	2.53	2.47
Diluted earnings per share	2.52	2.46
Dividend per share	0.90	0.55

See accompanying notes to the Summary Financial Information.

Within the DLC structure the most appropriate presentation of Carnival plc’s results and financial position is considered to be by reference to the U.S. GAAP consolidated financial statements of Carnival Corporation & plc, which are included within the Carnival Corporation & plc 2005 Annual Report (see note 1). For information, we set out below the U.S. GAAP consolidated earnings per share included within the Carnival Corporation & plc consolidated financial statements for the twelve months ended November 30, 2005 and 2004 (in U.S. dollars):

DLC Basic earnings per share	2005: 2.80	2004: 2.31
DLC Diluted earnings per share	2005: 2.70	2004: 2.24

Summarised Group balance sheet

	As at Nov. 30, 2005	As at Nov. 30, 2004
	U.S.$m	U.S.$m

Fixed assets
Goodwill and other intangible assets	703.8	749.4

Tangible assets
Ships	6,525.7	7,303.2
Properties and other fixed assets	556.1	544.9
	7,081.8	7,848.1
Investments	4.7	7.9
	7,790.3	8,605.4
Current assets
Stocks	102.5	106.3
Debtors	480.2	452.2
Cash at bank and in hand	778.0	174.5
	1,360.7	733.0
Creditors: amounts falling due within one year	(2,865.3)	(2,531.1)
Net current liabilities	(1,504.6)	(1,798.1)
Total assets less current liabilities	6,285.7	6,807.3
Creditors: amounts falling due after more than one year	(1,726.0)	(2,217.3)
Provisions for liabilities and charges	(77.7)	(72.1)
	4,482.0	4,517.9
Capital and reserves
Called up share capital	352.9	352.2
Share premium account	75.6	64.7
Other reserves	35.6	35.6
Merger reserve	1,459.2	1,459.2
Profit and loss account	2,556.3	2,604.2
Equity shareholders’ funds	4,479.6	4,515.9
Equity minority interests	2.4	2.0
	4,482.0	4,517.9

See accompanying notes to the Summary Financial Information.

Approved by the board of directors on February 21, 2006 and signed on its behalf by:

Micky Arison
Howard S. Frank

Within the DLC structure the most appropriate presentation of Carnival plc’s results and financial position is considered to be by reference to the U.S. GAAP consolidated financial statements of Carnival Corporation & plc, which are included within the Carnival Corporation & plc 2005 Annual Report (see note 1).

Notes to the Summary Financial Information

1.    Basis of preparation

On April 17, 2003, Carnival Corporation and Carnival plc (formerly known as P&O Princess Cruises plc) completed a dual listed company (“DLC”) transaction (the “DLC transaction”), which implemented the Carnival Corporation & plc DLC structure. The DLC transaction combined the businesses of Carnival Corporation and Carnival plc (collectively known as “Carnival Corporation & plc”) through a number of contracts and through amendments to Carnival Corporation’s articles of incorporation and by-laws and to Carnival plc’s memorandum of association and articles of association. The two companies have retained their separate legal identities, however, they operate as if they were a single economic enterprise. Each company’s shares continue to be publicly traded; on the New York Stock Exchange (“NYSE”) for Carnival Corporation and the London Stock Exchange for Carnival plc. In addition, Carnival plc American Depository Shares are traded on the NYSE. The contracts governing the DLC structure provide that Carnival Corporation and Carnival plc each continue to have separate boards of directors, but the boards and senior executive management of both companies are identical. Under the contracts governing the DLC the Carnival Corporation & plc consolidated earnings accrue equally to each unit of Carnival Corporation stock and each Carnival plc share.

In order to provide the Carnival Corporation and Carnival plc shareholders with the most meaningful picture of their economic interest in the DLC formed by Carnival Corporation and Carnival plc, consolidated financial statements and management commentary of Carnival Corporation & plc have been included in the Carnival Corporation & plc 2005 Annual Report. The consolidated Carnival Corporation & plc financial statements have been prepared under purchase accounting principles whereby the DLC transaction has been accounted for as an acquisition of Carnival plc by Carnival Corporation. These consolidated Carnival Corporation & plc financial statements have been prepared under U.S. GAAP on the basis that all significant financial and operating decisions affecting the DLC companies are taken on the basis of U.S. GAAP information and consequences.

The standalone Carnival plc UK GAAP Summary Financial Information is required to satisfy statutory reporting requirements in the UK and does not include the results or net assets of Carnival Corporation. However, the directors consider that within the DLC arrangement the most appropriate presentation of Carnival plc’s results and financial position is by reference to the U.S. GAAP financial statements of Carnival Corporation & plc, which are included in the Carnival Corporation & plc 2005 Annual Report that accompanies this document.

Carnival plc has a single business of operating cruise ships and North American related landside assets under various brand names as follows: Holland America Tours and Princess Tours in North America, Costa, P&O Cruises, Swan Hellenic, Ocean Village and AIDA Cruises in Europe and P&O Cruises (Australia) in Australia and New Zealand. In addition, Carnival plc operates the Cunard brand, approximately 60% of the results of which are generated in North America with the remainder primarily arising in Europe.

2.    Loss on disposal of ships

During 2005 as part of a redeployment of vessels between the UK and North America, Carnival plc sold the Adonia to Princess Cruises. The sale resulted in a UK GAAP loss of $12.6m for Carnival plc. In the Carnival Corporation & plc consolidated financial statements no loss arose because the transfer was between companies within the DLC.

On December 14, 2005, Carnival plc entered into an agreement to sell the Pacific Sky. The net sale proceeds will be approximately $19.4m less than the UK GAAP carrying value, and thus a provision in anticipation of the disposal has been made in the 2005 results. The U.S. GAAP Pacific Sky carrying value is less than the net sale proceeds and, accordingly, no provision in anticipation of disposal was recorded in the 2005 Carnival Corporation & plc consolidated financial statements.

3.    Merchant Navy Officers Pension Fund (“MNOPF”)

A number of Carnival plc’s operating companies are participating employers in the MNOPF, an industry-wide multiemployer defined benefit pension scheme. The New Section of the fund, which is closed to new membership, has an actuarial deficit, however the extent of each employers’ liability for any ultimate deficit is uncertain. Following a March 2005 court ruling the Carnival plc group (“the Group”) is currently estimated to be liable for approximately 2.5% of any fund deficit, after apportionment to Princess Cruise Lines Ltd for participation by its employees in the fund. At March 31, 2003, the date of the most recent formal actuarial valuation of the New Section, prepared by the MNOPF’s actuary, the Group’s estimated 2.5% share of the fund deficit was approximately $7.6 million, assuming a 7.8% discount rate. During August 2005 the Group received invoices from the MNOPF trustee requiring payment over the next ten years of $11.0m, representing the trustee’s revised estimate, at that time, of the Group’s share of the deficit. At November 30, 2005, Carnival plc’s independent actuary informally updated the March 31, 2003 valuation for UK accounting purposes, and estimated that the Group’s share of New Section deficit could increase to $29m, assuming a 4.8% discount rate. The amount of the fund deficit could vary considerably if different assumptions and/or estimates were used in its calculation. It is possible that the fund’s trustee could invoice the Group for additional amounts in the future for various reasons, including if they believe the fund requires further funding. In the Carnival Corporation & plc consolidated financial statements a provision of $23m was made, which represents the MNOPF trustee’s calculation of its share of the entire MNOPF liability. Further details of the circumstances of this pension scheme are included in note 13 to the Carnival Corporation & plc 2005 Annual Report.

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Annex B

CARNIVAL PLC DIRECTORS’ REMUNERATION REPORT

This report forms part of the audited consolidated financial statements of Carnival plc for the financial year ended November 30, 2005. Carnival plc and Carnival Corporation are separate legal entities (together referred to in this report as “Carnival Corporation & plc”) and each company has its own board of directors and Compensation Committee. However, as is required by the agreements governing the dual listed company (“DLC”) structure, there is a single management team and the boards of directors and members of the committees of the boards are identical.

This report has been drafted in compliance with the Directors’ Remuneration Report Regulations 2002 incorporated into the UK Companies Act 1985 and with the July 2003 Combined Code on Corporate Governance (the “Combined Code”). Sections 1 to 7 below comprise the “auditable part” of this report.

Sterling and Euro denominated amounts are converted to U.S. dollar amounts at the average exchange rates for the year ended November 30, 2005 of £1:$1.836 (2004—£1:$1.818) and Euro 1:$1.258 (2004—Euro 1:$1.235) unless otherwise stated.

The Compensation Committees

The members of the Compensation Committees are Modesto A. Maidique (chairman), Sir John Parker and Richard J. Glasier, all of whom the boards consider to be independent non-executive directors as explained in the Carnival plc Corporate Governance Report attached as Annex C of the proxy statement to which this report is annexed.

The Compensation Committees determine the compensation policy and the compensation payable to the executive directors and senior executives of Carnival plc, including annual performance related bonuses, grants of share options and share awards under incentive plans within the terms of reference contained in the charter of the Compensation Committees approved by the boards. Compensation of the executive directors is determined following consultation with the Chairman. The Chairman ensures that contact is maintained with principal shareholders on remuneration issues in the same way as with other matters.

To assist in reaching their decisions, the Compensation Committees have access to survey information and independent advice where the Compensation Committees determine this is required. Watson Wyatt Worldwide (“Watson Wyatt”), who were appointed by the Compensation Committees, continued to provide advice to the Compensation Committees on executive remuneration during the 2005 financial year.

Watson Wyatt Limited, a related company of Watson Wyatt, provides actuarial advice and administrative services in relation to the UK pension schemes to Carnival plc and advice on share incentive plans to Carnival Corporation and Carnival plc.

Policy on Directors’ Remuneration

Carnival Corporation & plc is a global company with executives working and living in different parts of the world, with the substantial majority of senior employees located in the U.S., and most of the remainder in the UK and Italy. As a global entity it is challenging to establish consistent compensation practices across geographic and corporate lines that satisfy the particular requirements of all jurisdictions. For example, approximately 95% of annual share option grants are made to Carnival Corporation & plc executives outside the UK, and only one executive director is resident outside the U.S. Therefore, since the largest presence of executives is in the U.S., U.S. compensation practice shapes group compensation policy. However, the Compensation Committees seek to incorporate UK compensation principles, including those contained in the Combined Code, as far as practicable, unless the application of those principles would be uncompetitive in the U.S. or other markets, would result in substantial inconsistencies within the Carnival Corporation & plc group, or would restrict the Carnival Corporation & plc group’s ability to transfer executives between brands. The overall remuneration objective is to pay high rewards for the continued delivery of high performance from a moderate base salary.

EXECUTIVE DIRECTORS

In accordance with U.S. practice, compensation arrangements for the executive directors are determined on an individual basis in order to ensure recruitment and retention of candidates with the necessary experience and skill, taking account of their individual compensation history, as well as local geographical market factors.

The objectives of the Compensation Committees as regards executive director remuneration for 2005 and subsequent financial years, are to create executive compensation packages that are competitive with compensation payable by a comparable group of U.S. peer companies (being companies of similar size in the entertainment, hospitality and media industries) (the “Comparative Group”), as well as to provide both short-term rewards and long-term incentives for positive individual and corporate performances. The overall objective for compensating executives, including equity-based compensation, is to position total potential compensation, if performance warrants, at about the 75th percentile of the Comparative Group.

The main components of remuneration for executive directors, and where applicable, the performance criteria on which they are based, are set out below. The principles applied by the Compensation Committees are that a high proportion of the total remuneration package to executive directors will be delivered through performance-related reward in the form of performance-related cash bonuses and share-based incentive plans. The share-based incentive plans are designed to align the interests of participants with those of the shareholders and to support retention of the executive directors. The Compensation Committees seek to ensure that the operation of the plans in practice is consistent with their overall objectives, recommending changes to achieve this if necessary.

The key components of the remuneration of the executive directors and senior executives are base salary, annual performance-related bonus, share-based incentives and pensions. The following chart shows the relative values of fixed and variable elements of the remuneration of executive directors of Carnival Corporation & plc in 2005:

The fixed and variable components of the remuneration shown in the above table were calculated using actual salary, benefits and performance-related bonuses, the face value of share awards and expected value of options awarded in respect of the financial year ended November 30, 2005. The expected value of the options is calculated using the Black-Scholes option pricing model. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”

Base salaries

Overall, the base salaries of the executive officers, including the base salary of the Chief Executive Officer, are set at a level the Compensation Committees believe to be at approximately the 50th percentile of the Comparative Group. Internal relativities and salary levels in the comparable employment market are also taken into account.

Annual performance-related bonuses

The performance-related annual bonus is the most important cash compensation feature of executive compensation as a reward for contributions made towards achieving Carnival Corporation & plc’s goals, including profitability. Annual bonus payments are intended to reward positive short-term individual and corporate performance. The emphasis on the annual discretionary bonus for the executive directors and senior executives allows Carnival Corporation & plc greater flexibility in rewarding favourable individual and corporate performance than is possible under a salary-oriented structure. The Compensation Committees’ objective is to position total cash compensation of executives, comprising annual bonus and base salary, at approximately the 75th percentile, if performance warrants, of the Comparative Group. Consistent with these goals, no upper limits are attached to annual bonuses, with the exception of that paid to Mr. Foschi whose bonus increase is capped at 20% of his base year bonus of Euro 669,000.

The Compensation Committees determined the bonuses for executive directors for 2005 on the basis set out in the table below:

Director	Performance measure
Micky Arison Chief Executive Officer of Carnival Corporation & plc	Based on the net income of Carnival Corporation & plc, individual performance of the executive in meeting the personal targets set by the Compensation Committees and return on invested capital.

Robert H. Dickinson President and Chief Executive Officer of Carnival Cruise Lines division of Carnival Corporation	Based primarily on return on invested capital of Carnival Cruise Lines reaching certain pre-determined levels pursuant to the terms of the Carnival Cruise Lines Management Incentive Plan.

Pier Luigi Foschi Chief Executive Officer of Costa Crociere S.p.A. (“Costa”)	Base bonus of Euro 669,000, and an amount based on the year-on-year percentage increase in consolidated net income of Costa.

Howard S. Frank Chief Operating Officer of Carnival Corporation & plc	Based on the net income of Carnival Corporation & plc, individual performance of the executive in meeting the personal targets set by the Compensation Committees and return on invested capital.

Peter G. Ratcliffe Chief Executive Officer of P&O Princess Cruises International	Based on a percentage of net income of the following brands: Cunard Line, Ocean Village, P&O Cruises, P&O Cruises (Australia), P&O Travel, Princess Cruises, Princess Tours and Swan Hellenic.

With the exception of Carnival Cruise Lines, the financial performance criteria relative to each business are those that have been applied historically in those businesses and are designed to be competitive in the markets where those businesses operate.

The Carnival Cruise Lines Management Incentive Plan was amended during 2005 so that the level of bonuses under the plan would primarily be determined by the return on invested capital reaching certain predetermined levels pursuant to the terms of the plan, as opposed to net income. The amendment to the plan rewarded prudent capital investment and resultant high return.

In line with U.S. practice, the cash bonuses of Howard S. Frank and Robert H. Dickinson form part of their pensionable earnings. The bonuses of Micky Arison and Peter G. Ratcliffe do not form part of their pensionable earnings.

Long-term incentive plans

The Carnival Corporation & plc share-based incentive plans are intended to provide executives with longer term incentives in the form of share options and awards, which appreciate in value with continued favourable future performance of Carnival Corporation & plc. The purpose of the plans is to create incentives by providing an opportunity to senior employees who are important to the success and growth of the business of Carnival Corporation & plc to own either Carnival Corporation or Carnival plc ordinary shares.

The Compensation Committees’ policy is to make grants of share options and awards that will accord with the historical practice of each business unit, requirements of local law and practice in which a business unit operates, and as necessary to maintain competitiveness in the local employment market. Given that approximately 95% of annual share option grants are made to Carnival Corporation & plc executives located outside the UK, the Compensation Committees have determined that, from a business standpoint, it would be difficult to fully adopt UK practice relating to share options and awards.

Accordingly, in line with market practice in the U.S., the terms of the various Carnival Corporation & plc equity-based plans, details of which are described below, do not include the Combined Code requirement that corporate performance conditions be applied to the vesting of options and share awards. The application of performance conditions is entirely within the discretion of the Compensation Committees. The only exception is that performance conditions continue to apply to the matching shares under the Carnival plc Deferred Bonus and Co-Investment Matching Plan described below.

Annual grants and awards to executive directors under the Carnival Corporation & plc equity-based incentive plans are determined by the Compensation Committees after taking account of the overall financial performance of the Carnival Corporation & plc group in the previous financial year and the personal contribution that each executive has made to the development of strategy to deliver future growth, the ongoing creation of a competitive cost structure, and the overall corporate success of the Carnival Corporation & plc group through the spread of best practice.

The long term incentive plans currently in operation by Carnival Corporation & plc are as follows:

•	Carnival plc Deferred Bonus and Co-Investment Matching Plan;

•	Carnival Corporation 2002 Stock Plan;

•	Carnival plc 2005 Employee Share Plan; and

•	Carnival plc Executive Share Option Plan.

Carnival plc Deferred Bonus and Co-Investment Matching Plan

Peter G. Ratcliffe, the only participating director of Carnival plc and other senior executives of Carnival plc and its subsidiaries participate in the Carnival plc Deferred Bonus and Co-Investment Matching Plan, except that from April 17, 2003, Mr. Ratcliffe no longer received matching awards as described below. A percentage of their annual bonus is mandatorily delivered in the form of Carnival plc share awards that are retained in a trust for a three-year period. During this period, participants in the plan have no right to vote. The level of mandatory deferral for Mr. Ratcliffe in 2005 was 50% of his annual bonus.

Senior executives below board level may choose to invest all or part of their post-tax cash bonus, or funds from their own resources, into the plan (“invested shares”) subject to a maximum limit on the amount invested in the plan in any one year of 75% of base salary. In addition, they may be granted a matching award, which is subject to an earnings per share (“EPS”) growth performance condition.

The vesting of matching awards is subject to Carnival Corporation & plc’s EPS growth over the three year retention period:

Carnival Corporation & plc’s EPS Growth	% of matching award capable of release or exercise
50% and greater	100%
15%	25%
Below 15%	0%

Where Carnival Corporation & plc’s EPS growth is between 15% and 50%, the percentage of a matching award which is capable of exercise is calculated on a straight line basis between 25% and 100%. The Compensation Committee determines whether the performance target has been satisfied by comparing Carnival Corporation & plc’s EPS (calculated in accordance with applicable U.S. GAAP accounting standards) of the financial year ending immediately prior to the financial year in which the grant date falls with the EPS for the last financial year of the retention period. The EPS growth performance measure was selected by the Compensation Committee on the establishment of the plan in 2000 in accordance with market practice, and in line with shareholder requirements at the time.

Carnival Corporation 2002 Stock Plan

Under the Carnival Corporation 2002 Stock Plan, the Carnival Corporation Compensation Committee may issue share options, restricted shares and restricted share units to selected employees, directors, consultants and advisors who are important to the success of Carnival Corporation & plc. The Carnival Corporation Compensation Committee has the discretion to determine the persons to whom awards are granted, the type of award, the number of shares to be covered by each award and, with respect to options, the exercise price.

Share options

Options are generally granted at or above market value and vest according to a schedule set by the Compensation Committee with an expiration date not more than ten years after the date of the grant. Options granted to executive directors outstanding at November 30, 2005 vest in equal instalments over a five-year period beginning one year from the date of grant.

Restricted share and restricted share units

The grant or the vesting of an award of restricted shares and restricted share units may be made conditional upon service to a member of Carnival Corporation & plc or any of its affiliates or the attainment of performance goals or other factors. Generally, restricted shares and restricted share units granted to executive directors outstanding at November 30, 2005 vest five years from the date of grant. Holders of an award of restricted shares have all of the rights of a shareholder of Carnival Corporation, including the right to vote, but holders of an award of restricted share units do not have such rights. The Compensation Committee has discretion to determine whether dividends with respect to restricted shares will be paid to the participant or withheld by Carnival Corporation and credited upon release, and interest may be credited on such dividends at a rate determined by the Compensation Committee. If the shares were forfeited, the participant would also forfeit his or her right to any dividends attributable. The Compensation Committee has discretion to determine whether dividend equivalents with respect to restricted share units (being equal to cash and share dividends on the shares represented by the restricted share units) will be paid to the participant or withheld by Carnival Corporation, whether interest may be credited on such dividend equivalents at a rate determined by the Compensation Committee, as well as whether the award will be settled in cash or by shares. If the restricted shares are forfeited, the participant would also forfeit his or her right to any dividend equivalents attributable.

As restricted share awards and restricted share units may only be forfeited in limited circumstances, they are regarded as remuneration for the year of award and, therefore, the 2005 awards are disclosed in the executive directors’ remuneration table below.

Carnival plc 2005 Employee Share Plan

The Carnival plc 2005 Employee Share Plan (the “PLC Share Plan”), which was approved by shareholders on April 13, 2005, replaced the Carnival plc Executive Share Option Plan, and no further options will be granted under that plan. The PLC Share Plan is designed for maximum flexibility as to the types of options and other share awards that may be granted to employees and executive directors. The PLC Share Plan allows the Compensation Committee to tailor equity compensation policies for the various operating companies under Carnival plc that are competitive in their respective employment markets, as well as strengthen Carnival plc’s ability to recruit and retain talented employees and more closely align their interests with those of shareholders. The Compensation Committee is aware that the terms of the PLC Share Plan are not wholly consistent with UK practices, but consider it highly relevant that approximately 95% of the annual awards made to executives of the Carnival Corporation & plc group under the share based plans of Carnival Corporation & plc are made to executives outside of the UK.

All employees of Carnival plc and its subsidiaries are eligible to participate in the PLC Share Plan at the discretion of the Compensation Committee, however awards are granted primarily to management (including executive directors).

The Compensation Committee may award annual grants of share options, or awards of restricted shares or restricted share units separately, or in any combination that the Compensation Committee decides. The value of an award to be granted to any individual will be determined taking into account an individual’s present and potential contribution to the success of Carnival Corporation & plc and the market practice for companies with global operations in the country where the participants are based. Whilst the PLC Share Plan does not place an individual limit on the value of share options and awards that may be granted to the executive directors in any year, the Compensation Committee is guided by the compensation policy described above.

Share options

The terms and conditions under which options are granted generally mirror those of the Carnival Corporation 2002 Stock Plan described above with the exception that options may also be granted over American Depositary Shares (ADSs), each representing one ordinary share of Carnival plc, where appropriate for U.S.-based executives.

Restricted share and restricted share units

The terms and conditions under which restricted shares and restricted share units are awarded, mirror those of the Carnival Corporation 2002 Stock Plan described above.

The Combined Code provides that shares granted to directors should not vest, and options should not be exercisable, in less than three years. The terms of the plan give flexibility to the Compensation Committee to determine the vesting schedule applicable to share options and awards.

The Combined Code also provides that grants under all incentive plans should be subject to challenging performance criteria reflecting the company’s objectives. In accordance with U.S. practice and consistent with historical practice in relation to the Carnival Corporation 2002 Stock Plan, the Compensation Committee has discretion to determine whether the grant or vesting of share options and awards under the plan will be subject to performance targets. In determining whether performance targets shall apply, the Compensation Committee will have regard to the local practice in the country in which the participant is based.

Carnival plc Partnership Share Scheme

The Carnival plc Partnership Share Scheme (formerly known as the P&O Princess Cruises Partnership Share Scheme) approved by shareholders at the 2001 annual general meeting of Carnival plc (formerly P&O Princess Cruises plc) was expected to be implemented in 2005. However, after careful consideration it was decided that the Carnival plc Partnership Share Scheme would not be implemented.

Stock Purchase Plan

Carnival plc 2005 Employee Stock Purchase Plan

The Carnival plc 2005 Employee Stock Purchase Plan (“ESPP”) was approved by shareholders at the annual general meeting held on April 13, 2005. The ESPP enables employees of Carnival plc and designated subsidiaries, to the extent the ESPP is offered to employees, to purchase American Depositary Shares (ADSs) of $1.66 each in Carnival plc on a semi-annual basis at approximately a 15% discount to market value, up to an annual maximum individual purchase limit of $17,647. The maximum total number of ADSs, which may be purchased pursuant to the ESPP, is 2,000,000 ADSs.

Service contracts

It is the policy of the Compensation Committees for executive directors to have notice periods of not more than 12 months in duration. Following U.S. accepted practice on remuneration as stated above, the policy of the Compensation Committee of Carnival Corporation has been not to enter into service contracts with U.S. executive directors, but to enter into individual compensation arrangements. The Compensation Committees will continue to have regard to the individual circumstances of each case taking account of best practice in the UK and the U.S. and the expected cost to Carnival Corporation & plc of any termination of a director’s employment arrangements. Details of individual termination arrangements are set out below:

Executive director	Effective date of service contract	Unexpired term of contract from November 30, 2005	Notice period	Compensation for loss of office
Micky Arison	None(1)	None	None	None
Howard S. Frank	None(1)	None	None	None
Robert H. Dickinson	None(1)	None	None	None
Pier Luigi Foschi	Dec. 1, 2004	12 months	12 months	1x annual base salary and bonus
Peter G. Ratcliffe	April 17, 2003(2)	Term continues until termination of contract	12 months	1x annual base salary and bonus

(1)	Messrs. Arison, Frank and Dickinson only have Executive Long-Term Compensation Agreements. Nothing in those agreements confers a right to be employed by Carnival Corporation and no notice period to terminate the agreements applies.

(2)	Amended on July 19, 2004.

In accordance with U.S. practice, Micky Arison, Howard S. Frank and Robert H. Dickinson have no service contract and no entitlement to severance except for retention of unvested options and restricted share awards. Only Pier Luigi Foschi and Peter G. Ratcliffe have service contracts. In line with U.S. practice, annual bonus forms part of the severance for Peter G. Ratcliffe and Pier Luigi Foschi.

Vesting of options and share awards on termination of an executive director’s contract is dependent upon the reasons the contract is terminated. Under the Carnival plc 2005 Employee Share Plan and Carnival Corporation 2002 Stock Plan, all share options and share awards, not vested at the time of termination, will lapse with the exception of retirement. In the case of retirement, depending on the director’s years of service and age, the options will vest according to the vesting schedule. In the case of the Deferred Bonus and Co-Investment Matching Plan, share awards and matching awards are generally subject to the provisions of the plan until the end of the retention period. The matching awards will vest pro rata for the proportion of the performance period for which the director served. However, upon resignation, all share awards and matching awards will lapse. Share awards granted within 12 months immediately prior to termination are exercisable within three months from termination and related matching awards shall lapse. The aforementioned applies unless the Compensation Committees determine otherwise.

Pensions

Carnival Corporation & plc operates various group pension schemes for its executives in which the executive directors also participate. Under the Carnival plc pension schemes, retirement benefits are based solely on base salary and no other emoluments are pensionable in line with UK best practice. Under the Carnival Corporation schemes, cash bonuses form part of pensionable earnings in addition to base salary.

Robert H. Dickinson and Howard S. Frank participate in the Carnival Corporation Non-Qualified Retirement Plan for Highly Compensated Employees as disclosed under the section entitled “Defined Benefit and Other Plans” in the proxy statement. Messrs. Dickinson and Frank also participate in the Carnival Corporation Supplemental Executive Retirement Plan as also described under that section. Carnival Corporation has also established the Carnival Corporation Fun Ship Nonqualified Savings Plan, which is a defined contribution plan. Robert H. Dickinson and Howard S. Frank pay certain deferred bonus amounts into the Carnival Corporation Fun Ship Nonqualified Savings Plan. No company contributions are made on their behalf into this plan.

The Carnival Corporation Non-Qualified Retirement Plan for Highly Compensated Employees provides an early retirement benefit at age 55 after completion of 15 years of service, subject to a reduction of 0.5% for each month that distribution of benefits precedes the participants’ normal retirement date. The Carnival Corporation Supplemental Executive Retirement Plan provides an early retirement benefit at age 55 after completion of 15 years service, subject to a reduction of 3% for each year that the participant retires before age 65.

Peter G. Ratcliffe participates in the P&O Princess Cruises Pension Scheme, a HM Revenue & Customs approved defined benefit scheme as well as the Princess Cruises Supplemental Executive Retirement Plan in the U.S. under which Mr. Ratcliffe receives a supplement in the case where benefits from the P&O Princess Cruises Pension Scheme are deficient to pay his pension entitlement. Mr. Ratcliffe is also a member of the Princess Cruises Retirement Savings Plan in the U.S., which is a defined-contribution 401(k) plan.

Under the P&O Princess Cruises Pension Scheme, in the event of compulsory early retirement, or voluntary early retirement after the age of 55, Peter G. Ratcliffe would receive a minimum pension of two thirds of final salary subject to HM Revenue & Customs limits.

Mr. Foschi has no company pension arrangements with Carnival Corporation & plc.

NON-EXECUTIVE DIRECTORS

Service contracts

Non-executive directors do not have service contracts, but instead have a letter of appointment setting out the services they are to provide to Carnival Corporation & plc and the other terms and conditions of their appointment. Their appointments and subsequent appointments are subject to annual election and re-election by shareholders.

On December 1, 2004, Holland America Line Inc. (“HAL”) entered into a letter agreement with Mr. Lanterman regarding the terms of his employment for the month of December 2004 (the “December Employment Agreement”). Pursuant to the December Employment Agreement, Mr. Lanterman was paid $62,500, less applicable taxes and other standard deductions, including, but not limited to, medical insurance premiums and previously authorized 401(k) contributions, if any. In accordance with the December Employment Agreement, Mr. Lanterman resigned as a HAL employee effective December 31, 2004.

In addition, HAL entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Lanterman. Under the terms of the Consulting Agreement, Mr. Lanterman will serve as non-executive Chairman of HAL. During the term, Mr. Lanterman will provide such consulting services and other assistance as may be required by HAL’s President on strategic, financial and historical analyses and other various services that are specified by HAL’s President, up to a maximum of 1,000 hours annually. The initial term of the Consulting Agreement was from January 1, 2005 through November 30, 2005 and pursuant to the terms of the agreement, renewed automatically for a further 12 months. The Consulting Agreement will not be extended beyond November 30, 2006.

During the financial year 2005, Mr. Lanterman received compensation of approximately $722,000 under the terms of the Consulting Agreement. He does not participate in any incentive compensation plans offered by HAL or any affiliate of HAL, but is eligible for medical and dental insurance and certain other benefits. The Consulting Agreement contains confidentiality and indemnification provisions and may be terminated by HAL for good cause or upon the death or disability of Mr. Lanterman. HAL has also agreed to indemnify Mr. Lanterman from any losses arising from his provision of the consulting services subject to the Consulting Agreement, subject to customary exceptions. At the end of the term of the Consulting Agreement, no further severance or other payments shall be provided to Mr. Lanterman, except as set forth in the Retirement and Consulting Agreement between Mr. Lanterman and HAL as described below.

Non-executive directors are entitled to receive a basic annual fee of $40,000 a year, an attendance fee per board meeting of $5,000 ($2,000 if meeting attended by telephone), equity compensation in the form of options to acquire shares of Carnival Corporation common stock, restricted shares and/or restricted share units and reimbursement for travel, meals and accommodation expenses attendant to their board membership. If Carnival Corporation & plc requests that the directors’ spouses attend a special event, directors are reimbursed for travel expenses incurred. In addition, non-executive directors receive further compensation for serving as chairman or member of a board committee as follows:

	Retainer		Attendance fee
	Chair $	Member $	In person $	By telephone $
Audit Committees	15,000	7,500	3,000	1,500
All other Committees	7,500	3,750	2,500	1,250

For purposes of calculating fees, a board or committee meeting of Carnival Corporation and a concurrent or related board or committee meeting of Carnival plc constitute a single meeting.

Until October 18, 2005, Baroness Hogg and Sir John Parker also received an additional $5,000 for each board meeting held outside the UK attended in person as part compensation for not accepting share options. Effective October 18, 2005, this additional board compensation was suspended in exchange for receiving restricted shares awards, as further described below.

In accordance with prevailing remuneration practice in the U.S., non-executive directors have historically received an annual grant of share options in Carnival Corporation as part of their compensation under the terms of the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan described below. In accordance with UK best practice, Baroness Hogg and Sir John Parker have elected not to receive share options.

Pensions

The non-executive directors do not receive any pension benefits. However, in 1999 and years prior thereto, Mr. Lanterman deferred receipt of a portion of his annual bonus. In exchange, Carnival Corporation and Mr. Lanterman entered into a Retirement and Consulting Agreement, which provides that Carnival Corporation will pay him the deferred bonus amounts plus interest in monthly instalments over the 15 years following his retirement, which commenced on January 1, 2005.

Share Ownership Guidelines

In October 2004, the boards approved minimum share ownership guidelines for non-executive directors to be achieved by October 2007. Pursuant to the guidelines, all non-executive directors should own at least 5,000 shares of either Carnival Corporation common stock or Carnival plc ordinary shares.

Product Familiarization

All non-executive directors are encouraged to take a cruise for up to 14 days per year for product familiarization and pay a fare of $35 per day for such cruises. Guests traveling with the non-executive director in the same stateroom will each be charged a fare of $35 per day. All other charges associated with the cruise (e.g., air fares, government fees and taxes, gratuities, ground transfers, tours, etc.) are the responsibility of the non-executive director.

LongTerm Incentive Plan

Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan

On April 13, 2005, the shareholders approved amendments to the Carnival Corporation 2001 Outside Director Stock Option Plan, renamed the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan (the “Outside Director Stock Plan”), primarily permitting awards of restricted shares and restricted share units, in addition to share options, and permitting the Compensation Committee to grant any combination thereof, to non-executive directors at its discretion.

Each non-executive director elected or appointed to the boards of directors annually receives an award representing 10,000 “points”. Each option to purchase one share represents one point and each share of restricted share award and each restricted share unit represents four points.

The maximum number of shares that may be subject to awards under the Outside Director Stock Plan is 1,000,000.

The exercise price of each option granted under the Outside Director Stock Plan is equal to the market price of a share of common stock on the date an option is granted. Options granted under the plan vest and become exercisable in five equal annual instalments beginning on the first anniversary of the grant date and expire ten years from the date of grant. Awards of restricted shares and restricted share units shall be granted on the same vesting schedule as share options. No performance conditions are applied to the vesting of options and share awards.

Mr. Lanterman has agreed not to receive compensation for his services as a non-executive director and, as a result, does not receive any share options or awards under the Outside Director Stock Plan. In addition, Baroness Hogg and Sir John Parker, as UK directors, have elected not to receive share options under the plan in accordance with UK best practice. They have, however, accepted restricted share awards under the plan.

Total Shareholder Return

The graph below represents the total shareholder return performance of Carnival plc from November 30, 2000 to November 30, 2005. For comparison, the graph also shows the total shareholder return of the FTSE 100 index. As the FTSE 100 index is more closely aligned to Carnival plc in terms of its size and stage of development, this index has been selected in preference to the FTSE All Share index previously used.

500
450
400
350
300
250
200
150
100
50
0
Nov-00
Nov-01
Nov-02
Nov-03
Nov-04
Nov-05
Carnival Total Return
FTSE 100 Total Return

Source: Datastream

REMUNERATION OUTCOME DURING 2005

The following sections contain detailed information on the remuneration of directors during the year ended November 30, 2005. The information set out in Sections 1 to 7 below has been subject to audit.

1.    Directors’ Emoluments

Executive Directors

The remuneration of the executive directors of Carnival Corporation and Carnival plc for the 2005 financial year, excluding pension benefits, is set out in the following table:

	2005								2004
	Base Salary $000	Annual Performance Cash Bonus $000		Share Awards/Units $000		Benefits $000(3)		Total $000	Total $000
Micky Arison	800	2,900	(1)	3,218	(2)	424		7,342	6,965
Robert H. Dickinson	741	1,594		2,070	(2)	160		4,565	3,780
Howard S. Frank	700	2,800		2,682	(2)	198		6,380	5,989
Pier Luigi Foschi(4)	1,097	979		544	(2)	237		2,857	2,164
A. Kirk Lanterman(5)	—	—		—		—		—	2,585
Peter G. Ratcliffe	1,100	902	(6)	1,420	(2) (7)	111	(8)	3,533	3,434 (9)

(1)	Pursuant to Mr. Arison’s request, Carnival Corporation donated $2.5 million of Mr. Arison’s 2005 bonus to the Partnership for Recovery, Inc., Florida Hurricane Relief Fund, Save the Children and My Key West Emergency Relief Fund established by the Community Foundation of the Florida Keys to aid in hurricane relief efforts.

(2)	Messrs. Arison, Dickinson, Frank and Ratcliffe were each awarded restricted share awards/units under the Carnival Corporation 2002 Stock Plan over 60,000, 40,000, 50,000 and 10,000 shares in Carnival Corporation common stock respectively. The value of the shares/units awarded has been calculated by reference to the closing market price at the date of grant, being $53.64, $51.76, $53.64 and $51.83, respectively. Mr. Foschi was awarded restricted share units under the Carnival plc 2005 Employee Share Plan. The value of the units awarded to Mr. Foschi has been calculated by reference to the closing market price at the date of grant, being £31.24, translated into U.S. dollars at the exchange rate of $1.74=£1. The shares/units awarded are not subject to forfeiture and are therefore regarded as remuneration for the year of award. These restricted share awards/units are included in the table of directors’ interests disclosed below. Details of the Carnival Corporation 2002 Stock Plan and Carnival plc 2005 Employee Share Plan are set out above.

(3)	Represents the estimated value of benefits-in-kind including personal use of corporate aircraft, personal air travel, chauffer, car, personal use of sporting event tickets, private health insurance, private club membership, life insurance premiums, and tax return preparation and tax planning services provided by a third party. No director was paid expense allowances chargeable to UK income tax in respect of qualifying services.

(4)	Mr. Foschi’s compensation was paid in Euros.

(5)	Mr. Lanterman became a non-executive director with effect from December 1, 2004.

(6)	Represents 50% of Mr. Ratcliffe’s 2005 bonus which is payable in cash. The other 50% of his annual bonus is payable in the form of Carnival plc share awards pursuant to the Carnival plc Deferred Bonus and Co-Investment Matching Plan described above and included in the next column under “Share Awards/Units”.

(7)	$518,300 of the total value of share awards shown were granted to Mr. Ratcliffe as restricted share units under the Carnival Corporation 2002 Stock Plan as described in note 2 above. $902,000 of the total value of share awards shown will be granted to Mr. Ratcliffe under the Carnival plc Deferred Bonus and Co-Investment Matching Plan as part of his annual bonus as described in note (6) above.

(8)	Includes employee contributions made on behalf of Mr. Ratcliffe under the P&O Princess Cruises Pension Scheme.

(9)	Total compensation for the year ended November 30, 2004 has been increased by $54,000 to take into account employee contributions made on behalf of Mr. Ratcliffe under the P&O Princess Cruises Pension Scheme during the 2004 financial year.

During the 2005 financial year, Howard S. Frank and Robert H. Dickinson served as non-executive directors of companies outside the Carnival Corporation & plc group, for which they received fees totalling $14,800 and $4,000 (plus an option over 20,000 shares), respectively, which they retained.

Non-Executive Directors

The remuneration of the non-executive directors of Carnival Corporation and Carnival plc for 2005 is set out in the following table.

	2005						2004
	Fees $000	Share Awards $000		Other Emoluments $000		Total $000	Total $000
Richard G. Capen, Jr	100	—		—		100	106
Arnold W. Donald	100	58	(1)	—		158	104
Richard J. Glasier(3)	116	—				116	38
Baroness Hogg	83	117	(1)	10	(2)	210	96
A. Kirk Lanterman	—	—		785	(4)	785	—
Modesto A. Maidique	89	—		—		89	97
John P. McNulty(5)	83	—		—		83	96
Sir John Parker	117	117	(1)	10	(2)	244	114
Stuart Subotnick	122	117	(1)	—		239	125
Uzi Zucker	93	—		—		93	96

(1)	Arnold W Donald, Baroness Hogg, Sir John Parker and Stuart Subotnick were each awarded restricted share awards under the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan over 1,250, 2,500, 2,500 and 2,500 shares in Carnival Corporation common stock, respectively. The value of the shares awarded has been calculated by reference to the market value at the date of grant, being $46.61. The shares awarded are not subject to forfeiture and are therefore regarded as remuneration for the year of award. These restricted share awards are included in the table of directors’ interests disclosed below. The share options received by the non-executive directors, as opposed to restricted share awards, are disclosed below. Details of the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan are set out above.

(2)	Part compensation for not accepting share options.

(3)	Appointed effective July 20, 2004.

(4)	Compensation received pursuant to the Consulting Agreement with HAL and the December Employment Agreement as described above.

(5)	Reflects emoluments paid to Mr. McNulty up to the date of his death, November 17, 2005.

Former Executive Director Compensation

Upon the completion of the DLC transaction, Lord Sterling was appointed as Life President of P&O Cruises and Special Adviser to Micky Arison in his capacity as Chairman and CEO of Carnival Corporation & plc. As Special Adviser, Lord Sterling is entitled to fees for his services at a rate of £25,000 per annum payable in instalments in arrears.

2.    Carnival plc Deferred Bonus and Co-Investment Matching Plan

Directors’ interests in the Carnival plc Deferred Bonus and Co-Investment Matching Plan at the beginning and the end of the 2005 financial year are as follows:

	At Dec. 1, 2004		Grant(1)	At Nov. 30, 2005		Performance period end date(3)
Peter G. Ratcliffe	26,608	(2)	—	26,608	(2)	Nov. 30, 2005
	8,863		—	8,863		Nov. 30, 2006
			14,812	14,812		Nov. 30, 2007

(1)	Mr. Ratcliffe was granted 14,812 share awards in respect of his 2004 bonus, in March 2005. The market price of each share comprising this award on the day of grant was £29.23 and the value of the share award was disclosed in the “Summary Compensation Table” in the proxy statement for the year ended November 30, 2004. The retention period for such awards ends on the announcement of the financial results of Carnival Corporation & plc for the year ending November 30, 2007.

(2)	Includes 13,304 matching awards granted to Mr. Ratcliffe, which are subject to the performance targets described above and a three-year retention period.

(3)	The performance period applicable to each award is three years.

3.    Carnival Corporation 2002 Stock Plan

The number of shares of Carnival Corporation common stock subject to options at the beginning and end of the 2005 financial year for each executive director is as follows:

	Dec. 1, 2004	Granted	Exercised	Nov. 30, 2005(1)	Actual/ Weighted average exercise price $		Earliest date from which exercisable	Latest expiry date
Micky Arison	1,080,000	—	—	1,080,000	34.33	(2)	Jan. 12, 1999	Oct. 18, 2014
		120,000	—	120,000	46.61		Oct. 18, 2006	Oct. 18, 2012
Robert H. Dickinson	576,000	—	(96,000)	480,000	37.08	(2)	Aug. 1 1999	Aug. 2, 2014
		80,000	—	80,000	52.19		Aug. 1, 2006	Aug. 1, 2015
Howard S. Frank	900,000	—	—	900,000	34.33	(2)	Jan. 12, 1999	Oct. 18, 2014
		100,000	—	100,000	46.61		Oct. 18, 2006	Oct. 18, 2012
Peter G. Ratcliffe	50,000	—	—	50,000	43.61		April 21, 2005	April 21, 2014
		50,000	—	50,000	50.23		April 14, 2006	April 14, 2015

(1)	There are no share options in respect of shares whose market price is below the option price as at November 30, 2005.

(2)	Weighted average price.

Details of the Carnival Corporation share options exercised by executive directors in 2005 are as follows:

	Number exercised	Exercise price $	Market price at date of exercise $	Gain $(1)	Earliest date from which exercisable	Expiry date
Robert H. Dickinson	16,000	18.91	56.89	607,680	Aug. 1, 2004	Aug. 1, 2010
	16,000	18.91	51.86	527,200	Aug. 1, 2005	Aug. 1, 2010
	48,000	22.57	56.89	1,647,360	Oct. 8, 2002	Oct. 8, 2011
	16,000	22.57	51.86	486,640	Oct. 8, 2005	Oct. 8, 2011

(1)	The total gain made by executive directors from share option exercises during the financial year ended November 30, 2005 was $3.269 million (2004: $6.267 million).

The highest and lowest prices of Carnival Corporation’s common stock during the year ended November 30, 2005 were $58.74 and $46.55, respectively. The closing price of Carnival Corporation’s common stock at November 30, 2005 was $54.49.

4.    Carnival plc 2005 Employee Share Plan

The number of Carnival plc ordinary shares subject to options at the beginning and end of the 2005 financial year for each executive director is as follows:

	Dec. 1, 2004	Granted		Nov. 30, 2005	Exercise price(1)	Exercisable date	Expiry date
Pier Luigi Foschi	—	21,200	(2)	21,200	£29.33	April 14, 2008	April 14, 2015
	—	40,000	(3)	40,000	£28.83	Oct. 18, 2006	Oct. 18, 2015

(1)	There are no share options in respect of shares whose market price is below the option price as at November 30, 2005.

(2)	Balance of Mr. Foschi’s option entitlement over 50,000 ordinary shares for the year ended November 30, 2004.

(3)	Due to the negative tax consequences on the granting of an award of shares of restricted Carnival Corporation common stock to Mr. Foschi, he was granted an option over ordinary shares in lieu of the restricted stock he historically would have received.

5.    Carnival plc Executive Share Option Plan

The number of Carnival plc ordinary shares subject to options at the beginning and end of the 2005 financial year for each executive director is as follows:

	Dec. 1, 2004	Nov. 30, 2005	Exercise price(1)	Exercisable date	Expiry date
Peter G. Ratcliffe	51,188	51,188	$24.37	April 15, 2006	April 15, 2013
Pier Luigi Foschi	200,000	200,000	£25.48	Feb. 26, 2005	Feb. 26, 2012
	58,264	58,264	£28.50	Oct. 18, 2007	Oct. 18, 2014
	28,800	28,800	£28.50	Oct. 18, 2007	Oct. 18, 2014

(1)	There are no share options in respect of shares whose market price is below the option price as at November 30, 2005.

The highest and lowest mid-market prices of Carnival plc’s shares during the year ended November 30, 2005 were £32.71 and £26.37, respectively. The mid-market price of Carnival plc’s shares at November 30, 2005 was £32.41.

6. Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan

The number of shares of Carnival Corporation common stock subject to options at the beginning and end of the financial year ended 2005 for each non-executive director is as follows:

	Dec. 1, 2004	Granted	Exercised	Nov. 30, 2005	Actual/ Weighted average exercise price $(1)		Earliest date from which exercisable	Latest expiry date
Richard G. Capen, Jr	54,000	—	—	54,000	38.18	(2)	April 19, 2000	July 20, 2014
		10,000	—	10,000	46.61		Oct. 18, 2006	Oct. 18, 2015
Arnold W. Donald	34,000	—	—	34,000	33.06	(2)	April 17, 2002	July 20, 2014
		5,000	—	5,000	46.61		Oct. 18, 2006	Oct. 18, 2015
Richard J. Glasier	10,000	—	—	10,000	45.92		July 20, 2005	July 20, 2014
		10,000	—	10,000	46.61		Oct. 18, 2006	Oct. 18, 2015
Modesto A. Maidique	48,000	—	—	48,000	39.83	(2)	April 19, 2000	July 20, 2014
		10,000	—	10,000	46.61		Oct. 18, 2006	Oct. 18, 2015
John P. McNulty(3)	16,000	—	—	16,000	41.62	(2)	Oct. 13, 2004	Nov. 17, 2006
		10,000	—	10,000	46.61		Oct. 18, 2006	Nov. 17, 2006
Stuart Subotnick	34,000	—	—	34,000	33.06	(2)	April 17, 2002	July 20, 2014
Uzi Zucker	28,000	—	(4,800)	23,200	36.26	(2)	April 17, 2002	July 20, 2014
		10,000	—	10,000	46.61		Oct. 18, 2006	Oct. 18, 2015

(1)	There are no share options in respect of shares whose market price is below the option price as at November 30, 2005.

(2)	Weighted average price.

(3)	The options granted to Mr. McNulty expire a year from the date of his death, November 17, 2005.

Details of the Carnival Corporation share options exercised by non-executive directors in 2005 are as follows:

	Number exercised	Exercise price $	Market price at date of exercise $	Gain $(1)	Exercisable date	Expiry date
Uzi Zucker	1,200	25.92	57.34	37,704	April 17, 2004	April 17, 2011
	1,200	22.57	57.34	41,724	Oct. 8, 2004	Oct. 8, 2011
	1,200	27.88	57.34	35,352	Dec. 2, 2004	Dec. 2, 2012
	1,200	34.45	57.34	27,468	Oct. 13, 2004	Oct. 13, 2013

(1)	The total gain made by non-executive directors from share option exercises during the financial year ended November 30, 2005 was $142,248 (2004: $164,112).

The highest and lowest prices of Carnival Corporation’s common stock during the year ended November 30, 2005 were $58.74 and $46.55, respectively. The closing price of Carnival Corporation’s common stock at November 30, 2005 was $54.49.

7.    Pensions

Executive Directors

The contribution payable to the Princess Cruises Retirement Savings Plan in the U.S. described above by Carnival plc for Mr. Ratcliffe in respect of the 2005 financial year was $12,590. In addition, employee contributions of $54,400 were made on behalf of Mr. Ratcliffe under the P&O Princess Cruises Pension Scheme in respect of the 2005 financial year.

Details of the retirement benefits of executive directors arising from their participation in defined benefit pension arrangements are set out below:

	Accrued benefit(1) at Nov. 30, 2005 $000	Increase in accrued benefits including inflation $000	Increase/ (decrease) in accrued benefits net of inflation $000	Transfer value of increase in accrued benefits less inflation and net of directors’ contributions $000	Transfer value(2) at Dec. 1, 2004 $000	Transfer value(2) at Nov. 30, 2005 $000	Increase in transfer value net of directors’ contributions $000	Benefits paid during the year $000
Micky Arison	129	3	(3)	(23)	930	1,031	101	0
Robert H. Dickinson	885	32	(8)	(87)	8,649	9,661	1,012	0
Howard S. Frank	1,446	445	398	4,858	11,360	17,648	6,288	0
Peter G. Ratcliffe	748	24	5	89	12,326	13,504	1,178	0

(1)	The accrued benefit is that pension which would be paid annually on retirement at the normal retirement age under the various defined benefit schemes described above based on service to November 30, 2005.

(2)	All transfer values have been calculated on the basis of actuarial advice in accordance with UK Actuarial Guidance Note GN11. The transfer values of the accrued entitlement represent the value of assets that the pension scheme would need to transfer to another pension provider on transferring the scheme’s liability in respect of the directors’ pension benefits. They do not represent sums payable to individual directors and, therefore, cannot be added meaningfully to annual remuneration.

Non-Executive Directors

Under Mr. Lanterman’s Retirement and Consulting Agreement described above if he should die before the end of the 15 year period commencing on his retirement, the then present value of any unpaid balance of the total amount payable to Mr. Lanterman under the agreement would be paid to his estate following his death. In calculating the present value, an interest rate of 8.5% would be applied, being the rate of return agreed under Mr. Lanterman’s Retirement and Consulting Agreement.

Details of the retirement benefits of non-executive directors arising from their participation in defined benefit pension arrangements are set out below:

	Accrued benefit at Nov. 30, 2005 $000		Increase in accrued benefits including inflation $000	Increase/ (decrease) in accrued benefits net of inflation $000	Transfer value of increase in accrued benefits less inflation and net of directors’ contributions $000	Transfer value(2) at Dec. 1, 2004 $000	Transfer value(2) at Nov. 30, 2005 $000	Increase in transfer value net of directors’ contributions $000	Benefits paid during the year $000
A. Kirk Lanterman	1,999	(1)	0	(94)	(939)	20,620	20,014	(606)	1,832

(1)	Under Mr. Lanterman’s Retirement and Consulting Agreement described above he is entitled to annual payments of $1,998,924 every year for a period of 15 years during his retirement.

(2)	The transfer value has been calculated on the basis of actuarial advice in accordance with UK Actuarial Guidance Note GN11. The transfer value of the accrued entitlement represent the value of assets that the pension scheme would need to transfer to another pension provider on transferring the scheme’s liability in respect of the director’s pension benefits. They do not represent sums payable to the director and, therefore, cannot be added meaningfully to annual remuneration.

8.    Directors’ Interests in Carnival Corporation common stock and Carnival plc ordinary shares

Details of the directors’ interests are set out below:

	Carnival plc				Carnival Corporation
Directors	Dec. 1, 2004		Nov. 30, 2005		Dec. 1, 2004*		Nov. 30, 2005*
Micky Arison(1)	—		—		205,424,443		187,094,943
Robert H. Dickinson(2)	—		—		359,751		296,000
Howard S. Frank(3)	—		—		351,189		329,717
Pier Luigi Foschi	—		—		—		—
Richard J. Glasier	—		—		—		3,000
A. Kirk Lanterman(4)	—		—		170,662		166,702
Peter G. Ratcliffe	14,432	(5)	—		27,974	(6)	27,974	(6)
Richard G. Capen, Jr(7)	—		—		7,802		7,802
Arnold W. Donald(8)	—		—		1,800		3,050
Baroness Hogg	1,874		1,874		—		2,500
Modesto A. Maidique	—		—		—		—
Sir John Parker	3,004		5,004	(9)	—		2,500
Stuart Subotnick	—		—		2,000		4,500
Uzi Zucker	—		—		60,000		60,000

*	As part of the establishment of the DLC structure, Carnival plc issued a special voting share to Carnival Corporation, which transferred such share to the trustee of the P&O Princess Special Voting Trust (the “Trust”), a trust established under the laws of the Cayman Islands. Shares of beneficial interest in the Trust were transferred to Carnival Corporation. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following the transfer, Carnival Corporation distributed such trust shares by way of a dividend to holders of shares of common stock of Carnival Corporation. Under a pairing agreement, the trust shares are paired with, and evidenced by, certificates representing shares of Carnival Corporation common stock on a one-for-one basis. In addition, under the pairing agreement, when a share of Carnival Corporation common stock is issued to a person after the implementation of the DLC structure, a paired trust share will be issued at the same time to such person. Each share of Carnival Corporation common stock and the paired trust share may not be transferred separately. The Carnival Corporation common stock and the trust shares (including the beneficial interest in the Carnival plc special voting share) are listed and trade together on the New York Stock Exchange under the ticker symbol “CCL.” Accordingly, each holder of Carnival Corporation common stock is also deemed to be the beneficial owner of an equivalent number of trust shares.

(1)	As of November 30, 2005, includes (i) 106,114,284 shares of common stock held by the MA 1994 B Shares, L.P., (ii) 3,622,922 shares of common stock held by the Nickel 2003 GRAT, (iii) 2,539,265 shares of common stock held by Nickel 1997 Irrevocable Trust, (iv) 73,386,032 shares of common stock held by the Artsfare 1992 Irrevocable Trust, Artsfare 2005 Trust No. 2, Eternity Four Trust and the Nickel 1997 Trust by virtue of the authority granted to Micky Arison under the last will of Ted Arison, and (v) 1,432,440 shares of common stock held by Artsfare 2003 Trust, all of which may be deemed to be beneficially owned by Micky Arison.

(2)	As of November 30, 2005, includes 296,000 shares of common stock owned by Dickinson Enterprises Limited Partnership (the “Dickinson Partnership”). The general partner of the Dickinson Partnership is Dickinson Enterprises, Inc., which is wholly owned by a revocable trust established for the benefit of Mr. Dickinson and his heirs (the “Dickinson Trust”). Under the terms of the instrument governing the Dickinson Trust, Mr. Dickinson has the sole right to vote and direct the sale of the common stock indirectly held by the Dickinson Trust.

(3)	Includes 4,000 shares of common stock owned by the Jackson S. Woolworth Irrevocable Trust and the Cassidy B. Woolworth Trust (Mr. Frank is trustee), as to which Mr. Frank disclaims beneficial ownership.

(4)	Includes 8,000 shares of common stock held by the Helen K. Lanterman Trust (Mr. Lanterman is trustee).

(5)	Shares held by Mr. Ratcliffe’s wife.

(6)	Includes 13,892 shares held by Mr. Ratcliffe’s wife.

(7)	Includes 7,000 shares owned by the Capen Trust, of which Mr. Capen is co-trustee. Also includes 802 shares of common stock owned by Ambassador Capen’s wife as to which he disclaims beneficial ownership.

(8)	Includes 1,800 shares owned by The Arnold and Hazel Donald Charitable Trust (Mrs. Donald is trustee).

(9)	Includes 2,000 shares owned by GHM Trustees Limited, the trustee of Sir John Parker’s Fixed Unapproved Restricted Retirement Scheme of which Sir John Parker is a discretionary beneficiary.

Peter G. Ratcliffe, together with other senior executives of the Carnival plc group, who are participants of the Carnival plc Deferred Bonus and Co-Investment Matching Plan, are potentially beneficiaries of the BedellTrust and therefore deemed to be technically interested in the 175,538 Carnival plc ordinary shares held by the trust for the purposes of satisfying vesting of shares under the plan.

The following changes in the above share interests occurred between December 1, 2005 and January 31, 2006:

	Carnival Corporation
Directors	Jan. 31, 2006	Dec. 1, 2005
Micky Arison	187,154,943	187,094,943
Howard S. Frank	309,736	329,717
A. Kirk Lanterman	166,716	166,702

On behalf of the board

Modesto A. Maidique
Chairman of the Compensation Committees

February 21, 2006

Annex C

CARNIVAL PLC CORPORATE GOVERNANCE REPORT

Corporate governance

Carnival Corporation and Carnival plc (together referred to as “Carnival Corporation & plc”) operate under a dual listed company structure with primary listings in the U.S. and the UK. Accordingly, Carnival Corporation & plc has implemented a single corporate governance framework consistent, to the extent possible, with the governance practices and requirements of both countries. Where there are customs or practices that differ between the two countries, Carnival Corporation & plc has sought to be compliant with UK practices whenever possible. Carnival Corporation & plc believes that the resulting corporate governance framework described below effectively addresses the corporate governance requirements of both the U.S. and the UK.

Corporate Governance Guidelines

Carnival Corporation & plc has adopted corporate governance guidelines (the “Guidelines”) that set forth the general governance principles approved by the boards of directors. These principles are summarized below and are available on the company’s website.

•	A majority of the members of each of the boards must be independent.

•	The boards will each have at all times an Audit Committee, a Compensation Committee and a Nominating & Governance Committee (the “Committees”). All the members of these Committees will be independent directors under the criteria established by the New York Stock Exchange and the London Stock Exchange. Each Committee has its own charter, which principally sets forth the purposes, goals and responsibilities of the Committees.

•	The Nominating & Governance Committees will review with the boards, on an annual basis, the requisite skills and characteristics of new board members, as well as the composition of the boards as a whole. The Nominating & Governance Committees will assess and recommend board candidates for appointment as directors.

•	The responsibilities of the directors are laid out in the Guidelines and cover matters such as the directors duties to Carnival Corporation & plc and its shareholders, attendance at meetings and the annual review of Carnival Corporation & plc’s long-term strategic plans and the principal issues that Carnival Corporation & plc will face in the future.

•	The non-executive directors shall designate a senior independent director to preside at meetings of the non-executive directors and at board meetings in absence of the Chairman, and to serve as the principal liaison for non-executive directors.

•	Directors have free and full access to officers and employees of Carnival Corporation & plc, to the advice and services of the Secretary to the boards and to independent professional advice at the expense of Carnival Corporation & plc, as necessary.

•	The Compensation Committees will recommend the form and amount of director and senior executive compensation in accordance with the policies and principles set forth in its charter and conduct an annual review thereof. In particular the Compensation Committees will annually review the compensation of the Chief Executive Officer (“CEO”) and his performance to ensure that the CEO is providing the best leadership for Carnival Corporation & plc in the long and short-term.

•	The Nominating & Governance Committees will maintain orientation programs for new directors and continuing education programs for all directors.

•	The boards will conduct an annual performance evaluation to determine whether they, their Committees and individual directors are functioning effectively.

•	The non-executive directors will meet at least annually under the direction of the senior independent director to conduct an appraisal of the Chairman’s performance.

•	All shareholders may communicate with the boards by addressing all communications to the Secretary, who must forward any item requiring immediate attention to the senior independent non-executive director, who must in turn notify the boards of any matters for discussion or action as appropriate.

Carnival Corporation & plc will continue to monitor governance developments in the UK to ensure a vigorous and effective corporate governance framework of the highest international standards.

Set out below is a statement of how Carnival Corporation & plc has applied the principles of Section 1 of the Combined Code on Corporate Governance, issued in July 2003 (the “Combined Code”) during the financial year ended November 30, 2005.

Board composition

Each of the boards of directors is comprised of 14 members: five executive directors and nine non-executive directors. All directors are required to submit themselves to annual re-election. The biographical details of the members of the boards are contained in the proxy statement to which this report is annexed. All directors have been subject to a formal performance evaluation during the year as described below.

Board balance and independence

All of the non-executive directors, with the exception of Mr. Lanterman (a former executive director), are considered by the boards to be independent directors. Messrs. Capen, Maidique, Subotnick and Zucker have been non-executive directors for more than nine years from the date of their first election to the board of Carnival Corporation, however notwithstanding this, the boards have determined that each of those directors is independent for the following reasons.

Consistent with U.S. practice, the boards believe that length of tenure should be one of the factors considered with respect to the independence of directors, but tenure alone should not result in the loss of independence. Automatic loss of independence status for directors due to tenure would effectively operate as a term limit for independent directors and result in the loss of the valuable contributions of directors who have been able to develop over time increasing insight into Carnival Corporation & plc and its operations. The boards prefer to rely on vigorous annual evaluations of individual directors to review their objectivity and independence, as well as their overall effectiveness as directors. All directors are also subject to annual re-election by shareholders following individual evaluations and recommendations by the Nominating & Governance Committees. Performance evaluations conducted during the year are described below.

Six of the non-executive directors of Carnival Corporation & plc who are U.S. citizens participate in a special Carnival Corporation share plan for non-executive directors, details of which are described in the Carnival plc Directors’ Remuneration Report, which is attached as Annex B to the proxy statement. The two UK non-executive directors, Baroness Hogg and Sir John Parker, have opted not to receive share options, but in 2005 accepted restricted share awards under the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan. Two U.S. non-executive directors, Messrs. Subotnick and Donald elected to receive all or a portion of their equity grant in 2005 in the form of restricted shares. The remaining non-executive directors received their equity grants in 2005 in the form of share options. Participation in stock option plans by non-executive directors is a common practice in the U.S. and the boards do not believe that such participation affects the independence of the participating directors.

Stuart Subotnick, the senior independent non-executive director, approves board agendas and meeting schedules to ensure information flow to the boards. Each board member is entitled to suggest the inclusion of items on the agenda and to raise at any board meetings subjects that are not on the agenda for that meeting.

Directors’ indemnities

As at the date of this report, indemnities are in force under which Carnival Corporation & plc have agreed to indemnify the directors of Carnival Corporation & plc, to the extent permitted by law and Carnival Corporation’s articles of incorporation and Carnival plc’s articles of association, in respect of all losses arising out of, or in connection with, the execution of their powers, duties and responsibilities, as directors of Carnival plc.

Chairman and Chief Executive Officer

The CEO of Carnival Corporation & plc, Micky Arison, also serves as Chairman of the boards, which is not compliant with the Combined Code. Unlike the prevailing practice in the UK, approximately two-thirds of the Fortune 500 companies in the U.S. have chairpersons that are also the CEO or have other significant relationships with their companies beyond board duties. The boards believe that the presence of a majority of non-executive directors, as well as the requirement that all Committees be comprised exclusively of non-executive directors, provides an appropriate balance of power and authority. The role of the senior independent non-executive director also helps to ensure that power and information are not concentrated in one or two individuals. As a further measure to enhance their effectiveness, the non-executive directors meet outside the presence of the executive directors at least quarterly under the chairmanship of the senior independent non-executive director. In addition, the non-executive directors meet periodically with the Chairman of the boards with no other executive directors present.

The boards believe that the separation of the roles of chairman and CEO is best addressed as part of the succession planning process, and that it is in the best interests of Carnival Corporation & plc and its shareholders for the boards to make an appropriate determination, consulting with shareholders as appropriate, as and when a new chairman or CEO may be nominated in the future.

Board procedures and responsibilities

Meetings of the boards are held on a regular basis to enable the boards to properly discharge their responsibilities. During the financial year ended November 30, 2005, the board of directors of Carnival plc held a total of eight meetings. All board meetings during the year were attended by the full board. The agenda for each board meeting is prepared by the Chairman and reviewed and approved by the senior independent non-executive director, in addition to the meeting schedules, and, as described above, any director can contribute to the agenda.

Non-executive directors are required to allocate sufficient time to meet the expectations of their role. The consent of the Chairman and the senior independent non-executive director must be sought before accepting additional directorships that might affect the time a non-executive director of Carnival Corporation & plc is able to devote to that role.

Executive directors may not serve as a non-executive board member on more than one FTSE 100 or Fortune 100 company nor as the Chairman of such a company.

Board structures and delegation to management

As set out in the Guidelines, the basic responsibility of the directors is to exercise their business judgment in what they reasonably believe to be in the best interests of Carnival plc and its shareholders. The boards have a formal schedule of matters specifically reserved to them for decision, which includes the approval of annual and interim results and financial statements, dividends, significant changes in accounting policy, material acquisitions and disposals, material agreements, major capital expenditure, annual operating budgets, strategic plans, treasury policy, risk management policy, material changes to employee incentive schemes as well as approval of share option grants or other share-related benefits, and health, safety and environmental policies.

Details of the Committees of the boards are set out in the section below. In addition, any matters reserved for the boards that arise between formal board meetings that need to be resolved are delegated to an executive committee, comprising any two executive directors and a non-executive director. Any resolutions made by the executive committee are ratified by the board of directors at the following board meeting.

The strategic management and direction of and significant commercial decisions in relation to global operations of Carnival Corporation & plc, except to the extent reserved to the full boards under their schedule of reserved matters, is delegated by the boards to boards of subsidiary companies within the group and to management committees of the boards, which in turn delegate to local management as appropriate.

Committees of the boards

The following Committees, which have written charters setting out their authority and duties, copies of which can be found on Carnival Corporation & plc’s website at www.carnivalcorp.com or www.carnivalplc.com, have operated throughout the year.

AUDIT COMMITTEES

The members of the Audit Committees of the boards comprise five independent non-executive directors: Stuart Subotnick (chairman), Richard G. Capen, Jr., Arnold W. Donald, Sir John Parker and Richard J. Glasier. The board of Carnival plc has determined that Stuart Subotnick has “recent and relevant financial experience” for the purposes of the Combined Code.

The Audit Committees are scheduled to meet at least eight times a year and at other times if required, with a minimum of four meetings per year as required by the Audit Committees’ charter. The Chief Operating Officer, the Chief Financial and Accounting Officer and the Senior Vice President—Audit Services, who is responsible for internal control and risk assessment within Carnival Corporation & plc, and the external auditors normally attend meetings at the invitation of the Audit Committees. During the year, 12 meetings of the Carnival plc Audit Committee were held, which were attended by all members of the Audit Committees, with the exception of Mr. Glasier, who attended 11 meetings.

The main role and responsibilities of the Audit Committees are to review the significant risks or exposures of Carnival Corporation & plc, the adequacy of internal controls, the quarterly, interim and annual consolidated financial statements, any formal announcements relating to the Carnival Corporation & plc’s performance, the appointment, replacement, reassignment or dismissal of the head of audit services, to liaise with, and assess the effectiveness and independence of, the external auditors and to review compliance with the Carnival Corporation & plc Code of Business Conduct and Ethics. The Audit Committees have established and monitor the procedures for receipt of employee complaints regarding any alleged fraud or violations of law.

In fulfilling its responsibilities during the year, the Audit Committees have:

•	Reviewed the quarterly, interim and annual financial results, including accounting matters and key factors affecting financial results and future forecasts;

•	Reviewed financial statement and related disclosures, proposed filings with the U.S. Securities and Exchange Commission and draft press releases;

•	Confirmed receipt of certification letters, disclosure controls and procedure checklists and loss contingency memos from all companies;

•	Received briefings on Carnival Corporation & plc’s Sarbanes-Oxley 404 compliance program;

•	Reviewed reporting from the independent auditors concerning the audit work performed, identified internal control weaknesses and accounting issues, and all relationships between the independent auditors and Carnival plc;

•	Reviewed and approved fees for audit and non-audit related services provided by Carnival plc’s independent auditors;

•	Received quarterly reporting from the Environmental Compliance group regarding the status of Carnival Corporation & plc’s Environmental Compliance Plan and vessel auditing program, as well as any instances of non-compliance and planned remedial action;

•	Received reporting, as well as quarterly briefings, from Carnival plc’s Audit Services Department (“AS”) concerning results from their internal auditing and consulting work. Reporting included significant findings, any identified control weaknesses and management plans for remedial action;

•	Reviewed annual AS company-wide risk assessment, historical audit coverage and audit plan for the upcoming year;

•	Reviewed AS reporting concerning progress against their audit plan, department staffing and professional qualifications, and the status of management action plans for previously issued reports;

•	Reviewed the status of complaints received through Carnival Corporation & plc’s third-party administered hotline and other channels; and

•	Reviewed and approved revisions to the Audit Committee charter and Carnival plc’s Code of Business Conduct and Ethics.

COMPENSATION COMMITTEES

The Compensation Committees of the boards comprise three independent non-executive directors: Modesto A. Maidique (chairman), Richard J. Glasier and Sir John Parker.

The Compensation Committees are scheduled to meet at least four times a year and at other times as required. Executive directors are invited to attend for appropriate items, but are excluded when their own performance and remuneration are under review. During the year, six meetings of the Carnival plc Compensation Committee were held, which were attended by all members.

The Compensation Committees are responsible for the evaluation and approval of the director and officer compensation plans, policies and programmes of Carnival Corporation & plc. They annually review and approve corporate goals and objectives relevant to the CEO’s compensation and determine and approve the CEO’s compensation. They also annually determine and approve the compensation of all other executive directors and make recommendations to the boards with respect to the compensation of all other directors and certain senior officers. The Compensation Committees are empowered to retain any compensation consultant to be used to assist in the evaluation of compensation issues.

NOMINATING & GOVERNANCE COMMITTEES

The Nominating & Governance Committees of the boards comprise three independent non-executive directors: Uzi Zucker (chairman), Stuart Subotnick and Baroness Hogg.

The Nominating & Governance Committees meet periodically as required. During the year, five meetings of the Carnival plc Nomination & Governance Committee were held, which were attended by all members.

The principal function of the Nominating & Governance Committees is to assess and recommend to the boards candidates for appointment as directors of Carnival Corporation & plc and members of the Committees. They are also responsible for establishing procedures to exercise oversight of the evaluation of the boards and management and the maintenance of orientation programmes for new directors, continuing education for all directors and for annually reviewing and reassessing the adequacy of the Corporate Governance Guidelines and recommending any proposed changes to the boards for approval.

Information and professional development

The Secretary is required to ensure that members of the boards are given appropriate documentation in advance of each meeting and directors are required to devote adequate preparation time reviewing documentation ahead of each meeting. The Secretary is also responsible for advising the boards through the Chairman on all corporate governance matters.

All directors have access to advice and services of the Secretary and are permitted to take independent professional advice, at Carnival Corporation & plc’s expense, as he or she may deem necessary to discharge his or her responsibilities as a director. A director is required to inform the senior independent non-executive director of his or her intention to do so.

Directors are offered the opportunity to attend training programmes of their choice.

Board performance evaluation

During the year, the Nominating & Governance Committees conducted performance evaluations of the members of our boards of directors, the boards and their Committees. The performance review of Micky Arison, in his role as Chairman, was conducted separately by the non-executive directors, led by the senior independent non-executive director, Stuart Subotnick, taking into account the views of the executive directors.

As part of the boards’ evaluation exercise, each director was required to complete a questionnaire about the performance of the boards and their Committees. All questionnaires were reviewed and assessed by the Nominating & Governance Committees.

In addition, the Nominating and Governance Committees reviewed the individual performance of each director focusing on his or her contribution to Carnival Corporation & plc and specifically focusing on areas of potential improvement. In making their assessment, the Nominating & Governance Committees reviewed considerations of diversity, age, skills and experience in the context of the needs of the boards and with the aim of achieving an appropriate balance on the boards.

The Nominating & Governance Committees also discussed and reviewed with non-executive directors any significant time commitments they have to other companies. In addition, the number of directorships held by non-executive directors was taken into account, in line with Carnival plc’s policy on multiple appointments.

The Nominating & Governance Committees reported the results of the reviews to the boards, concluding that each director was an effective member of the boards and has sufficient time to carry out properly their respective commitments to the boards, Committees and all other such duties as were required of them. It is the view of the Nominating & Governance Committees that the boards continued to operate effectively during the year. Accordingly, all current board members are recommended to the shareholders for re-election.

During the year the Nominating & Governance Committees also reviewed their own performance against their respective charters by completing questionnaires that were provided to the Chairman. The results of such reviews were discussed among the members and reported to the boards. The boards concluded that the Nominating & Governance Committees continued to function effectively and continued to meet the requirements of their respective charters.

Directors’ remuneration

The Carnival plc Directors’ Remuneration Report is attached as Annex B to the proxy statement to which this report is annexed. A resolution to approve the Directors’ Remuneration Report will be proposed at the forthcoming annual general meeting.

Relations with shareholders

The formal channels of communication by which the boards communicate to shareholders the overall performance of Carnival Corporation & plc are the Annual Reports, UK preliminary announcement and half year statement, joint Annual Report on Form 10-K, joint Quarterly Reports on Form 10-Q and joint Current Reports on Form 8-K, filed with the U.S. Securities and Exchange Commission, the proxy statement and press releases.

Senior management of Carnival Corporation & plc meet periodically with representatives of institutional shareholders to discuss their views and to ensure that the strategies and objectives of Carnival Corporation & plc are well understood. Issues discussed with institutional shareholders include performance, business strategies and any corporate governance concerns.

Presentations are made to representatives of the investment community periodically in the U.S., the UK and elsewhere. Results of each fiscal quarter are reviewed with the investment community following each quarter on conference calls that are broadcast live over the Internet.

The boards receive periodic briefings from management regarding feedback and information obtained from Carnival Corporation & plc’s shareholders and brokers. During 2005, Carnival Corporation & plc’s management and its corporate brokers made presentations to the boards regarding shareholder issues. The boards’ members were also provided copies of reports prepared by key market analysts.

Shareholders will have the opportunity at the forthcoming annual general meeting, notice of which is contained in the proxy statement to which this report is annexed, to put questions to the boards, including the Chairmen of the Committees of the boards.

The boards have implemented procedures to facilitate communications between shareholders and the boards. Shareholders who wish to communicate with the boards should address their communications to the attention of the Company Secretary of Carnival Corporation & plc at 3655 N.W. 87th Avenue, Miami, Florida 33178-2428 U.S.A. The Secretary maintains a log of all such communications and promptly forwards to the senior independent non-executive director, Stuart Subotnick, those, which the Secretary believes, require immediate attention, and also periodically provides the senior independent non-executive director with a summary of all such communications and any responsive action taken. The senior independent non-executive director notifies the boards or the Chairman of the relevant Committees of the boards of those matters that he believes are appropriate for further action or discussion.

Interested parties who wish to communicate with the senior independent non-executive director should address their communications to the attention of Stuart Subotnick at 3655 N.W. 87th Avenue, Miami, Florida 33178-2428 U.S.A.

Annual meetings of shareholders

As we have shareholders in both the UK and the U.S., our intention is to rotate the location of the annual meetings between the UK and the U.S. each year in order to accommodate shareholders on both sides of the Atlantic. Last year we held our annual meetings in Southampton, England, and this year we will be holding them in Coral Gables, Florida.

This year the annual meetings will be held at the Biltmore Hotel, 1200 Anastasia Avenue, Coral Gables, Florida on April 20, 2006. The meetings will commence at 3:00 pm (UK time), and although technically two separate meetings (the Carnival plc meeting will begin first), shareholders of Carnival Corporation may attend the Carnival plc meeting and vice-versa.

We are also offering an audio webcast of the annual meetings. If you choose to listen to the webcast, go to our website, www.carnivalcorp.com or www.carnivalplc.com, shortly before the start of the meetings and follow the instructions provided.

Directors’ responsibility

The statement of directors’ responsibilities in relation to the Carnival plc financial statements follows the Carnival plc Directors’ Report in Annex A of the proxy statement.

Independence of auditors

The Audit Committees are responsible for engaging a firm of auditors of appropriate independence and experience and for the approval of all audit and non-audit fees and terms. The policy of the Audit Committees is to undertake a formal assessment of the auditors’ independence each year, which includes:

•	a review of non-audit services provided and related fees;

•	discussion with the auditors of a written report detailing all relationships with Carnival Corporation & plc and any other party that could affect the independence or the objectivity of the auditors; and

•	evaluation with the boards of the performance of the independent auditors.

The Audit Committees have implemented procedures relating to the provision of services by Carnival Corporation & plc’s independent auditors. These include:

•	requiring the pre-approval by the Audit Committees of all audit and permissible non-audit services;

•	maintenance of a schedule of certain non-audit services, including consultancy, investment banking and legal services, which Carnival Corporation & plc is specifically prohibited from obtaining from its audit firm; and

•	procedures which control, and in certain circumstances, prohibit, the recruitment of staff formerly employed by the external audit firm and involved in the audit of Carnival Corporation & plc.

An analysis of the fees payable to the external audit firm in respect of both audit and non-audit services during 2005 and the policy on audit committee pre-approval and permissible non-audit work of the independent auditors is set out in the proxy statement under the heading “Independent Registered Certified Public Accounting Firm”.

Going concern

On the basis of current financial forecasts and available borrowing facilities, the directors have a reasonable expectation that Carnival Corporation & plc has adequate resources to continue in operational existence for the foreseeable future and, accordingly, consider that it is appropriate to adopt the going concern basis in preparing the consolidated financial statements of Carnival plc.

Internal control and risk management

Internal control and risk management within Carnival Corporation & plc’s business units is a well-defined, ongoing process embedded in each of the operations. It is designed to identify, evaluate and manage the significant risks faced by the units. A system of internal controls designed to be capable of responding quickly to evolving risks in the business has been established, comprising procedures for the prompt reporting of material internal control weaknesses and significant deficiencies together with the appropriate corrective action.

Carnival Corporation & plc has adopted the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) guidance for implementing its internal control framework as part of the Sarbanes-Oxley Act Section 404 compliance plan. COSO is considered to be the model internal control framework and references the same internal control objectives and components as are used by the Turnbull Guidance which assists UK boards in assessing the effectiveness of a company’s risk and control processes under the Combined Code.

The corporate executive management team receives periodic information regarding internal control issues arising at the business units. The primary focus of this aspect of the system is the corporate audit services group that is responsible for monitoring the process, ensuring that issues common to more than one business unit are identified and that all relevant matters are brought to the attention of the boards as a whole. The audit services group is supported by the corporate accounting, finance and legal groups, as well as the CEO, Chief Operating Officer and the Chief Financial and Accounting Officer (the “Certifying Officers”). The Certifying Officers are required by rules of the U.S. Securities and Exchange Commission to file written certifications on a quarterly basis certifying, among other items, that they have disclosed to the auditors and the Audit Committee all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Carnival Corporation & plc’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in Carnival Corporation & plc’s internal control over financial reporting.

In the UK, the directors of Carnival Corporation & plc are responsible for the Carnival Corporation & plc system of internal controls and for reviewing its effectiveness but recognise that any such system can provide only reasonable and not absolute, assurance against material misstatement or loss. The Audit Committees review the adequacy of internal controls within Carnival Corporation & plc on an annual basis in accordance with the framework of internal control as set forth by COSO and mirrored within the Turnbull Guidance and in accordance with the charter of the Audit Committees.

The system of internal control was in place throughout the year and has continued in place up to the date of approval of this report. The system is designed to manage rather than eliminate the risk of failure to achieve business objectives. The boards confirm that they have performed their annual review of its effectiveness and that it is in compliance with the Turnbull Guidance.

Statement of compliance with the Combined Code issued in July 2003

Carnival Corporation & plc has complied with the provisions set out in Section 1 of the Combined Code throughout the year ended November 30, 2005, with the following exceptions:

•	the joint role of the Chairman and CEO and independence of non-executive directors as explained above;

•	there are no performance conditions attaching to the share options and share awards;

•	certain non-executive directors receive share options;

•	annual bonuses of U.S. executive directors form part of their pensionable salary;

•	no upper limits are attached to annual bonuses; and

•	share incentives may vest in fewer than three years.

The above matters of non-compliance, with the exception of the joint role of the Chairman and CEO and independence of non-executive directors, are explained in the Carnival plc Directors’ Remuneration Report attached as Annex B to the proxy statement.

CARNIVAL CORPORATION 3655 NW 87TH AVENUE MIAMI, FL 33178-2420

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 19, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Carnival Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 19, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Carnival Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.	CARNI1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CARNIVAL CORPORATION

A vote "FOR" Proposals 1 through 8 is recommended by the Board of Directors.		For All	Withhold All	For All Except	To WITHHOLD authority to vote for any individual nominees, mark "For All Except" and write that nominee's name on the line below.

1.	To vote for the election of the following nominees:
(1) Micky Arison, (2) Ambassador Richard G. Capen, Jr.,
(3) Robert H. Dickinson, (4) Arnold W. Donald, (5) Pier Luigi
Foschi, (6) Howard S. Frank, (7) Richard J. Glasier, (8)
Baroness Hogg, (9) A. Kirk Lanterman, (10) Modesto A.
Maidique, (11) Sir John Parker, (12) Peter G. Ratcliffe, (13)
	Stuart Subotnick and (14) Uzi Zucker.	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To re-appoint PricewaterhouseCoopers LLP as independent auditors for Carnival plc and to ratify the selection of PricewaterhouseCoopers LLP as the independent registered certified public accounting firm for Carnival Corporation.	☐	☐	☐	6.	To approve limits on the authority to allot shares by Carnival plc.	☐	☐	☐

3.	To authorize the Audit Committee of Carnival plc to agree to the remuneration of the independent auditors.	☐	☐	☐	7.	To approve the disapplication of pre-emption rights for Carnival plc.	☐	☐	☐

4.	To receive the accounts and reports for Carnival plc for the financial year ended November 30, 2005.	☐	☐	☐	8.	To approve a general authority for Carnival plc to buy back Carnival plc ordinary shares in the open market.	☐	☐	☐

5.	To approve the directors' remuneration report of Carnival plc.	☐	☐	☐	9.	In their discretion, the proxies are authorized to vote upon such other business as may come before the annual meeting, or any adjournment(s) thereof.

	For comments please check this box and write them on the other side of this card.			☐

	Please indicate if you plan to attend this meeting.		☐	☐
			Yes	No

(Please sign exactly as name appears above.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

CARNIVAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD APRIL 20, 2006

The undersigned shareholders of Carnival Corporation hereby revoke all prior proxies and appoint Micky Arison and Arnaldo Perez, and each of them, proxies and attorneys-in-fact, each with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of common stock of Carnival Corporation which the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 20, 2006 or any postponement or adjournment of the annual meeting.

PERSONS WHO DO NOT INDICATE ATTENDANCE AT THE ANNUAL MEETING ON THIS PROXY CARD WILL BE REQUIRED TO PRESENT PROOF OF STOCK OWNERSHIP TO ATTEND.

The shares represented by this Proxy will be voted as specified herein. If not otherwise specified, such shares will be voted by the proxies FOR Proposals 1 through 8.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Comments:

(If you noted any comments above, please mark corresponding box on the reverse side.)

Annual General Meeting

Name of Shareholder(s)

REFERENCE NUMBER	CARD I.D.	ACCOUNT NUMBER

I/We, hereby appoint The Chairman of the meeting, or

to attend and vote on my/our behalf at the Annual General Meeting of Carnival plc (the Company) to be held on Thursday, April 20, 2006 and at any adjournment of the meeting. I would like my proxy to vote on the resolutions proposed at the meeting as indicated on this form.

Please indicate your vote by marking the appropriate boxes in black ink like this:

	Resolution	For	Against	Withheld
1.	To re-elect Micky Arison as a director of Carnival Corporation and Carnival plc
2.	To re-elect Ambassador Richard G. Capen, Jr. as a director of Carnival Corporation and Carnival plc
3.	To re-elect Robert H. Dickinson as a director of Carnival Corporation and Carnival plc
4.	To re-elect Arnold W. Donald as a director of Carnival Corporation and Carnival plc
5.	To re-elect Pier Luigi Foschi as a director of Carnival Corporation and Carnival plc
6.	To re-elect Howard S. Frank as a director of Carnival Corporation and Carnival plc
7.	To re-elect Richard J. Glasier as a director of Carnival Corporation and Carnival plc
8.	To re-elect Baroness Hogg as a director of Carnival Corporation and Carnival plc
9.	To re-elect A. Kirk Lanterman as a director of Carnival Corporation and Carnival plc
10.	To re-elect Modesto A. Maidique as a director of Carnival Corporation and Carnival plc
11.	To re-elect Sir John Parker as a director of Carnival Corporation and Carnival plc
12.	To re-elect Peter G. Ratcliffe as a director of Carnival Corporation and Carnival plc
	Resolution	For	Against	Withheld
13.	To re-elect Stuart Subotnick as a director of Carnival Corporation and Carnival plc
14.	To re-elect Uzi Zucker as a director of Carnival Corporation and Carnival plc
15.	Re-appointment of Carnival plc’s independent auditors and ratification of Carnival Corporation’s independent registered certified public accounting firm
16.	Authorisation of Carnival plc’s audit committee to agree the remuneration of the independent auditors
17.	Receiving the annual accounts and reports of Carnival plc
18.	Approval of Carnival plc directors’ remuneration report
19.	Renewal of Carnival plc Section 80 authority
20.	Renewal of Carnival plc Section 89 authority
21.	Authorise Carnival plc to make market purchases of ordinary shares of US$1.66 each in the capital of Carnival plc

Date	Signature

This card should not be used for any comments, change of
address, or other queries. Please send separate instruction.

Admission Card Annual General Meeting – Thursday, April 20, 2006 at 10:00 a.m. Venue: The Biltmore Hotel, 1200 Anastasia Avenue, Coral Gables, Florida 33134, United States of America

Name of Shareholder.
Address of Shareholder.
Address of Shareholder.
Address of Shareholder.
Address of Shareholder.

If you come to the meeting please bring this card with you. It is evidence of your right to attend and vote at the Meeting and will help you gain admission as quickly as possible. Please also see overleaf.

Notes:
1.	A shareholder entitled to attend and vote at the meeting may appoint one or more proxies to attend and (on a poll) vote instead of him. All of the proposed resolutions will be voted on a poll. A proxy need not be a shareholder of the Company.

2.	To be valid, your signed and dated proxy form must be completed, signed and deposited together with any power of attorney or authority under which it is signed or a certified copy of such power of attorney or authority (whether delivered personally or by post), at the offices of the Company’s registrars, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex, BN99 6AN as soon as possible and no later than 10:00 a.m. on April 18, 2006. In the case of a corporation, the proxy form should be exercised under its common seal and/or the hand of a duly authorised officer or person. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one which was executed last shall be treated as replacing and revoking the others in their entirely as regards that share. If the Company is unable to determine which was executed last, none of them shall be valid in respect of that share.

3.	The “Vote Withheld” box is provided to enable you to abstain on any particular resolution. However, it should be noted that a “vote withheld” is not a vote in law and will not be counted in the calculation of the proportion of votes “for” and “against” a resolution but will be counted to establish if a quorum is present.

4.	If you would like to submit your proxy vote via the Internet, you can do so by accessing the www.sharevote.co.uk website. To do this you will need to use the Reference Number, Card ID and Account Number which are given opposite. Alternatively CREST members can submit their proxy through the CREST Electronic Proxy Appointment Service (ID7RA01).

5.	Only those shareholders registered on the register of members of the Company at 11:00 p.m. on April 18, 2006 shall be entitled to attend or vote at the meeting in respect of the number of shares registered in their name at that time. Changes to the entries on the register of members after 11.00 p.m. on April 18, 2006 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

6.	In the case of joint registered holders, the signature of one holder on a proxy card will be accepted and the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which the names stand on the register of members of the Company in respect of the relevant joint holding.

7.	To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issue’s agent (ID number 7RA01) by 10:00 a.m. on April 18, 2006. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST System) from which the issuer’s agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

8.	Return of this form of proxy will not prevent a registered shareholder from attending the meeting and voting in person.

9.	If in respect of any resolution you have not given specific your proxy should vote, your proxy will have discretion to vote on that resolution, in respect of your total holding, as they see fit. Your proxy will also have discretion to vote as they see fit on any other business which may properly come before the meeting, including amendments to resolutions, and at any adjournment of the meeting.

Poll Card
Please bring this card with you to the meeting. Do NOT post this card to the Registrar.

RESOLUTIONS		For	Against	Withheld
1	To re-elect Micky Arison as a director of Carnival Corporation and Carnival plc
2	To re-elect Ambassador Richard G. Capen, Jr. as a director of Carnival Corporation and Carnival plc
3	To re-elect Robert H. Dickinson as a director of Carnival Corporation and Carnival plc
4	To re-elect Arnold W. Donald as a director of Carnival Corporation and Carnival plc
5	To re-elect Pier Luigi Foschi as a director of Carnival Corporation and Carnival plc
6	To re-elect Howard S. Frank as a director of Carnival Corporation and Carnival plc
7	To re-elect Richard J. Glasier as a director of Carnival Corporation and Carnival plc
8	To re-elect Baroness Hogg as a director of Carnival Corporation and Carnival plc
9	To re-elect A. Kirk Lanterman as a director of Carnival Corporation and Carnival plc
10	To re-elect Modesto A. Maidique as a director of Carnival Corporation and Carnival plc
11	To re-elect Sir John Parker as a director of Carnival Corporation and Carnival plc
12	To re-elect Peter G. Ratcliffe as a director of Carnival Corporation and Carnival plc
13	To re-elect Stuart Subotnick as a director of Carnival Corporation and Carnival plc
14	To re-elect Uzi Zucker as a director of Carnival Corporation and Carnival plc
15	Re-appointment of Carnival plc’s independent auditors and ratification of Carnival Corporation’s independent registered certified public accounting firm
16	Authorisation of Carnival plc’s audit committee to agree the remuneration of the independent auditors
17	Receiving the annual accounts and reports of Carnival plc
18	Approval of Carnival plc directors’ remuneration report
19	Renewal of Carnival plc Section 80 authority
20	Renewal of Carnival plc Section 89 authority
20	Authorise Carnival plc to make market purchases of ordinary shares of US$1.66 each in the capital of Carnival plc

Name:

Signature:

RESPONSE LICENCE No. SEA7143

BARCODE

Lloyds TSB Registrars The Causeway WORTHING BN99 6AN